As filed with the Securities and Exchange Commission on December 19, 2019

Registration No. 333-235409

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMARTFINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	62-1173944 (I.R.S. Employer Identification No.)

5401 Kingston Pike, Suite 600

Knoxville, Tennessee 37919

(865) 437-5700
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

William (Billy) Y. Carroll, Jr.
President and Chief Executive Officer
5401 Kingston Pike, Suite 600

Knoxville, Tennessee 37919

(865) 437-5700
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Mark C. Kanaly Kyle Healy Alston & Bird, LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Steven J. Eisen Mark L. Miller Baker, Donelson, Bearman, Caldwell & Berkowitz, PC Baker Donelson Center, Suite 800 211 Commerce Street Nashville, TN 37201 (615) 726-5718

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and is subject to change. SmartFinancial, Inc. may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED DECEMBER 19, 2019

PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS OF

PROGRESSIVE FINANCIAL GROUP INC.

AND PROSPECTUS OF SMARTFINANCIAL, INC.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

The boards of directors of SmartFinancial, Inc., or SmartFinancial, and Progressive Financial Group, Inc, or PFG, have each unanimously approved the acquisition of PFG by SmartFinancial. The acquisition will be accomplished pursuant to the terms of an Agreement and Plan of Merger, dated as of October 29, 2019, which we refer to as the merger agreement, by and between SmartFinancial and PFG, whereby PFG will be merged with and into SmartFinancial, which we refer to as the merger. Immediately following the merger of PFG with and into SmartFinancial, Progressive Savings Bank, a Tennessee state-chartered bank and wholly-owned subsidiary of PFG, or Progressive Bank, will merge with and into SmartFinancial’s wholly-owned bank subsidiary, SmartBank, a Tennessee state-chartered bank, with SmartBank as the surviving bank, which we refer to as the bank merger.

If the merger is completed, each share of PFG common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive an amount of cash equal to the quotient obtained by dividing (A) the amount equal to $14,595,354.37, minus the amount of (i) certain allowable dividends declared by PFG prior to closing, as more fully described in this proxy statement / prospectus, and (ii) the loss, if in excess of $250,000, realized by PFG or its applicable subsidiary on sales of certain assets, by (B) the number of shares of PFG Common Stock issued and outstanding as of the effective time of the merger, plus a number of shares of SmartFinancial equal to the quotient obtained by dividing (A) 1,292,592.556 shares of SmartFinancial common stock by (B) the number of shares of PFG Common Stock issued and outstanding as of the effective time of the merger. Based on the closing sale price of SmartFinancial common stock on October 28, 2019 of $20.72 per share and assuming that PFG does not pay any dividends from its accumulated adjustment account prior to the merger, holders of PFG common stock would receive approximately $704.375 and 62.3808 shares of SmartFinancial common stock (plus cash in lieu of fractional shares) for each share of PFG common stock they own.

Although the number of shares of SmartFinancial common stock that PFG shareholders will receive is fixed (according to the ratio of 1,292,592.556 shares of SmartFinancial divided by the number of PFG shares issued and outstanding at the effective time), the market value of the merger consideration will fluctuate with the market price of SmartFinancial common stock. Additionally, the cash consideration component of the merger consideration of $14,595,354.37 will be reduced by the certain allowable dividends declared by PFG prior to closing and any loss in excess of $250,000 realized by PFG or its applicable Subsidiary on sales of certain assets prior to closing. Accordingly, the market value of the merger consideration will not be known at the time PFG shareholders vote on the merger. SmartFinancial common stock is currently quoted on the NASDAQ Capital Market under the symbol “SMBK.” On October 28, 2019, the last full trading day before the public announcement of the merger agreement, the last reported sale price of SmartFinancial common stock was $20.72 per share, which represented $26,782,518 in value for all shares of PFG common stock to be converted into SmartFinancial common stock, and up to $41,377,872.37 in total merger consideration when combined with the cash consideration component. Assuming that PFG does not pay any dividends from its accumulated adjustment account prior to the merger, the holders of PFG common stock would receive approximately $704.375 and 62.3808 shares of SmartFinancial common stock (plus cash in lieu of fractional shares) for each share of PFG common stock they own, which, based on the closing sale price of SmartFinancial common stock on December 18, 2019 of $23.32 per share, represents $2,159.10 in total merger consideration per share of PFG common stock. We urge you to obtain current market quotations for the price of SmartFinancial common stock (trading symbol “SMBK”).

PFG will hold a special meeting of its shareholders, referred to as the PFG special meeting, where PFG shareholders will be asked to consider and vote upon (1) a proposal to approve the merger agreement and (2) a proposal to adjourn the PFG special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.

The PFG special meeting will be held at PFG’s office located at 500 North Main Street, Jamestown, Tennessee 38556, on January 28, 2020, at 1:00 pm, Central Time, subject to any adjournment or postponement thereof.

Each of SmartFinancial and PFG expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, with the result that the PFG common stock exchanged for SmartFinancial common stock will generally be tax-free.

Your vote is important. Completion of the merger is subject to the approval of the merger agreement by the shareholders of PFG. Regardless of whether or not you plan to attend the PFG special meeting, please take the time to authorize a proxy to vote your shares in accordance with the instructions contained in this proxy statement/prospectus. Submitting a proxy now will not prevent you from being able to vote in person at the PFG special meeting.

The board of directors of PFG has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of the shareholders of PFG, has unanimously approved the merger agreement and the merger and unanimously recommends that the shareholders of PFG vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the PFG special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.

This proxy statement/prospectus describes the PFG special meeting, the merger, the merger agreement, other documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 20, for a discussion of the risks relating to the proposed merger. You also can obtain information about SmartFinancial from documents that it has filed with the Securities and Exchange Commission.

SmartFinancial and PFG are excited about the opportunities the merger brings to the shareholders of both companies. Thank you for your consideration and continued support.

Sincerely,

W. Miller Welborn	Ottis H. Phillips
Chairman	President and CEO
SmartFinancial, Inc.	Progressive Financial Group Inc.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either SmartFinancial or PFG, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is December 19, 2019, and it is first being mailed or otherwise delivered to the PFG shareholders on or about December 26, 2019.

Progressive Financial Group Inc.
500 North Main Street

Jamestown, Tennessee 38556
(931) 752-2178

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on January 28, 2020

To the Shareholders of Progressive Financial Group, Inc.:

A special meeting of the shareholders of Progressive Financial Group Inc., or PFG, will be held at PFG’s office located at 500 North Main Street, Jamestown, Tennessee, on January 28 2020, at 1:00 p.m., Central Time, subject to any adjournment or postponement thereof, for the following purposes:

1.	To consider and vote upon a proposal, which we refer to as the merger proposal, to approve the Agreement and Plan of Merger, dated as of October 29, 2019, which we refer to as the merger agreement, by and between PFG and SmartFinancial, Inc., or SmartFinancial, which provides for the merger of PFG with and into SmartFinancial with SmartFinancial as the surviving company, which is referred to herein as the merger; and

2.	To consider and vote upon a proposal to adjourn the special meeting, referred to herein as the PFG special meeting, to a later date or dates if the board of directors of PFG determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the PFG special meeting to approve the merger, which we refer to as the adjournment proposal.

No other business may be conducted at the PFG special meeting. All holders of shares of common stock of PFG of record as of the close of business as of 5:00 p.m. Central Time on December 17, 2019 will be entitled to notice of and to vote at the PFG special meeting and any adjournments thereof. The PFG special meeting may be adjourned from time to time upon approval of holders of PFG common stock without any notice other than by announcement at the meeting of the adjournment thereof, and any and all business for which notice is hereby given may be transacted at such adjourned meeting.

PFG shareholders have the right to dissent from the Merger and obtain payment of the fair value of their shares as afforded by Chapter 23 of the Tennessee Business Corporation Act, or TBCA. Dissenters’ rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder's shares to the corporation at their fair value, paid in cash. To retain the right to assert dissenter’s rights, a shareholder is required by law: (1) to deliver to the corporation, before the vote is taken on the action described in this notice, a written notice of the shareholder's intent to dissent if the corporate action proposed in this notice takes effect, and (2) not to vote, or cause or permit to be voted, in favor of the proposed corporate action any shares of the class or series for which the shareholder intends to assert dissenter’s rights. A shareholder who complies with notice requirements set forth in the previous sentence must then demand payment from the corporation by certifying that the shareholder acquired beneficial ownership of the shares prior to the record date set forth in the dissenters’ notice and depositing their shares in accordance with the terms of the notice. If a shareholder complies with these requirements, and the action proposed in this notice takes effect, the law requires the corporation to send to the shareholder the amount the corporation estimates to be the fair value of each dissenter’s shares, plus accrued interest, accompanied by: (i) the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any; (ii) a statement of the corporation's estimate of the fair value of the shares, which estimate shall equal or exceed the corporation's estimate given pursuant to TN Code § 48-23-203(b)(2)(C); (iii) an explanation of how the interest was calculated; and (iv) a statement of the dissenter's right to demand payment under TN Code § 48-23-209. If the dissenter is dissatisfied with the corporation’s payment, such dissenter must, within one month of delivery of the corporation’s payment, notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment in accordance with TN Code § 48-23-209. A copy of the applicable statutory provisions of the TBCA is included as Annex C to the accompanying proxy statement/prospectus and a summary of these provisions can be found under the caption “The Merger—Dissenters’ Rights,” beginning on page 50 of the proxy statement/prospectus. The merger might not be completed if the holders of more than 7.5% of the outstanding shares of PFG common stock exercise dissenters’ rights.

If you have any questions concerning the merger agreement, the merger, the PFG special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of PFG common stock, please contact Ottis H. Phillips, President and CEO, at (931) 752-2178.

By Order of the Board of Directors,

Brandon Smith
Corporate Secretary

Jamestown, Tennessee

December 19, 2019

The PFG board of directors unanimously recommends that holders of PFG common stock entitled to vote at the PFG special meeting vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Your Vote is Very Important

A proxy card is enclosed. Whether or not you plan to attend the PFG special meeting, if you are a holder of shares of PFG common stock, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope. You may revoke your proxy in the manner described in the proxy statement/prospectus at any time before it is exercised. If you are a holder of shares of PFG common stock and attend the PFG special meeting, you may vote in person if you desire, even if you have previously returned your proxy card.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about SmartFinancial from documents filed with the Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by SmartFinancial at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting SmartFinancial at the contact information set forth below:

SmartFinancial, Inc.

5401 Kingston Pike

Knoxville, Tennessee 37319

Attention: Ron Gorczynski, Chief Financial Officer

Telephone: (865) 467-5724

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting, or January 21, 2020.

If you are a PFG shareholder and have any questions about the merger agreement, the merger, the PFG special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of PFG common stock, please contact Ottis H. Phillips, President and CEO, at (931) 752-2178.

You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated December 19, 2019, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus from another document is accurate as of the date of such other document. Neither the mailing of this document to PFG shareholders nor the issuance by SmartFinancial of shares of SmartFinancial common stock in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding PFG has been provided by PFG and information contained in this document regarding SmartFinancial has been provided by SmartFinancial. See “Where You Can Find More Information” for more details.

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QUESTIONS AND ANSWERS

The following are answers to some questions that PFG shareholders may have regarding the proposed transaction between SmartFinancial and PFG and the proposals being considered at the PFG special meeting. SmartFinancial and PFG urge you to read carefully this entire proxy statement/prospectus, including the annexes, and the documents incorporated by reference into this proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you.

Unless the context otherwise requires, references in this proxy statement/prospectus to: (1) “SmartFinancial” refer to SmartFinancial, Inc., a Tennessee corporation, and its affiliates; (2) “SmartBank” refers to SmartBank, a Tennessee state-chartered bank and the wholly-owned bank subsidiary of SmartFinancial; (3) “PFG” refer to Progressive Financial Group Inc., a Tennessee corporation, and its affiliates; and (4) “Progressive Bank” refers to Progressive Savings Bank, a Tennessee state-chartered bank and the wholly-owned bank subsidiary of PFG.

Q:	Why am I receiving this proxy statement/prospectus?

A:	SmartFinancial and PFG have entered into an Agreement and Plan of Merger, dated as of October 29, 2019, which we refer to as the merger agreement. Pursuant to the merger agreement, PFG will merge with and into SmartFinancial, with SmartFinancial as the surviving company, which we refer to as the merger. Immediately after the merger, Progressive Bank, PFG’s wholly-owned bank subsidiary, will merge with and into SmartBank, SmartFinancial’s wholly owned bank subsidiary, with SmartBank as the surviving bank, which we refer to as the bank merger. A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

The merger cannot be completed unless, among other things, the majority of the outstanding shares of PFG common stock entitled to vote at the PFG special meeting vote in favor of the proposal to approve the merger agreement, which we refer to as the merger proposal.

In addition, PFG is soliciting proxies from its shareholders with respect to a proposal to approve one or more adjournments of the PFG special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the merger proposal, which we refer to as the adjournment proposal.

This proxy statement/prospectus contains important information about the merger agreement, the merger and the proposals being voted on at the PFG special meeting, and you should read it carefully. This is a proxy statement/prospectus because (1) PFG is soliciting proxies from the PFG shareholders and the proxy statement provides important information about the PFG special meeting to vote on the merger proposal and the adjournment proposal, and (2) SmartFinancial will issue shares of SmartFinancial common stock to holders of PFG common stock in connection with the merger, and the prospectus provides important information about such shares. The enclosed materials allow PFG shareholders to authorize a proxy to vote their shares without attending the PFG special meeting.

Your vote is important. We encourage you to authorize your proxy as soon as possible.

Q:	What will I receive in the merger?

A:

If the merger is completed, each share of PFG common stock issued and outstanding immediately prior to the effective will be converted into the right to receive  a pro rata portion (which is a ratio equal to one divided by the number of shares of PFG common stock issued and outstanding as of the closing) of (1) an aggregate amount of cash equal to $14,595,354.37 minus the amount of certain pre-closing distributions paid by PFG and minus any loss in excess of $250,000 realized by PFG or its applicable subsidiary on sales of certain assets prior to closing, and (2) 1,292,592.556 shares of SmartFinancial common stock.  We refer to the cash and shares of SmartFinancial common stock into which the PFG common stock will convert as the “merger consideration”. Assuming that PFG does not pay any dividends from its accumulated adjustment account prior to the merger, the holders of PFG common stock would receive approximately $704.375 and 62.3808 shares of SmartFinancial common stock (plus cash in lieu of fractional shares) for each share of PFG common stock they own. Based on the closing sale price of SmartFinancial common stock on December 18, 2019 of $23.32 per share, which, represents approximately $2,159.10 in total merger consideration per share of PFG common stock.

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SmartFinancial will not issue any fractional shares of SmartFinancial common stock in the merger. PFG shareholders who would otherwise be entitled to a fractional share of SmartFinancial common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in SmartFinancial common stock (rounded to the nearest one hundredth of a share) by the average closing price of SmartFinancial’s common stock on the NASDAQ Capital Market over the ten (10) trading days ending on the business days immediately prior to the closing date.

Q:	Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:	Yes. In all likelihood, the value of the merger consideration received by PFG shareholders receiving SmartFinancial common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based upon the market value of SmartFinancial common stock. Any fluctuation in the market price of SmartFinancial common stock after the date of this proxy statement/prospectus will change the value of the SmartFinancial common stock that PFG shareholders will receive and the total value of the consideration received in the merger.

In addition, PFG shareholders may receive a one-time dividend from PFG, which we refer to as the “AAA dividend” in the amount of the balance of its accumulated adjustment account accumulated adjustment account as of December 31, 2019. The AAA dividend will reduce the aggregate amount of the cash consideration paid to PFG’s shareholders in connection with the merger on a dollar-for-dollar basis.

Q:	Will the shares of SmartFinancial common stock that I receive as stock consideration in the merger be freely tradable?

A:	Yes, in most cases. The shares of SmartFinancial common stock to be issued as stock consideration will be registered under the Securities Act and listed for trading on the Nasdaq Capital Market. However, if there are any former shareholders of PFG who will be deemed to be “affiliates” of SmartFinancial under the Securities Act after the merger (generally, directors and executive officers of SmartFinancial and shareholders holding 10% or more of the outstanding shares of common stock of SmartFinancial), such persons must comply with certain transfer restrictions under the Securities Act.

Q:	What are the dividends that PFG will be permitted to pay prior to the closing?

A:	PFG will be permitted to pay a one-time dividend to its shareholders, which we refer to as the “AAA dividend” in the amount of the balance of its accumulated adjustment account accumulated adjustment account as of December 31, 2019. Additionally, PFG will be permitted to pay: (1) a one-time tax distribution payable on or before February 29, 2020 in an amount that will enable PFG’s shareholders to satisfy their respective tax obligations in connection with their pro rata share of the income of PFG for the tax period ending on December 31, 2019; and (2) a one-time tax distribution payable immediately prior to the closing in an amount sufficient for PFG’s shareholders to satisfy their respective tax obligations in connection with their pro rata share of the income of PFG for the tax period commencing on January 1, 2020 and ending on the closing date.

The AAA dividend will reduce the aggregate amount of the cash consideration paid to PFG’s shareholders in connection with the merger on a dollar-for-dollar basis. However, the distributions paid to enable PFG’s shareholders to satisfy their respective tax obligations for their pro-rata share of PFG’s income will not reduce the merger consideration.

Q:	How does PFG’s board of directors recommend that I vote at the special meeting?

A:	PFG’s board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Q:	When and where is the PFG special meeting?

A:	The PFG special meeting will be held at PFG’s office located at 500 North Main Street, Jamestown, Tennessee, on January 28, 2020, at 1:00 p.m., Central Time.

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Q:	What do I need to do now?

A:	After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please authorize a proxy to vote your shares by promptly completing and returning the enclosed proxy card so that your shares are represented and voted at the PFG special meeting. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Submitting your proxy by mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the PFG special meeting. Your proxy card must be received prior to the special meeting on January 28, 2020, in order to be counted.

Q:	What constitutes a quorum for the PFG special meeting?

A:	Holders representing at least a majority of the issued and outstanding shares of PFG common stock entitled to vote at the PFG special meeting must be present, in person or represented by proxy, to constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a quorum is not present, the PFG special meeting will be postponed until the holders of the number of shares of PFG common stock required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your shares of PFG common stock will be counted for purposes of determining whether a quorum is present at the PFG special meeting. If additional votes must be solicited to approve the merger proposal, it is expected that the PFG special meeting will be adjourned to solicit additional proxies.

Q:	What is the vote required to approve each proposal?

A:	The merger proposal requires the affirmative vote of a majority of the issued and outstanding shares of PFG common stock entitled to vote at the PFG special meeting. The adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter.

Q:	What would happen if the adjournment proposal does not get approved by PFG shareholders?

A:	The completion of the merger is not conditioned upon shareholder approval of the adjournment proposal. If a quorum is present at the PFG special meeting and the adjournment proposal is not approved and there are not sufficient votes at the time of the PFG special meeting to approve the merger proposal, then the PFG board of directors will not have the ability to adjourn to solicit additional votes and the merger proposal will not be approved.

Q:	Why is my vote important?

A:	If you do not submit a proxy or vote in person, it may be more difficult for PFG to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote against approval of the merger proposal. The merger proposal must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of PFG common stock. PFG’s board of directors unanimously recommends that you vote “FOR” the merger proposal.

Q:	How many votes do I have?

A:	PFG shareholders are entitled to one vote on each proposal to be considered at the special meeting for each share of PFG common stock owned as of the close of business on December 17, 2019, which is the record date for the PFG special meeting.

Q:	How do I vote?

A:	If you are a shareholder of record, you may have your shares of PFG common stock voted on the matters to be presented at the PFG special meeting in any of the following ways:

•	You may vote by mail. You may vote by mail by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

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•	You may vote in person at the meeting. You may vote by attending the special meeting and casting your vote in person.

If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Your bank, brokerage firm or other nominee cannot vote your shares without instructions from you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:	Do PFG directors and executive officers have interests in the merger that are different from, or in addition to, my interests?

A:	Yes. In considering the recommendation of the PFG board of directors with respect to the merger agreement, you should be aware that PFG’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of PFG’s shareholders generally. Interests of officers and directors that may be different from or in addition to the interests of PFG’s shareholders include but are not limited to the receipt of continued indemnification and directors’ and officers’ insurance coverage under the merger agreement.

Q:	What if I abstain from voting, fail to authorize a proxy or fail to vote in person?

A:	If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy or fail to vote in person at the PFG special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal and no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted “FOR” each proposal.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. All PFG shareholders as of the record date, including shareholders of record and shareholders who hold their shares through any other holder of record, are invited to attend the PFG special meeting. Holders of record of PFG common stock can vote in person at the PFG special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the PFG special meeting. If you plan to attend the PFG special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. PFG reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the PFG special meeting is prohibited without express written consent. Even if you plan to attend the special meeting, PFG encourages you to vote by proxy through the mail so your vote will be counted if you later decide not to attend the special meeting.

Q:	Can I change my vote?

A:	Yes. If you are a holder of record of PFG common stock, you may revoke your proxy at any time prior to the PFG special meeting by: (1) delivering written notice of revocation to Brandon Smith, Corporate Secretary, Progressive Financial Group Inc., 500 North Main Street, Jamestown, Tennessee 38556, (2) by returning a duly executed proxy card bearing a later date than the date with which your original proxy card was dated, or (3) by attending the PFG special meeting and voting in person. Your attendance at the PFG special meeting will not constitute automatic revocation of the proxy unless you deliver your ballot in person at the special meeting or deliver a written revocation to the PFG Corporate Secretary prior to the voting of such proxy.

Q:	Will PFG be required to submit the merger proposal to its shareholders even if PFG’s board of directors has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the PFG special meeting, PFG is required to submit the merger proposal to its shareholders even if PFG’s board of directors has withdrawn, modified or qualified its recommendation.

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Q:	What are the material U.S. federal income tax consequences of the pre-closing distributions to U.S. holders of shares of PFG common stock?

A:	Generally, distributions to a shareholder from a corporation taxed under Subchapter S of the Internal Revenue Code are not taxable to the extent of a shareholder’s adjusted tax basis in the S corporation stock, with any distribution in excess of adjusted tax basis being treated as gain from the sale or exchange of property. To the extent that AAA dividend or the distributions to the PFG shareholders intended to cover their tax obligations in respect of their pro rata portion of PFG’s income are not taxable due to a U.S. holder’s tax basis prior to the distributions exceeding the amount received, the holder’s adjusted tax basis in its PFG common stock would decrease by the amount of the distributions paid and affect the amount of the holder’s gain or loss, if any, in the merger as well as the holder’s tax basis in the SmartFinancial common stock received in exchange for PFG common stock in the merger. For further information, see “The Merger—Material U.S. Federal Income Tax Consequences.”

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of PFG common stock?

A:	Each of SmartFinancial and PFG expects the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the merger agreement will constitute a “plan or reorganization” as such term is used in Sections 354 and 361 of the Code. Accordingly, a U.S. holder (as defined below) of PFG common stock generally would not recognize gain or loss on the exchange of PFG common stock for SmartFinancial common stock in the merger. However, holders of PFG common stock will be subject to tax on cash consideration received as well as cash received in lieu of a fractional share of SmartFinancial common stock.

For further information, see “The Merger—Material U.S. Federal Income Tax Consequences.”

The U.S. federal income tax consequences described above may not apply to all holders of PFG common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q:	Are PFG shareholders entitled to exercise dissenters’ rights?

A:	Yes. Under Tennessee law, record holders of shares of PFG common stock have the right to demand in writing to receive a payment in cash for the “fair value” of their shares as determined by an appraisal process. To exercise those dissenters’ rights, a PFG shareholder must follow exactly the procedures specified under Tennessee law. These procedures are summarized in this proxy statement/prospectus. In addition, the text of the applicable provisions of Tennessee law is included as Annex C to this document. Failure to strictly comply with these provisions may result in the loss of dissenters’ rights. The value determined in the appraisal process may be more or less than the value a PFG shareholder would receive in the merger under the terms of the merger agreement. Failure to strictly comply with the applicable Tennessee law provisions will result in the loss of the right of appraisal. For further information, see “The Merger—Dissenters’ Rights.”

Pursuant to the merger agreement, the merger may not be completed if dissenters’ rights are properly asserted with respect to 7.5% or more of the outstanding shares of PFG common stock.

Q:	Should I send my PFG stock certificates with my proxy card for the PFG special meeting?

A:	No. You should NOT send your PFG stock certificates with your proxy card. SmartFinancial, through its appointed exchange agent, will send PFG shareholders separate instructions for exchanging PFG stock certificates and PFG common stock held in book-entry form for the merger consideration.

Q:	What happens if I sell or transfer ownership of shares of PFG common stock after the record date for the PFG special meeting?

A:	The record date for the PFG special meeting is earlier than the expected date of completion of the merger. Therefore, if you sell or transfer ownership of your shares of PFG common stock after the record date for the PFG special meeting, but prior to completion of the merger, you will retain the right to vote at the PFG special meeting, but the right to receive the merger consideration will transfer with the shares of PFG common stock.

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Q:	Whom may I contact if I cannot locate my PFG stock certificate(s)?

A:	If you are unable to locate your original PFG stock certificate(s), you should contact Ottis H. Phillips, President and CEO, at (931) 752-2178 . Generally, merger consideration for lost certificates cannot be delivered except upon the making of an affidavit claiming such certificate to be lost, stolen or destroyed and the posting of a bond in such amount as SmartFinancial or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made with respect to such lost certificate.

Q:	When do you expect to complete the merger?

A:	SmartFinancial and PFG expect to complete the merger in the first quarter of 2020. However, neither SmartFinancial nor PFG can assure you when or if the merger will occur. SmartFinancial and PFG must first obtain the approval of PFG shareholders for the merger proposal and any necessary regulatory approvals, as well as the satisfaction of other conditions to the closing.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, holders of PFG common stock will not receive any consideration for their shares of PFG common stock that otherwise would have been received in connection with the merger. Instead, PFG will remain an independent private company. If the merger is completed but, for any reason, the bank merger is not completed, it will have no impact on the consideration to be received by holders of PFG common stock.

Q:	Whom should I call with questions?

A:	If you have any questions concerning the merger agreement, the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of PFG common stock, please contact: Ottis H. Phillips, President and CEO, at (931) 752-2178.

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SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. See “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (page 70)

SmartFinancial, Inc.
5401 Kingston Pike
Knoxville, Tennessee 37319
(865) 868-0613

SmartFinancial is a Knoxville, Tennessee-based corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended (which we refer to as the “Bank Holding Company Act”). SmartFinancial is the publicly traded bank holding company for SmartBank, which operates offices across Tennessee, Alabama, and the Florida Panhandle.

As of September 30, 2019, SmartFinancial had total assets of approximately $2.39 billion. Shares of SmartFinancial common stock are traded on the Nasdaq Capital Market under the symbol “SMBK.” Additional information about SmartFinancial and its subsidiaries can be found under the heading “SmartFinancial, Inc.” beginning on page 70.

Progressive Financial Group Inc.
500 North Main Street

Jamestown, TN 38556

(931) 752-2178

PFG is a Tennessee-based corporation and bank holding company registered under the Bank Holding Company Act. PFG is the bank holding company for Progressive Savings Bank, a Tennessee chartered commercial bank headquartered in Jamestown, Tennessee, with five (5) branches in Cookeville, Crossville, and Wartburg, Tennessee. As of September 30, 2019, Progressive Savings Bank had total assets of approximately $296 million, total deposits of $258 million, and total shareholders’ equity of approximately $30 million.

Additional information about PFG and its subsidiaries is included below under “The Companies” beginning on page 70.

The Merger

The Merger Agreement (page 52)

SmartFinancial and PFG entered into an Agreement and Plan of Merger, dated as of October 29, 2019, which we refer to as the merger agreement. The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.

The Merger (page 31)

Pursuant to the merger agreement, PFG will merge with and into SmartFinancial, with SmartFinancial as the surviving company, which we refer to as the merger. Immediately after the merger, Progressive Savings Bank, a wholly owned bank subsidiary of PFG, will merge with and into SmartFinancial’s wholly owned bank subsidiary, SmartBank, with SmartBank as the surviving bank, which we refer to as the bank merger.

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The Merger Consideration (page 53)

At the effective time of the merger, each share of PFG common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive  a pro rata portion (which is a ratio equal to one divided by the number of shares of PFG common stock issued and outstanding as of the closing) of (1) an aggregate amount of cash equal to $14,595,354.37 minus the amount of any pre-closing dividend paid by PFG and any loss in excess of $250,000 realized by PFG or its applicable subsidiary on sales of certain assets prior to closing, and (2) 1,292,592.556 shares of SmartFinancial common stock. We refer to the cash and shares of SmartFinancial common stock into which the PFG common stock will convert as the “merger consideration”. Assuming that PFG does not pay any dividends from its accumulated adjustment account prior to the merger, the holders of PFG common stock would receive approximately $704.375 and 62.3808 shares of SmartFinancial common stock (plus cash in lieu of fractional shares) for each share of PFG common stock they own. Based on the closing sale price of SmartFinancial common stock on December 18, 2019 of $23.32 per share, which, represents approximately $2,159.10 in total merger consideration per share of PFG common stock.

On October 28, 2019, the last full trading day before the public announcement of the merger agreement, the last reported sale price of SmartFinancial common stock was $20.72 per share, which represented $26,782,518 in value for all shares of PFG common stock to be converted into SmartFinancial common stock. Based on the most recent reported closing sale price of SmartFinancial common stock on December 18, 2019 of $23.32 per share, the exchange of stock would represent approximately $30,143,258.41 in total value for all shares of PFG common stock to be converted into SmartFinancial common stock.

SmartFinancial will not issue any fractional shares of SmartFinancial common stock in the merger. PFG shareholders who would otherwise be entitled to a fractional share of SmartFinancial common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in SmartFinancial common stock (rounded to the nearest one hundredth of a share) by the average closing price of SmartFinancial’s common stock on the NASDAQ Capital Market over the ten (10) trading days ending on the business days immediately prior to the closing date.

Exchange Procedures (page 53)

Promptly after the effective time of the merger, SmartFinancial’s exchange agent will mail to each holder of record of PFG common stock that is converted into the right to receive the merger consideration a letter of transmittal and instructions for the surrender of the holder’s PFG stock certificate(s) for the merger consideration (including cash in lieu of any fractional PFG shares), and any dividends or distributions to which such holder is entitled to pursuant to the merger agreement.

Please do not send in your certificates until you receive these instructions.

Ancillary Agreements

Voting Agreements (page 68)

As a condition to SmartFinancial entering into the merger agreement, all directors of PFG and Progressive Bank who have voting power over shares of PFG common stock and holders of 10% or more of PFG’s issued and outstanding shares of common stock entered into voting agreements in the form attached as Exhibit A to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed, among other things, to vote the shares of PFG common stock held of record by such person (1) to approve the merger agreement and the merger (or any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement and the merger) and (2) against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of PFG in the merger agreement.

Non-Competition and Non-Disclosure Agreements (page 68)

In addition, as a condition to SmartFinancial entering into the merger agreement, each director of PFG and Progressive Bank, entered into non-competition and non-disclosure agreements with SmartFinancial in the form attached as Exhibit C to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed to, among other things, (1) not disclose or use any confidential information or trade secrets of PFG for any purpose for so long as such information remains confidential information or a trade secret, (2) for a period of two years following the closing of the merger, not engage in certain competitive activities with SmartFinancial, including not soliciting employees and customers of PFG (provided that one director will only be bound to a covenant regarding non-solicitation of employees and customers), and (3) for a period of two years following the closing of the merger, not serve as a director or management official of another financial institution in the counties in Tennessee in which Progressive Bank operates a banking office as of the closing of the merger and each county contiguous to each of such counties (subject to exceptions for directorships already held by one member of PFG’s board of directors).

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Claims Letters (page 69)

At the time of the execution of the merger agreement, each director of PFG and Progressive Bank executed a letter agreement with SmartFinancial in the form attached as Exhibit D to the merger agreement attached as Annex A to this document, pursuant to which each such director released and discharged, effective upon the consummation of the merger, PFG and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including SmartFinancial and SmartBank), from any and all liabilities or claims that the director has or claims to have as of the effective time of the merger, with certain exceptions.

Risk Factors Related to the Merger (page 20)

Before voting at the PFG special meeting, you should carefully consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus.

The PFG Special Meeting (page 27)

The special meeting will be held on January 28, 2020 at 1 p.m., Central Time, at the main office of Progressive Savings Bank at 500 N. Main Street Jamestown, Tennessee 38556.

At the special meeting, PFG shareholders will be asked to:

•	approve the merger proposal; and

•	approve the adjournment proposal.

All shareholders of record of PFG common stock as of the close of business on December 17, 2019, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting, or any adjournment or postponement thereof, in accordance with Tennessee law. The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of PFG common stock entitled to vote at the special meeting will constitute a quorum. Abstentions, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Recommendation of the PFG Board (page 28)

The PFG board of directors has determined unanimously that the merger agreement and the other transactions contemplated by the merger agreement are advisable and in the best interests of PFG and its shareholders and has approved and adopted unanimously the merger agreement. The PFG board of directors unanimously recommends that holders of shares of PFG common stock vote “FOR” the merger proposal and “FOR” the adjournment proposal. For the factors considered by the PFG board of directors in reaching its decision to approve and adopt the merger agreement, see “The Merger — PFG’s Reasons for the Merger.”

Board Composition and Management of SmartFinancial after the Merger (page 42)

Each of the officers and directors of SmartFinancial immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the charter and bylaws of SmartFinancial. Following the effective time of the merger, the board of directors of the surviving company will also be expanded by one member, and the new vacancy will be filled by Ottis H. Phillips, who will remain a member of the board of directors of the surviving corporation until his successor has been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the charter and bylaws of SmartFinancial

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Interests of PFG Directors and Executive Officers in the Merger (page 42)

In considering the recommendation of the PFG board of directors, shareholders should be aware that the directors and executive officers of PFG have certain interests in the merger that may be different from, or in addition to, the interests of PFG shareholders generally. The PFG board of directors was aware of these interests and considered them, among other matters, in making its recommendation that PFG shareholders vote to approve the merger proposal. These interests are described in further detail below.

These interests include:

Pursuant to the terms of the merger agreement, for a period of six years from and after the effective time, SmartFinancial must indemnify certain persons, including PFG’s directors and executive officers. In addition, the merger agreement requires that for a period of six years from the effective time, subject to a cap on the amount of premiums, SmartFinancial must maintain an insurance policy for the benefit of certain persons, including PFG’s directors and executive officers. For additional information, see “The Merger Agreement — Covenants and Agreements; Indemnification and Insurance.”

•	Some members of the Progressive Bank management team will continue to receive employment benefits that are consistent with those of other similarly situated SmartBank employees after the closing of the merger.

•	Ottis H. Phillips will be appointed to the board of directors of SmartFinancial and SmartBank.

•	All participants in the Jo Ann Rains Employee Stock Ownership Plan and the Progressive Savings Bank F.S.B. 401(k) Plan, including any directors or executive officers participating in such plans, will become 100% vested as of each plan’s termination date (the day of the merger and the day immediately prior to the merger, respectively).

•	PFG’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement for a period of six years.

For a more complete description of these interests, see “The Merger — Interests of PFG Directors and Executive Officers in the Merger.”

Dissenters’ Rights in the Merger (page 50)

Tennessee law permits holders of PFG common stock to dissent from the merger and to have the fair value of their PFG common stock paid in cash. To do this, a PFG shareholder must follow certain procedures, including filing certain notices with PFG and refraining from voting the shareholder’s shares of PFG common stock in favor of the merger proposal. If a PFG shareholder properly dissents from the merger proposal, that shareholder’s shares of PFG common stock will not be exchanged for the merger consideration, but rather, that shareholder’s only right will be to receive the appraised value of the shareholder’s shares in cash.

For a complete description of these dissenters’ rights, see page 50 and Annex C to this proxy statement/prospectus where the full text of those sections of the Tennessee Business Corporation Act applicable to dissenters’ rights is set out.

A dissenting shareholder will be entitled to payment only if written notice of intent to demand payment is delivered to PFG before the vote is taken and the shareholder does not vote in favor of merger proposal.

Conditions to Completion of the Merger (page 64)

Currently, SmartFinancial and PFG expect to complete the merger in the first quarter of 2020. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:

•	approval of the merger agreement by the holders of at least a majority of the outstanding shares of PFG common stock entitled to vote at the PFG special meeting;

•	the receipt of all required regulatory approvals for the merger, without the imposition of any burdensome condition, and the expiration of all regulatory waiting periods;

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•	the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger;

•	the effectiveness of the registration statement of which this proxy statement/prospectus forms a part;

•	each party’s receipt of a U.S. federal income tax opinion from its outside legal counsel, dated the closing date of the merger, confirming that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•	the approval of the listing of the shares of SmartFinancial common to be issued as merger consideration on the NASDAQ;

•	the Plan of Bank Merger in the form attached as Exhibit B to the merger agreement attached as Annex A to this document being executed and delivered;

•	the absence of 7.5% or more of the outstanding shares of PFG’s common stock exercising their dissenters’ rights;

•	the accuracy, subject to varying degrees of materiality, of SmartFinancial’s and PFG’s respective representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement);

•	the receipt of any consents or approvals necessary to effect the Merger;

•	the entry of certain employees of PFG or is subsidiaries into new employment agreements with PFG and / or SmartFinancial (or their respective subsidiaries, as applicable);

•	performance in all material respects by SmartFinancial and PFG of their respective obligations under the merger agreement;

•	the sale by PFG of its equity holdings in Upper Cumberland Bancshares, Inc. (which occurred on November 19, 2019), and

•	the absence of the occurrence of a material adverse effect on PFG or SmartFinancial.

Neither SmartFinancial nor PFG can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals Required for the Merger (page 45)

Both SmartFinancial and PFG have agreed to use their reasonable best efforts to obtain all regulatory approvals (or waivers) required or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, the Tennessee Department of Financial Institutions, or the TDFI, and various securities and other regulatory authorities. The U.S. Department of Justice may also review the impact of the merger on competition. SmartFinancial and PFG have submitted all applications, waiver requests and notifications to obtain the required regulatory approvals. Although neither SmartFinancial nor PFG knows of any reason why these regulatory approvals cannot be obtained, SmartFinancial and PFG cannot be certain when or if they will be obtained, as the length of the review process may vary based on, among other things, requests by regulators for additional information or materials.

No Solicitation (page 62)

Under the merger agreement, PFG  has agreed that it will not, and will cause its representatives not to, directly or indirectly, (1) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (2) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than SmartFinancial) any information or data with respect to PFG or any of its subsidiaries or otherwise relating to an acquisition proposal, (3) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which PFG is a party, or (4) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

However, prior to obtaining PFG’s required shareholder approval, PFG may, under certain specified circumstances, participate in negotiations or discussions with any third-party acquiring proposal and provide confidential information to such third party (subject to a confidentiality agreement). PFG must notify SmartFinancial promptly (but in no event later than one business day) after the receipt of such acquisition proposal.

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Additionally, prior to obtaining PFG’s required shareholder approval, PFG may, under certain specified circumstances, withdraw its recommendation to its shareholders with respect to the merger and/or terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior acquisition proposal if it determines in good faith, after consultation with and having considered the advice of outside legal counsel and financial advisors, that such acquisition proposal is a superior proposal and that failure to take such actions more likely than not would cause it to violate its fiduciary duties to PFG’s shareholders under applicable law. However, PFG cannot take any of those actions in response to a superior proposal unless it provides SmartFinancial with a five-business day period to negotiate in good faith to enable SmartFinancial to adjust the terms and conditions of the merger agreement such that it would cause the superior proposal to no longer constitute a superior proposal.

Termination of the Merger Agreement (page 65)

The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

•	if the merger is not consummated on or before June 30, 2020, subject to automatic extension to September 30, 2020 if the only outstanding condition to closing is the receipt of regulatory approvals;

•	if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

•	in the event that approval by the shareholders of PFG is not obtained at a meeting at which a vote was taken; or

•	in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured within 30 days.

In addition, SmartFinancial may terminate the merger agreement in the following circumstances:

•	if PFG fails to comply in all material respects with its obligations pursuant to the non-solicitation covenants;

•	if PFG withdraws, qualifies, amends, modifies or withholds its recommendation to its shareholders to approve the merger and the merger agreement, or makes any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation);

•	if PFG materially breaches its obligation to call, give notice of, and commence a meeting of shareholders to vote on the merger agreement;

•	if PFG approves or recommends an acquisition proposal (other than the merger agreement proposal);

•	if PFG fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by SmartFinancial or fails to publicly reconfirm its recommendation to its shareholders within three business days of being requested to do so by SmartFinancial; or

•	if PFG resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.

In addition, PFG may terminate the merger agreement if PFG’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement but only if PFG pays to SmartFinancial a $2,000,000 termination fee.

Termination Fee (page 66)

If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by PFG’s board of directors, PFG may be required to pay SmartFinancial a termination fee of $2,000,000. The termination fee could discourage other companies from seeking to acquire or merge with PFG.

Expenses (page 67)

Each party will bear all expenses incurred in connection with the merger and the transactions contemplated by the merger agreement.

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Material U.S. Federal Income Tax Consequences (page 46)

The merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of SmartFinancial and PFG to complete the merger that each of SmartFinancial and PFG receives a tax opinion from its respective outside legal counsel, dated the closing date of the merger, to that effect. Based upon the qualification of the merger as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder (as defined below) of PFG common stock will not recognize gain or loss with respect to the receipt of SmartFinancial common stock in the merger. However, holders of PFG common stock will be subject to tax on the receipt of cash consideration received as well as cash received in lieu of a fractional share of SmartFinancial common stock. For further information, see “The Merger—Material U.S. Federal Income Tax Consequences.”

The U.S. federal income tax consequences described above may not apply to all holders of PFG common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Accounting Treatment of the Merger (page 46)

SmartFinancial will account for the merger under the acquisition method of accounting for business combinations under U.S. generally accepted accounting principles, or GAAP.

The Rights of Holders of PFG Common Stock Will Change as a Result of the Merger (see page 77)

The rights of holders of PFG common stock are governed by Tennessee law, as well as PFG’s Charter (which we refer to as the PFG Charter), and PFG’s Bylaws, as amended (which we refer to as the PFG Bylaws). After completion of the merger, the rights of former PFG shareholders will be governed by Tennessee law and by SmartFinancial’s Amended and Restated Charter, as amended (which we refer to as the SmartFinancial Charter), and SmartFinancial’s Amended and Restated Bylaws (which we refer to as the SmartFinancial Bylaws).

There are differences between the rights of shareholders of PFG and shareholders of SmartFinancial, including differences regarding restrictions on transfer of shares and limitations on the liability of directors and executive officers. The differences between the organizational documents and the rights of shareholders of PFG and shareholders of SmartFinancial are explained in more detail under the section “Comparison of Rights of SmartFinancial Shareholders and PFG Shareholders” beginning on page 77.

Opinion of PFG’s Financial Advisor (page 35 and Annex B)

Olsen Palmer LLC (which we refer to as “Olsen Palmer”), PFG’s financial advisor, delivered its opinion, dated October 29, 2019, to PFG’s board of directors to the effect that, as of the date of the opinion and subject to factors, qualifications, limitations and assumptions set forth in the opinion, the merger consideration is fair, from a financial point of view, to PFG.

The full text of the written opinion of Olsen Palmer, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Olsen Palmer in connection with its opinion, is attached as Annex B to this proxy statement/prospectus. Olsen Palmer’s opinion was for the information of, and directed to, PFG’s board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. Olsen Palmer’s opinion is not a recommendation as to how any holder of PFG’s common stock should vote with respect to the proposal to approve the merger agreement or any other matter. It does not address the underlying business decision of PFG to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for PFG or the effect of any other transaction in which PFG might engage.

For further information, please see the section entitled “The Merger—Opinion of PFG’s Financial Advisor” beginning on page 35.

Closing and Effective Time of the Merger (see page 52)

The closing date is currently expected to occur in the first quarter of 2020. Simultaneously with the closing of the merger, SmartFinancial will file the articles of merger with the Secretary of State of the State of Tennessee. The merger will become effective at the later of the time the articles of merger are filed, or such other time as may be specified in the articles of merger. Neither SmartFinancial nor PFG can predict, however, the actual date on which the merger will be completed because it is subject to factors beyond each company’s control, including whether or when the required regulatory approvals and PFG’s shareholder approvals will be received and whether or when the other conditions to closing are satisfied.

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Market Prices and Share Information (see page 17)

SmartFinancial common stock is listed on the NASDAQ Capital Market under the symbol “SMBK.” The following table sets forth the closing sale prices of SmartFinancial common stock as reported on the NASDAQ Capital Market on October 28, 2019, the last full trading day before the public announcement of the merger agreement, and on December 18, 2019, the latest practicable trading date before the date of this proxy statement/prospectus.

	SmartFinancial Common Stock	Implied Value of One Share of PFG Common Stock to be Converted to Merger Consideration[1]
October 28, 2019	$20.72	$1,996.91
December 18, 2019	$23.32	$2,159.10

1 Based on 20,721 shares of PFG common stock outstanding and assuming the maximum amount of the cash component of the Merger Consideration is paid to PFG shareholders.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of SmartFinancial, PFG and the combined company following the proposed merger and statements for the period after the merger. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to SmartFinancial, PFG, the proposed merger or the combined company following the merger often identify forward-looking statements, although not all forward-looking statements contain such words.

These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the merger; the expected timing of the completion of the merger; the ability to complete the merger; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, including the execution of integration plans; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.

The forward-looking statements contained or incorporated by reference in this proxy statement/prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require PFG to pay a termination fee to SmartFinancial;

•	the inability to complete the merger contemplated by the merger agreement due to the failure to satisfy conditions necessary to close the merger, including the receipt of the requisite approvals of PFG shareholders;

•	the risk that a regulatory approval that may be required for the merger is not obtained or is obtained subject to conditions that are not anticipated;

•	risks associated with the timing of the completion of the merger;

•	management time and effort may be diverted to the resolution of merger-related issues;

•	the risk that the businesses of SmartFinancial and PFG will not be integrated successfully, or such integration may be more difficult, time-consuming or costly than expected;

•	SmartFinancial’s ability to achieve the synergies and value creation contemplated by the proposed merger with PFG;

•	the expected growth opportunities or costs savings from the merger with PFG may not be fully realized or may take longer to realize than expected;

•	revenues following the transaction may be lower than expected as a result of losses of customers or other reasons;

•	potential deposit attrition, higher than expected costs, customer loss and business disruption associated with SmartFinancial’s integration of PFG, including, without limitation, potential difficulties in maintaining relationships with key personnel;

•	the outcome of any legal proceedings that may be instituted against SmartFinancial or PFG or their respective boards of directors;

•	general economic conditions, either globally, nationally, in the State of Tennessee, or in the specific markets in which SmartFinancial or PFG operate;

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•	limitations placed on the ability of SmartFinancial and PFG to operate their respective businesses by the merger agreement;

•	the effect of the announcement of the merger on SmartFinancial’s and PFG’s business relationships, employees, customers, suppliers, vendors, other partners, standing with regulators, operating results and businesses generally;

•	customer acceptance of the combined company’s products and services;

•	the amount of any costs, fees, expenses, impairments and charges related to the merger;

•	fluctuations in the market price of SmartFinancial common stock and the related effect on the market value of the merger consideration that PFG shareholders will receive upon completion of the merger;

•	the introduction, withdrawal, success and timing of business initiatives;

•	significant increases in competition in the banking and financial services industry;

•	legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which SmartFinancial or PFG are engaged, including potential changes resulting from currently proposed legislation;

•	credit risk of borrowers, including any increase in those risks due to changing economic conditions;

•	changes in consumer spending, borrowing, and savings habits;

•	competition among depository and other financial institutions;

•	liquidity risk affecting SmartFinancial’s or PFG’s ability to meet their respective obligations when they become due;

•	interest rate risk involving the effect of a change in interest rates;

•	compliance risk resulting from violations of, or nonconformance with, laws, rules, regulations, prescribed practices or ethical standards;

•	strategic risk resulting from adverse business decisions or improper implementation of business decisions;

•	reputational risk that adversely affects earnings or capital arising from negative public opinion;

•	terrorist activities risk that results in loss of consumer confidence and economic disruptions; and

•	other risks and uncertainties detailed from time to time in SmartFinancial’s SEC filings.

Any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. SmartFinancial and PFG do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless and only to the extent otherwise required by law. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to SmartFinancial, PFG or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

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COMPARATIVE MARKET PRICES AND DIVIDENDS

SmartFinancial

SmartFinancial common stock is listed on the NASDAQ Capital Market under the symbol “SMBK.” There is no established public trading market for PFG common stock and shares of PFG common stock are traded solely in individually-arranged transactions between buyers and sellers. As of December 18, 2019, the latest practicable date prior to this proxy statement/prospectus, there were 14,002,68 shares of SmartFinancial common stock outstanding (inclusive of 34,000 unvested shares of restricted stock having voting rights), which were held by approximately 1,063 holders of record. As of the record date for the PFG special meeting, there were 20,721 shares of PFG common stock outstanding, which were held by approximately 36 holders of record. The following table sets forth the high and low reported intra-day sales prices per share of SmartFinancial common stock, and the cash dividends declared per share for the periods indicated.

	SmartFinancial Common Stock
	Sales Price		Dividends Declared Per
	High	Low	Share
2017
First Quarter	$23.20	$17.17	$0.00
Second Quarter	$26.26	$20.35	$0.00
Third Quarter	$25.95	$22.31	$0.00
Fourth Quarter	$24.98	$21.10	$0.00

2018
First Quarter	$23.90	$20.50	$0.00
Second Quarter	$27.50	$22.94	$0.00
Third Quarter	$27.69	$19.49	$0.00
Fourth Quarter	$23.99	$16.17	$0.00

2019
First Quarter	$20.49	$17.15	$0.00
Second Quarter	$21.91	$18.99	$0.00
Third Quarter	$22.75	$18.73	$0.00
Fourth Quarter (through December 18, 2019)	$23.99	$19.73	$0.05

On October 28, 2019, the last full trading day before the public announcement of the merger agreement, the closing sale price per share of SmartFinancial common stock was $20.72, and on December 18, 2019, the latest practicable date before the date of this proxy statement/prospectus, the closing sale price per share of SmartFinancial common stock was $23.32.

PFG shareholders are advised to obtain current market quotations for SmartFinancial common stock. The market price of SmartFinancial common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of SmartFinancial common stock before or after the effective date of the merger. Changes in the market price of SmartFinancial common stock prior to the completion of the merger may affect the market value of the merger consideration that PFG shareholders will receive.

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The principal sources of funds to SmartFinancial to pay dividends are the dividends received from SmartBank. Consequently, dividends are dependent upon SmartBank’s earnings, capital needs, regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the number of dividends and loans a bank may make to its parent company. Approval by SmartFinancial’s regulators is required if the total of all dividends declared in any calendar year exceed the total of its net income for that year combined with its retained net income of the preceding two years.

PFG

There is no established public trading market for the shares of PFG common stock, and no market for PFG common stock is expected to develop if the merger does not occur. No registered broker/dealer makes a market in the PFG common stock, and no shares of such stock are listed for trading or quoted on any stock exchange or automated quotation system. PFG acts as the transfer agent and registrar for its own shares. The following table sets forth the known private sales or purchases of PFG’s common stock during 2017, 2018 and 2019:

	PFG Common Stock
	Shares Sold	Purchase Price Per Share
July 2017	50	$1,390.45
September 2017	60	$1,500.00
December 2017	200	$1,490.86
January 2018	50	$1,495.44
May 2018	60	$1,500.00
July 2018	25	$1,486.72
October 2018	100	$1,513.70
March 2019	160	$1,390.45

PFG’s general dividend policy is to pay cash dividends once or twice per year. During 2017, PFG declared dividends of  $28.96 per share and paid dividends of  $28.96 per share. During 2018, PFG declared dividends of  $26.06 per share and paid dividends of  $26.06 per share. For the nine months ended September 30, 2019, PFG declared dividends of  $44.40 per share and paid dividends of  $44.40 per share. Under the terms of the merger agreement, PFG is permitted to pay a dividend to its shareholders on or before February 29, 2020 in an amount that would be sufficient for the PFG shareholders to satisfy their respective tax obligations in connection with their pro rata share of the income of PFG for the 2019 tax year, and will also be permitted to make a one-time dividend to its shareholders immediately prior to closing for purposes of satisfying PFG’s shareholders’ tax obligations in connection with their pro rata share of the income of PFG for the 2020 tax year. Additionally, PFG will be permitted to pay a one-time dividend immediately prior to closing in the amount of the balance of PFG’s accumulated adjustment account.

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The following table sets forth the PFG cash dividends declared per share for the periods indicated.

PFG Common Stock
Dividends Declared Per Share
2017
First Quarter	$0.00
Second Quarter	$0.00
Third Quarter	$28.96
Fourth Quarter	$0.00

2018
First Quarter	$26.06
Second Quarter	$0.00
Third Quarter	$0.00
Fourth Quarter	$0.00

2019
First Quarter	$0.00
Second Quarter	$44.40
Third Quarter	$0.00
Fourth Quarter (through December 18, 2019)	$0.00

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RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

Risks Related to the Merger

Because of the fluctuation of the market price of SmartFinancial common stock, PFG shareholders will not know at the time of the special meeting the market value of the merger consideration they will receive at the effective time of the merger.

At the effective time of the merger, each share of PFG common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive  a pro rata portion (which is a ratio equal to one divided by the number of shares of PFG common stock issued and outstanding as of the closing) of (1) an aggregate amount of cash equal to $14,595,354.37 minus the amount of any pre-closing dividend paid by PFG and any loss in excess of $250,000 realized by PFG or its applicable subsidiary on sales of certain assets prior to closing, and (2) 1,292,592.556 shares of SmartFinancial common stock. Assuming that PFG does not pay any dividends from its accumulated adjustment account prior to the merger, the holders of PFG common stock would receive approximately $704.375 and 62.3808 shares of SmartFinancial common stock (plus cash in lieu of fractional shares) for each share of PFG common stock they own. Based on the closing sale price of SmartFinancial common stock on December 18, 2019 of $23.32 per share, which, represents, approximately $2,159.10 in total merger consideration per share of PFG common stock.

The market value of the shares of SmartFinancial common stock as merger consideration may vary from the market value on the date PFG and SmartFinancial announced the merger, on the date that this proxy statement/prospectus is mailed, on the date of the PFG special meeting and on the date the merger is completed and thereafter due to fluctuations in the market price of SmartFinancial common stock. Any fluctuation in the market price of SmartFinancial common stock after the date of this proxy statement/prospectus will change the value of the shares of SmartFinancial common stock that PFG shareholders may receive. Stock price changes may result from a variety of factors that are beyond the control of SmartFinancial and PFG, including but not limited to general market and economic conditions, changes in their respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the PFG special meeting, PFG shareholders will not know the precise market value of the merger consideration they may receive at the effective time of the merger. In addition, PFG shareholders will not know the exact exchange ratio at the time of the PFG special meeting, as it may be adjusted as a result of the measurement price. PFG shareholders should obtain current sale prices for shares of SmartFinancial common stock and PFG common stock before voting their shares at the PFG special meeting.

The merger and related transactions are subject to approval by PFG shareholders.

The merger cannot be completed unless the PFG shareholders approve the merger agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of PFG’s common stock entitled to vote at the PFG special meeting.

Failure to complete the merger could negatively affect the value of the shares and the future business and financial results of PFG.

If the merger is not completed, the ongoing business of PFG could be adversely affected and PFG will be subject to a variety of risks associated with the failure to complete the merger, including the following:

•	PFG being required, under certain circumstances, to pay to SmartFinancial a termination fee equal to $2,000,000;

•	substantial costs incurred by PFG in connection with the proposed merger, such as legal, accounting, financial advisor, printing and mailing fees;

•	the loss of key employees and customers;

•	the disruption of operations and business;

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•	deposit attrition, customer loss and revenue loss;

•	unexpected problems with costs, operations, personnel, technology and credit;

•	diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the merger; and

•	reputational harm due to the adverse perception of any failure to successfully complete the merger.

If the merger is not completed, these risks could materially affect the business, financial results and the value of PFG common stock.

PFG will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on PFG. These uncertainties may impair PFG’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with PFG to seek to change existing business relationships with PFG. Retention of certain employees by PFG may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with PFG or SmartFinancial. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with PFG or SmartFinancial, PFG’s business or the business assumed by SmartFinancial following the merger could be harmed. In addition, PFG has agreed to certain contractual restrictions on the operation of its business prior to closing. See “The Merger Agreement—Covenants and Agreements” for a description of the restrictive covenants applicable to PFG.

The merger agreement limits PFG’s ability to pursue an alternative acquisition proposal and requires PFG to pay a termination fee of $2,000,000 under limited circumstances relating to alternative acquisition proposals.

Under the merger agreement, PFG has agreed not to initiate, solicit, induce or knowingly encourage, or take any action to facilitate any alternative business combination transaction or, subject to certain exceptions, participate in discussions or negotiations regarding, or furnish any non-public information relating to, any alternative business combination transaction. See “The Merger Agreement—No Solicitation” on page 62. The merger agreement also provides for PFG to pay to SmartFinancial a termination fee in the amount of $2,000,000 in the event that the merger agreement is terminated for certain reasons. See “The Merger Agreement—Termination Fee” on page 66. These provisions could discourage a potential competing acquirer that might have an interest in acquiring PFG from considering or making a competing acquisition proposal, even if the potential competing acquirer was prepared to pay consideration with a higher per share cash value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.

The merger agreement contains provisions granting both PFG and SmartFinancial the right to terminate the merger agreement in certain circumstances.

The merger agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the merger agreement if the merger is not completed on or prior to June 30, 2020 (subject to automatic extension to September 30, 2020 if the only outstanding condition to closing is the receipt of regulatory approvals) and the right of PFG to terminate the merger agreement, subject to certain conditions, to accept a business combination transaction deemed to be superior to the merger by the PFG board of directors. If the merger is not completed, the ongoing business of PFG could be adversely affected and PFG will be subject to several risks, including the risks described elsewhere in this “Risk Factors” section.

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The merger is subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the merger or adversely impact the companies’ ability to complete the transactions.

The completion of the merger is subject to certain conditions, including, among others, the (1) approval of the merger agreement by the holders of at least a majority of the outstanding shares of PFG common stock entitled to vote at the PFG special meeting; (2) the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods; (3) the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger; (4) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; (5) each party’s receipt of a tax opinion from its respective outside legal counsel, dated the closing date of the merger, confirming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; (6) the Plan of Bank Merger in the form attached as Exhibit B to the merger agreement attached as Annex A to this document being executed and delivered; (7) the absence of 7.5% or more of the outstanding shares of PFG’s common stock exercising their dissenters’ rights; (8) the absence of the occurrence of a material adverse effect on PFG or SmartFinancial; (9) receipt of all consents necessary for the consummation of the merger; (10) entry of certain employees of PFG and its subsidiaries into new employment arrangements; and (11) other customary closing conditions set forth in the merger agreement. See “The Merger Agreement—Conditions to Completion of the Merger” on page 64. While it is currently anticipated that the merger will be completed during the first quarter of 2020, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied. Accordingly, there can be no guarantee with respect to the timing of the closing of the merger, whether the merger will be completed at all and when PFG shareholders will receive the merger consideration, if at all.

SmartFinancial and PFG may waive one or more of the conditions to the merger without re-soliciting shareholder approval for the merger.

Each of the conditions to the obligations of SmartFinancial and PFG to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of SmartFinancial and PFG, if the condition is a condition to both parties’ obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of SmartFinancial and PFG may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies are necessary. SmartFinancial and PFG, however, generally do not expect any such waiver to be significant enough to require re-solicitation of shareholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of shareholders, the companies will have the discretion to complete the merger without seeking further shareholder approval.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the transactions contemplated by the merger agreement may be completed, approvals or waivers must be obtained from various regulatory authorities, which include the Federal Reserve Board, the TDFI, and other securities and regulatory authorities. These governmental entities may request additional information or materials regarding the regulatory applications and notices submitted by SmartFinancial and PFG or may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying the completion of the merger or of imposing additional costs or limitations on the combined company following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or cannot be met. There can be no assurance as to whether these and other regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed. See “The Merger—Regulatory Approvals Required for the Merger” on page 45.

The directors and executive officers of PFG have interests in seeing the merger completed that are different from, or in addition to, those of the other PFG shareholders.

The directors and executive officers of PFG have arrangements that provide them with interests in the merger that are different from, or in addition to, those of the shareholders of PFG generally. These interests and arrangements may create potential conflicts of interest and may influence or may have influenced the directors and executive officers of PFG to support or approve the merger and the merger agreement. See “The Merger—Interests of PFG’s Directors and Executive Officers in the Merger” beginning on page 42.

The opinion of PFG’s financial advisor does not reflect changes in circumstances between the date of such opinion and the completion of the merger.

PFG’s board of directors received an opinion from its financial advisor to the effect that, as of October 29, 2019, and subject to the qualifications, assumptions and limitations set forth therein, the exchange ratio was fair, from a financial point of view, to the holders of PFG common stock. Subsequent changes in the operations and prospects of PFG or SmartFinancial, general market and economic conditions and other factors that may be beyond the control of PFG or SmartFinancial, may significantly alter the value of PFG or SmartFinancial or the price of the shares of SmartFinancial common stock by the time the merger is completed. The opinion does not address the fairness of the exchange ratio from a financial point of view at the time the merger is completed, or as of any other date other than the date of such opinion. The opinion of PFG’s financial advisor is attached as Annex B to this proxy statement/prospectus. For a description of the opinion, see “The Merger—Opinion of PFG’s Financial Advisor” on page 35.

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The merger may be completed even if SmartFinancial or PFG experiences adverse changes in its business.

In general, either SmartFinancial or PFG may refuse to complete the merger if the other party suffers a material adverse effect on its business prior to the closing of the merger. However, certain types of changes or occurrences with respect to SmartFinancial or PFG would not prevent the merger from going forward, even if the change or occurrence would have adverse effects on SmartFinancial or PFG, including the following:

•	changes in laws and regulations affecting financial institutions and their holding companies generally, or interpretations thereof by courts or governmental entities, if such changes do not have a disproportionate impact on the affected company;

•	changes in GAAP or regulatory accounting requirements generally applicable to financial institutions and their holding companies, if such changes do not have a disproportionate impact on the affected company;

•	changes in global, national or regional political conditions including the outbreak of war or acts of terrorism, or in economic or market conditions affecting the financial services industry generally, if such changes do not have a disproportionate impact on the affected company;

•	changes or effects from the announcement of the merger agreement and the transactions contemplated thereby, and compliance by the parties with the merger agreement on the business, financial condition or results of operations of the parties;

•	any failure by PFG of SmartFinancial to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (but not including the underlying causes thereof);

•	changes in the trading price or trading volume of SmartFinancial common stock (but not including the underlying causes thereof unless otherwise specifically excluded); and

•	the impact of the merger agreement and the transactions contemplated thereby on relationships with customers or employees, including the loss of personnel subsequent to the date of the merger agreement.

Litigation in transactions of this type are sometimes filed against the board of directors of either party that could prevent or delay the completion of the merger or result in the payment of damages following completion of the merger.

In connection with the merger, it is possible that PFG shareholders may file putative class action lawsuits against the boards of directors of SmartFinancial and/or PFG. Among other remedies, these shareholders could seek to enjoin the merger. The outcome of any such litigation would be uncertain. If a dismissal is not granted or a settlement is not reached, such potential lawsuits could prevent or delay completion of the merger and result in substantial costs to SmartFinancial and PFG. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is consummated may adversely affect the combined company’s business, financial condition, results of operations, cash flows and market price.

Risks Related to the Combined Company Following the Merger

The combined company expects to incur substantial expenses related to the merger.

The combined company expects to incur substantial expenses in connection with completing the merger and integrating the business and operations of PFG and SmartFinancial. Although SmartFinancial and PFG have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the integration of the businesses following the completion of the merger.

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Following the merger, the combined company may be unable to integrate PFG’s business with SmartFinancial successfully and realize the anticipated synergies and other benefits of the merger or do so within the anticipated timeframe.

The merger involves the combination of two companies that currently operate as independent companies, as well as the companies’ subsidiaries. Although the combined company is expected to benefit from certain synergies, including cost savings, the combined company may encounter potential difficulties in the integration process, including:

•	the inability to successfully combine PFG’s business with SmartFinancial in a manner that permits the combined company to achieve the cost savings anticipated to result from the merger, which would result in the anticipated benefits of the merger not being realized in the timeframe currently anticipated or at all;

•	the risk of not realizing all of the anticipated operational efficiencies or other anticipated strategic and financial benefits of the merger within the expected timeframe or at all;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the merger and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the combined company’s management, the disruption of the combined company’s ongoing business or inconsistencies in the combined company’s operations, any of which could adversely affect the ability of the combined company to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of the combined company.

Following the merger, the combined company may be unable to retain key employees.

The success of the combined company after the merger will depend in part upon its ability to retain key employees. Key employees may depart either before or after the merger because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company following the merger. Accordingly, no assurance can be given that PFG or SmartFinancial or, following the merger, the combined company will be able to retain key employees.

The voting power of PFG shareholders will be diluted by the merger.

The merger will result in PFG shareholders having an ownership stake in the combined company that is smaller than their current stake in PFG.  Upon completion of the merger of PFG with SmartFinancial, we estimate that PFG shareholders will own approximately 8.45% of the issued and outstanding shares of common stock of the combined company. Consequently, PFG shareholders, as a general matter, will have less influence over the management and policies of the combined company after the effective time of the merger than they currently exercise over the management and policies of PFG.

Future capital needs could result in dilution of shareholder investment.

SmartFinancial’s board of directors may determine from time to time there is a need to obtain additional capital through the issuance of additional shares of its common stock or other securities. These issuances would dilute the ownership interests of its shareholders and may dilute the per share book value of SmartFinancial common stock. New investors may also have rights, preferences and privileges senior to SmartFinancial’s shareholders which may adversely impact its shareholders.

Risks Related to an Investment in the Combined Company’s Common Stock

The market price of the shares of common stock of the combined company may be affected by factors different from those affecting the price of shares of SmartFinancial common stock before the merger.

The results of operations of the combined company, as well as the market price of shares of the common stock of the combined company after the merger, may be affected by factors in addition to those currently affecting SmartFinancial’s or PFG’s results of operations and the market prices of shares of SmartFinancial common stock. Accordingly, the historical financial results of SmartFinancial and PFG and the historical market prices of shares of SmartFinancial common stock may not be indicative of these matters for the combined company after the merger. For a discussion of the businesses of SmartFinancial and PFG and certain risks to consider in connection with evaluating the proposals to be considered at the PFG special meeting, see the documents incorporated by reference by SmartFinancial into this proxy statement/prospectus referred to under “Where You Can Find More Information” beginning on page 85.

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The market price of the combined company’s common stock may decline as a result of the merger.

The market price of the combined company’s common stock may decline as a result of the merger if the combined company does not achieve the perceived benefits of the merger or the effect of the merger on the combined company’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, SmartFinancial and PFG shareholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Current SmartFinancial and PFG shareholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.

After the merger is completed, PFG shareholders who receive shares of SmartFinancial common stock in the merger will have different rights that may be less favorable than their current rights as PFG shareholders.

After the closing of the merger, PFG shareholders who receive shares of SmartFinancial common stock in the merger will have different rights than they currently have as PFG shareholders, which may be less favorable than their current rights as PFG shareholders. For a detailed discussion of the significant differences between the current rights of a shareholder of PFG and the rights of a shareholder of the combined company following the merger, see “Comparison of Rights of SmartFinancial Shareholders and PFG Shareholders” beginning on page 77.

Risks Related to Tax

The merger may have adverse tax consequences.

Each of SmartFinancial and PFG expects the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of SmartFinancial and PFG to complete the merger that each of SmartFinancial and PFG receives a tax opinion from its respective outside legal counsel, dated the closing date of the merger, to the effect that the merger will so qualify. A legal opinion represents the judgment of counsel rendering the opinion and is not binding on the Internal Revenue Service or the courts. If the merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, then each holder of PFG common stock generally would recognize gain or loss, as applicable, equal to the difference between (1) the sum of the fair market value of the shares of SmartFinancial common stock received by such holder in the merger and the amount of cash received by such U.S. holder in the merger and (2) its adjusted tax basis in the shares of PFG common stock surrendered in exchange therefor. The consequences of the merger to any particular shareholder will depend on that shareholder’s individual situation. We strongly urge you to consult your own tax advisor to determine the particular tax consequences of the merger to you.

The PFG pre-closing distributions may have adverse tax consequences.

Each of SmartFinancial and PFG expects the pre-closing distributions by PFG to its shareholders (inclusive of the AAA dividend, the 2019 tax distribution and the 2020 tax distribution) to be respected as distributions and not treated as merger consideration. There can be no assurance that the Internal Revenue Service will not take a different position concerning the tax consequences of the pre-closing distributions or that any such position would not be sustained. If the IRS were to take the position that the pre-closing distributions should be treated as merger consideration then the PFG shareholders will generally recognize capital gain (but not loss) equal to the lesser of (i) the excess, if any, of the amount of cash plus the fair market value of any SmartFinancial common stock received in the merger over the U.S. holder’s tax basis in the shares of PFG common stock surrendered in exchange therefor and (ii) the amount of cash received by the PFG shareholder in the merger (other than cash received in lieu of a fractional shares).

For further information on the tax consequences of cash received as merger consideration, see “The Merger—Material U.S. Federal Income Tax Consequences beginning on page 46.”

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Risks Related to SmartFinancial’s Business

There are certain risks relating to SmartFinancial’s business.

You should read and consider risk factors specific to SmartFinancial’s business that will also affect the combined company after the merger. These risks are described in the section entitled “Risk Factors” in SmartFinancial’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 85 for the location of information incorporated by reference into this proxy statement/prospectus.

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THE PFG SPECIAL MEETING

This proxy statement/prospectus is being provided to the holders of PFG common stock as part of a solicitation of proxies by the PFG board of directors for use at the PFG special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment thereof. This proxy statement/prospectus provides the holders of PFG common stock with information they need to know to be able to vote or instruct their vote to be cast at the PFG special meeting.

General

With respect to PFG shareholders, this document constitutes a proxy statement of PFG in connection with its solicitation of proxies from its shareholders for the vote on the merger proposal, on approval and adoption of the merger agreement, and on the adjournment proposal. The proxy statement/prospectus is being mailed to PFG shareholders of record on or about December 26, 2019, together with the notice of the special meeting and a proxy solicited by PFG’s board of directors for use at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place

The special meeting will be held on January 28, 2020 at 1:00 p.m., Central Time, at the main office of Progressive Savings Bank at 500 N. Main Street, Jamestown, Tennessee 38556.

Purpose of the PFG Special Meeting

At the special meeting, PFG shareholders will be asked to:

●	approve the merger proposal; and

●	approve the adjournment proposal.

Each copy of this proxy statement/prospectus mailed to PFG shareholders is accompanied by a proxy form for use at the special meeting.

Completion of the merger is conditioned on, among other things, the approval of the merger by the PFG shareholders.

No other matter can be brought up or voted upon at the PFG special meeting.

Proposal One: Merger Proposal

PFG is asking its shareholders to approve the merger proposal. After careful consideration, PFG’s board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of PFG and PFG’s shareholders.

PFG shareholders should carefully read this document in its entirety, including the annexes and the documents incorporated by reference, for more detailed information concerning the merger agreement and the merger. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger Agreement,” beginning on page 52. In addition, PFG shareholders are directed to the merger agreement, a copy of which is attached as Annex A to this document and incorporated in this document by reference.

Proposal Two: Adjournment Proposal

If, at the PFG special meeting, the number of shares of PFG common stock present or represented and voting in favor of the merger proposal is insufficient to approve the merger proposal, PFG may move to adjourn the PFG special meeting in order to enable the PFG board of directors to solicit additional proxies for approval of the merger proposal. In that event, PFG’s shareholders will be asked to vote upon the adjournment proposal and not the merger proposal.

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In the adjournment proposal, PFG is asking its shareholders to authorize the holder of any proxy solicited by its board of directors to vote in favor of granting discretionary authority to the PFG board of directors to adjourn the PFG special meeting to another time and place for the purpose of soliciting additional proxies. If PFG’s shareholders approve the adjournment proposal, PFG could adjourn the PFG special meeting and any adjourned session of the PFG special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from PFG shareholders who have previously voted. If a quorum is not present at the meeting, the meeting will not be convened to conduct business and neither the merger proposal nor the adjournment proposal will be considered. In the absence of a quorum, PFG may adjourn the meeting to a later date or time to solicit additional proxies.

Recommendation of the PFG Board of Directors

The PFG board of directors has determined that transactions contemplated by the merger agreement, including the merger and the bank merger, each on the terms and conditions set forth in the merger agreement, are in the best interests of PFG and its shareholders and has approved and adopted the merger agreement. The PFG board of directors unanimously recommends that PFG shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal. See “The Merger- PFG’s Reasons for the Merger” for a more detailed discussion of the PFG board of directors’ recommendation.

In the course of reaching its decision to approve the merger agreement and the merger, PFG’s board of directors, among other things, consulted with its legal advisors, Baker, Donelson, Bearman, Caldwell, & Berkowitz, a Professional Corporation, or Baker Donelson, regarding the legal terms of the merger agreement, and with its financial advisor, Olsen Palmer, as to the fairness, from a financial point of view and as of the date of the opinion, to the PFG shareholders of the merger consideration. For a discussion of the factors considered by PFG’s board of directors in reaching its conclusion, see “The Merger- PFG’s Reasons for the Merger.”

Record Date; Shareholders Entitled to Vote

The PFG board of directors has fixed the close of business on December 17, 2019 as the record date for determining the PFG shareholders entitled to receive notice of and to vote at the special meeting. As of the record date, there were 20,721 shares of PFG common stock outstanding and entitled to vote at the special meeting held by approximately 36 holders of record. Each share of PFG common stock entitles the holder to one vote at the special meeting on each proposal to be considered at the special meeting.

The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of PFG common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of PFG common stock present in person or represented by proxy, including abstentions and broker non-votes, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting, including any adjournment thereof (unless a new record date is or must be set for the adjourned meeting).

Quorum and Adjournment

No business may be transacted at the PFG special meeting unless a quorum is present. Holders representing at least a majority of the issued and outstanding shares of PFG common stock entitled to vote at the PFG special meeting must be present, in person or represented by proxy, to constitute a quorum.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter. No notice of an adjourned PFG special meeting need be given if the new date, time, and place are announced at the special meeting before adjournment, and no new record date is required to be set. If the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting, a new record date must be set, and a new notice must be given to the shareholders as of the new record date. At any adjourned PFG special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the PFG special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned PFG special meeting.

All shares of PFG common stock represented at the PFG special meeting, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum.

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Vote Required for Approval; Abstentions; Failure to Vote

The merger proposal: Approval of the merger proposal requires the affirmative vote of a majority of all the votes entitled to be cast by the holders of the outstanding shares of PFG common stock. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

The adjournment proposal: Whether or not a quorum is present, approval of the adjournment proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal at the special meeting. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, broker, or other nominee how to vote with respect to the adjournment proposal it will have no effect on the proposal.

Voting by PFG Directors and Executive Officers

As of the record date, the 10% shareholder (which have signed voting agreements - see below), directors, and executive officers of PFG and their affiliates collectively beneficially owned and were entitled to vote 13,136 shares of PFG common stock, representing approximately 63.39% of the outstanding shares of PFG common stock. In connection with the execution of the merger agreement, directors of PFG and certain family members who collectively beneficially own and have the power to vote approximately 58.8% of PFG common stock have entered into agreements with SMBK in which they have agreed, among other things, to vote their shares of PFG common stock for the approval of the merger proposal. As of the record date, excluding shares held in fiduciary or agency capacity, SMBK and its subsidiaries did not own any shares of PFG common stock.

PFG Common Stock Subject to Voting Agreements

All directors of PFG who hold shares of PFG common stock and Emily Phillips Rains, solely in their capacity as shareholders of PFG, have entered into voting agreements with SMBK pursuant to which they have agreed to vote their shares of PFG common stock in favor of the approval of the merger proposal and against the approval or adoption of any proposal made in opposition to the merger. As of the PFG record date, 12,177,161 shares of PFG common stock, or approximately 58.8% of the outstanding shares of PFG common stock entitled to vote at the PFG special meeting, are bound by the voting agreements.

Voting on Proxies by Holders of Record; Incomplete Proxies

Each copy of this proxy statement/prospectus mailed to PFG shareholders is accompanied by a proxy card with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete, sign, date, and return the proxy card accompanying this proxy statement/prospectus, regardless of whether you plan to attend the special meeting. If you hold your stock in “street name” through a bank, broker, or other nominee, you must direct your bank, broker, or nominee how to vote in accordance with the instructions you have received from your bank, broker, or nominee.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF PFG COMMON STOCK YOU OWN. Accordingly, please sign, date, and return the enclosed proxy card whether or not you plan to attend the special meeting in person.

All shares represented by valid proxies that PFG receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the merger proposal and “FOR” the adjournment proposal. No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting. However, if other business properly comes before the special meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

Shares Held in “Street Name”

Under stock exchange rules, banks, brokers, and other nominees who hold shares of stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers, and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a bank, broker, or other nominee that are represented at the special meeting, but with respect to which the bank, broker, or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the bank, broker, or other nominee does not have discretionary voting power on such proposal. If your bank, broker, or other nominee holds your shares of PFG common stock in “street name,” your bank, broker, or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your bank, broker, or other nominee with this proxy statement/prospectus. PFG believes that all of the proposals to be presented at the special meeting are “non-routine” proposals, and your bank, broker, or other nominee may not vote your shares without your specific voting instructions. Therefore, if you are a PFG shareholder and you fail to direct your bank, broker, or other nominee to vote your shares, it could have the same effect as voting against the merger proposal and no effect on the adjournment proposal.

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Revocability of Proxies and Changes to an PFG Shareholder’s Vote

If you hold your shares of PFG common stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to PFG’s President, or (3) attending the special meeting in person, notifying the President, and voting by ballot at the special meeting. Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying PFG’s President) of a shareholder at the special meeting will not constitute revocation of a previously given proxy. Written notices of revocation and other communications about revoking your proxy card should be addressed to:

Progressive Financial Group Inc.

Attention: Ottis H. Phillips, President and CEO

500 N. Main Street

Jamestown, TN 38556

If your shares of PFG common stock are held in “street name” by a bank, broker, or other nominee, you should follow the instructions of your bank, broker, or nominee regarding the revocation of proxies.

Solicitation of Proxies

PFG, on behalf of PFG’s board of directors, is soliciting your proxy in connection with the merger. PFG will pay all of the costs of soliciting proxies in connection with the special meeting. In addition to solicitation of proxies by mail, PFG will request that banks, brokers, nominees and other record holders send proxies and proxy material to the beneficial owners of PFG common stock and secure their voting instructions. However, PFG’s directors, officers and employees will not be paid any special or extra compensation for soliciting such proxies.

No person is authorized to give any information or to make any representation not contained in this proxy statement/prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by SMBK, SmartBank, PFG, Progressive Savings Bank or any other person.

Attending the PFG Special Meeting; Voting in Person

All holders of PFG common stock, including holders of record and shareholders who hold their shares through banks, brokers, nominees, or any other shareholder of record, are invited to attend the special meeting. Shareholders of record of PFG common stock can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a legal proxy executed in your favor from the record holder of your shares, such as a bank, broker, or other nominee, to be able to vote in person at the special meeting.

Assistance

If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need help voting your shares of PFG common stock, please contact Ottis H. Phillips, at (931) 752-2178.

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THE MERGER

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

General

Each of SmartFinancial’s and PFG’s respective boards of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The merger agreement provides for the acquisition of PFG by SmartFinancial pursuant to the merger of PFG with and into SmartFinancial, with SmartFinancial as the surviving company, which we refer to as the merger. Immediately after the merger, Progressive Bank, a wholly owned bank subsidiary of PFG, will be merged with and into SmartBank, a wholly owned bank subsidiary of SmartFinancial, with SmartBank as the surviving bank, which we refer to as the bank merger.

Purchase Price and Purchase Price Adjustments

At the effective time of the merger, each share of PFG common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive  a pro rata portion (which is a ratio equal to one divided by the number of shares of PFG common stock issued and outstanding as of the closing) of (1) an aggregate amount of cash equal to $14,595,354.37 minus the amount of any pre-closing dividend paid by PFG and any loss in excess of $250,000 realized by PFG or its applicable subsidiary on sales of certain assets prior to closing, and (2) 1,292,592.556 shares of SmartFinancial common stock. Assuming that PFG does not pay any dividends from its accumulated adjustment account prior to the merger, the holders of PFG common stock would receive approximately $704.375 and 62.3808 shares of SmartFinancial common stock (plus cash in lieu of fractional shares) for each share of PFG common stock they own, which, based on the closing sale price of SmartFinancial common stock on December 18, 2019 of $23.32 per share, represents approximately $2,159.10 in total merger consideration per share of PFG common stock.

PFG will be required to sell its holdings of Upper Cumberland Bancshares, Inc. prior to the closing, and will also be required to dissolve four wholly-owned subsidiaries -- The Cove at Little Island, LLC, Horse Creek Holdings LLC, Progressive Funding, Inc., and Cumberland Mountain Preserve/East First Street, LLC – and transfer any assets held by those subsidiaries to Progressive Savings Bank. Additionally, PFG is required to coordinate with SmartFinancial regarding the potential sale of Progressive Accounting and Tax LLC and Cravens & Company Advisors, LLC. If the transactions described in this paragraph result in losses to PFG or its applicable subsidiaries in excess of $250,000, then the aggregate cash portion of the merger consideration will be reduced by the amount of such excess on a dollar-for-dollar basis. On November 19, 2019, PFG completed the sale of its holdings in Upper Cumberland Bancshares, Inc. common stock, resulting in an aggregate loss of $27,160.00.

SmartFinancial will not issue any fractional shares of SmartFinancial common stock in the merger. PFG shareholders who would otherwise be entitled to a fractional share of SmartFinancial common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in SmartFinancial common stock (rounded to the nearest one hundredth of a share) by the average closing price of SmartFinancial’s common stock on the NASDAQ Capital Market over the ten (10) trading days ending on the business days immediately prior to the closing date.

PFG shareholders are being asked to approve the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

Progressive Bank opened for business in 1980, as a state-chartered savings and loan institution serving Jamestown, Tennessee, and surrounding communities. Through the following years, Progressive Bank experienced good growth and financial performance as it grew to six offices in Cumberland, Fentress, Morgan, and Putnam Counties and over $296 million in total assets. In 2010, the charter was converted to a commercial bank, and in 2016, PFG was formed to be the bank holding company for Progressive Savings Bank. Since its founding, the board of directors of Progressive Bank, and later PFG, has considered various strategic alternatives to enhance and maximize shareholder value. These strategic alternatives have included continuing as an independent institution; acquiring other banks, bank branches, or other financial services related businesses; or a sale or merger.

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In late 2017 and early 2018, family members of the Rains and Phillips families, who owned approximately 45% of the outstanding shares of PFG, were approached by at least two other banking organizations to discuss whether PFG might have an interest in selling PFG. One additional financial institution reached out in the summer of 2018, so that Ottis H. Phillips, President, and CEO of PFG and Progressive Savings Bank, as well as being the representative of the Rains and Phillips families decided to hold meetings with some of the interested parties who had expressed an interest in a merger. By August 2018, these discussions were narrowed down to one potential acquirer, and a Nondisclosure Agreement was executed with that acquirer so that it could proceed with a due diligence review of the books and records of PFG and its subsidiaries.

After discussions with legal counsel about valuation metrics in late August, Mr. Phillips presented the possibility of a merger to the board of directors of PFG in September 2018. He indicated that various parties had expressed an interest, and he was authorized by the board to proceed with further discussions.

In October 2018, after further discussions with legal counsel about the merger process and conversations with the potential acquirer identified by Mr. Phillips in August, the potential acquirer presented a letter of interest to acquire PFG. By November 2018, a separate party approached Mr. Phillips about making a capital contribution into PFG and becoming significant shareholders. As a result, Mr. Phillips presented the Board with information about the letter of interest and other discussions, and also asked legal counsel to present to the board the legal process for addressing merger proposals.

In December 2018, further discussions were held between the potential acquiror that had presented the letter of interest, and a counter proposal was presented by Mr. Phillips. In the meantime, in January 2019, Christopher Olsen of Olsen Palmer LLC met with Mr. Phillips in Cookeville and agreed to provide him some valuation information to consider in making a decision whether to sell PFG. After additional discussions and counter offers exchanged, in February 2019, the potential acquirer presented a revised letter of interest. Mr. Phillips decided that the terms included in the revised letter of interest would not be acceptable to the board or the majority shareholders of PFG, and this letter of interest was rejected.

Over the next few months, Mr. Olsen discussed various alternatives with Mr. Phillips as well as a number of potential acquirors they might want to contact. In May 2019, Mr. Olsen met with the Billy Carroll, CEO of SmartFinancial, at a conference during which Mr. Olsen and Mr. Carroll discussed SmartFinancial’s strategic priorities and interest in acquisitions. Mr. Carroll provided an update on SmartFinancial’s bank acquisition strategies including markets that may be of interest as well as sizes and types of banking institutions that would meet SmartFinancial’s acquisition criteria. Based on that meeting, Mr. Olsen suggested to Mr. Phillips that a meeting be held with the management of SmartFinancial in order to discuss a potential combination. Such a meeting was held in Knoxville in June 2019, which was attended by various parties from both PFG and SmartFinancial as well as Mr. Olsen. A confidentiality agreement was subsequently executed by SmartFinancial on June 14, 2019, so each party could share further information. From June to August 2019, Mr. Olsen and Mr. Phillips continued to discuss strategic alternatives and other potential acquirors to contact, and on August 3, 2019, PFG engaged Olsen Palmer. In August 2019, further meetings also were held between PFG and SmartFinancial representatives, and on August 20, 2019, SmartFinancial submitted a written presentation to Mr. Phillips and Mr. Olsen describing potential terms of a merger transaction as well as how the cultures of the organizations would combine including an offer valuing PFG at between $40 - $41 million with shareholders of PFG receiving 30% in cash and 70% in SmartFinancial common stock. After discussions with legal counsel and with Olsen Palmer, Mr. Phillips instructed Mr. Olsen to ask SmartFinancial to revise the terms of the proposed offer including increasing the purchase price and increasing the percentage of cash consideration, and to make such an offer on a more formal offer basis in the form of a nonbinding indication of interest. SmartFinancial submitted such an indication on August 29, 2019, the terms of which included SmartFinancial valuing PFG at between $41.4-42.0 million, based on SmartFinancial’s stock price at the time, with shareholders of PFG receiving 35% of the consideration in cash and 65% in SmartFinancial common stock pursuant to a fixed exchange ratio.

On September 10, 2019, Mr. Phillips formally accepted SmartFinancial's nonbinding indication of interest, subject to satisfactory completion of the due diligence of both PFG and SmartFinancial, negotiation of a merger agreement, and an exclusivity period of 60 days, among other conditions. Olsen set up an electronic data room so the parties could more easily exchange more detailed information. After submission and review from the document exchange, a draft merger agreement was presented by the attorneys for SmartFinancial to the attorneys for PFG on October 11, 2019. The specific pricing terms were added to the draft on October 18, 2019, reflecting SmartFinancial’s submission of a further-revised indication of interest which was submitted on the same date, which included the current consideration described in this proxy statement/prospectus. On October 21, 2019, PFG representatives, including representatives from Olsen Palmer and PFG's legal counsel met with management of SmartFinancial in Knoxville to interview SmartFinancial's management about the future of SmartFinancial and ask questions derived from PFG's due diligence review. Also, additional terms of the merger agreement were negotiated and decided in order to proceed with the execution of the merger agreement.

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On October 22, 2019, PFG's board met to discuss the details of the proposed merger of PFG with SmartFinancial. Mr. Olsen and PFG's legal counsel presented valuation and legal information and analysis to the Board, which authorized Mr. Phillips to continue negotiating a final merger agreement to bring back to the board for final review. Over the following week, final negotiations and exchanges of revised drafts of the merger agreement and related documents took place.

On October 25, 2019, SmartFinancial’s board of directors met at its regularly scheduled meeting to review and discuss the proposed merger and the merger agreement. At this meeting, SmartFinancial’s board of directors received presentations from its legal counsel, Alston & Bird LLP and its financial advisor, Keefe, Bruyette & Woods. Following this discussion, SmartFinancial’s board of directors unanimously voted to approve the merger agreement and the other transactions contemplated by the merger agreement, including the merger, and authorized SmartFinancial’s executives to execute the merger agreement.

On October 29, 2019, PFG's and Progressive Savings Bank's boards of directors at a jointly held specially called meeting, which was attended by Mr. Olsen of Olsen Palmer and representatives of Baker Donelson, reviewed the proposed merger agreement and related documents; discussed its legal obligations and fiduciary obligations as directors in considering the proposed merger agreement with Baker Donelson; and received Olsen Palmer’s summary analyses and opinion that the merger consideration to be received by the shareholders of PFG was fair, from a financial point of view, which was subsequently confirmed in writing (the full text of which is attached to this joint proxy statement/prospectus as Annex B). Based upon this review and discussion of the legal terms of the merger agreement, the analyses and opinion of Olsen Palmer, and other relevant factors, including consideration of the factors described under “The Merger — PFG’s Reasons for the Merger,” the PFG board voted unanimously to approve the merger with SmartFinancial and to approve the merger agreement and Progressive Bank board approved a merger agreement to be merged with SmartBank.

On October 29, 2019, the merger agreement and related documents were executed and delivered by the parties. On the evening of October 29, 2019, SmartFinancial and PFG jointly issued a press release announcing the signing of the merger agreement.

SmartFinancial’s Reasons for the Merger

In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of SmartFinancial common stock as the merger consideration, the SmartFinancial board of directors considered a number of factors, including the following material factors:

•	each of SmartFinancial’s and PFG’s business, operations, financial condition, asset quality, earnings and prospects;

•	the strategic fit of the businesses of the two companies, including their complementary markets, business lines and loan and deposit profiles;

•	the opportunity to strategically expand in complementary Tennessee markets;

•	the anticipated pro forma impact of the transaction on the combined company, including the expected impact on financial metrics including earnings and tangible book value and regulatory capital levels, as well as the potential efficiencies of scale resulting from the increased size of SmartFinancial following the merger;

•	its understanding of the current and prospective environment in which SmartFinancial and PFG operate, including national, state and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on SmartFinancial both with and without the proposed transaction;

•	its review and discussions with SmartFinancial’s management concerning the due diligence investigation of PFG, including its review of PFG’s financial condition, results of operation, asset quality, market areas, growth potential (projected potential accretion to earnings per share and the projected payback period of the estimated decrease in tangible book value) and quality of senior management;

•	the perceived compatibility of the corporate cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

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•	the structure of the transaction as a combination in which the combined company would operate under the SmartFinancial brand and SmartFinancial’s board of directors and management would have substantial participation in the combined company;

•	the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions; and

•	the financial and other terms of the merger agreement, including the merger consideration, expected tax treatment, the deal protection and termination fee provisions, and restrictions on the conduct of PFG’s business between the date of the merger agreement and the date of completion of the merger.

SmartFinancial’s board of directors also considered potential risks relating to the merger including the following:

•	SmartFinancial management’s attention and SmartFinancial resources may be diverted from the operation of SmartFinancial’s business and towards the completion of the merger;

•	SmartFinancial may not realize all of the anticipated benefits of the merger, including cost savings, maintenance of existing customer and employee relationships, and minimal disruption in the integration of PFG’s operations with SmartFinancial;

•	the nature and amount of payments and other benefits to be received by PFG management in connection with the merger pursuant to existing PFG plans and compensation arrangements and the merger agreement;

•	the substantial costs that SmartFinancial will incur in connection with the merger even if it is not consummated;

•	approvals from regulatory authorities could impose conditions that could have the effect of delaying completion of the merger or imposing additional costs; and

•	the possibility of litigation in connection with the merger.

The foregoing discussion of the factors considered by the SmartFinancial board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the SmartFinancial board of directors. In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of SmartFinancial common stock as the merger consideration, the SmartFinancial board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The SmartFinancial board of directors considered all these factors as a whole and overall considered the factors to be favorable to, and to support, its determination.

PFG’s Reasons for the Merger

After careful consideration, PFG’s board of directors determined that it was advisable and in the best interests of PFG and its shareholders for PFG to enter into the merger agreement with SmartFinancial. Accordingly, PFG’s board unanimously recommends that PFG’s shareholders vote “FOR” the approval of the merger agreement.

PFG's board of directors reviewed and discussed the proposed merger with management and its financial and legal advisors in determining that the proposed merger is in the best interest of PFG and its shareholders. In reaching its conclusion to approve the merger agreement and the other transactions contemplated by the merger agreement and to recommend to its shareholder to approve the merger proposal, the PFG board of directors considered a number of factors, including the following:

•	the Board’s familiarity with PFG’s consolidated business, operations, earnings, and financial conditions;

•	the Board’s review, based in part by the presentation by management and PFG's legal and financial advisors, of the proposal, including a review of the business, operations, earnings, financial conditions, and community service and involvement of SmartFinancial, as well as the potential results from a sale to SmartFinancial;

•	the Board’s review of possible affiliation partners other than SmartFinancial, the prospects of such other possible affiliation partners, and the likelihood of any such affiliation;

•	the Board’s review of alternatives to such a transaction (including the alternatives of remaining independent and growing internally, remaining independent for a period of time and then selling, and remaining independent and growing through future acquisitions);

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•	the recent business combinations involving financial institutions either announced or completed during the past few years in the State of Tennessee and the southeastern United States, and the effect of such combinations on competitive conditions in the PFG’s market area;

•	a comparison of the proposal from SmartFinancial to such recent business combinations involving financial institutions;

•	increasing regulatory and statutory burdens (including costs, time commitments, and difficulty executing earnings opportunities) on PFG and its subsidiaries as a community banking organization in general and as a result of the particular status of PFG;

•	management succession alternatives for PFG;

•	the opportunity for PFG shareholders to exchange their shares of PFG partially for shares of SmartFinancial resulting in the ownership of a publicly traded stock and the liquidity provided;

•	the increasing information technology costs and requirements for PFG as well as the costs and risks of cybersecurity;

•	enhancing the ability of a merged organization to provide PFG' customers with additional resources and the best banking options available;

•	the limited opportunities for PFG to continue to grow organically long term in consideration of capital, regulatory, competitive, and other factors; and

•	a fairness opinion presented by Olsen Palmer.

The discussion of the information and factors considered by the PFG board of directors is not exhaustive but includes material factors considered and discussed by the PFG board of directors. In view of the wide variety of factors considered and discussed by the PFG board of directors in connection with its evaluation of the merger and the complexity of these matters, the board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The PFG’s board of directors evaluated the factors described above, including asking questions of management and its legal and financial advisors, and reached consensus that the merger was in the best interests of PFG and its shareholders. In considering the factors described above, individual members of the PFG’s board of directors may have assigned different weights to different factors. The PFG board of directors considered these factors as a whole, and overall considered them to be favorable to, and to support its determination. It should be noted that this explanation of the reasoning of PFG’s board of directors and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

For the reasons set forth above, the PFG’s board of directors determined that the merger, the merger agreement, and the transactions contemplated thereby are advisable and in the best interests of PFG and its shareholders. Accordingly, the board of directors unanimously approved the merger agreement and the transactions contemplated thereby and unanimously recommends that the PFG shareholders vote “FOR” the PFG merger proposal and “FOR” the PFG adjournment proposal, if necessary or appropriate to solicit additional proxies.

THE PFG BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT.

Opinion of PFG’s Financial Advisor

PFG retained Olsen Palmer to render financial advisory and investment banking services and to act as the exclusive financial advisor to PFG in connection with a potential strategic combination. Olsen Palmer is an investment banking firm specializing in community bank mergers and acquisitions. PFG selected Olsen Palmer as its financial advisors on the basis of its experience and expertise in representing community banks in similar transactions and its familiarity with PFG and the Tennessee banking market. Olsen Palmer, as part of its investment banking services, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions.

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In its capacity as financial advisor, Olsen Palmer provided a fairness opinion to the board of directors of PFG in connection with the merger. At the meeting of the PFG board on October 29, 2019, Olsen Palmer provided an oral opinion to the PFG board (which was subsequently confirmed in writing by delivery of Olsen Palmer’s written opinion dated October 29, 2019) that, based upon and subject to the various factors, assumptions and limitations set forth in such opinion, Olsen Palmer representatives’ experience as investment bankers, Olsen Palmer’s work as described in such opinion and other factors Olsen Palmer deemed relevant, as of such date, the merger consideration to be received by PFG shareholders in the proposed merger with SmartFinancial was fair, from a financial point of view, to PFG shareholders. The Olsen Palmer written opinion, dated October 29, 2019, is sometimes referred to as the “Olsen Palmer opinion.” The full text of the Olsen Palmer opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Olsen Palmer in rendering its opinion, is attached to this proxy statement/prospectus as Annex B. The summary of the Olsen Palmer opinion set forth herein is qualified in its entirety by reference to the full text of the opinion. PFG shareholders should read the full text of the opinion carefully and in its entirety.

The Olsen Palmer opinion is addressed to the PFG board, is directed only to the fairness, from a financial point of view, of the merger consideration to be received by PFG shareholders in the merger with SmartFinancial, and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the merger. Olsen Palmer expressed no opinion as to the fairness of the merger consideration to the creditors or other constituencies of PFG. Olsen Palmer’s opinion is directed only to the fairness, from a financial point of view, of the merger consideration to the shareholders of PFG and does not address the underlying business decision of PFG to engage in the merger or the relative merits of the merger as compared to any other alternative business strategies that might exist for PFG. Olsen Palmer did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director, or employee, or class of such persons, relative to the compensation to be received in the merger by any other shareholder. Olsen Palmer’s opinion should not be construed as creating any fiduciary duty on the part of Olsen Palmer to any party or person. Olsen Palmer’s opinion was not reviewed or issued by a fairness opinion committee. Olsen Palmer has not been requested to opine as to, and Olsen Palmer’s opinion does not express an opinion as to or otherwise address, among other things: (i) the fairness of any portion or aspect of the merger to any one class or group of PFG or any other party’s security holders or other constituents vis-à-vis any other class or group of PFG’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), or (ii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the merger consideration or otherwise. Olsen Palmer expressed no opinion as to the actual value of SmartFinancial common stock when issued in the merger or the prices at which PFG common stock or SmartFinancial common stock will trade following announcement of the merger or at any future time.

In performing its review, and for purposes of rendering its opinion, Olsen Palmer relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to Olsen Palmer by PFG and SmartFinancial or their representatives or that was otherwise reviewed by Olsen Palmer and has assumed, without independent verification, such accuracy and completeness of all such information. Olsen Palmer further relied on the assurances of the management of PFG and SmartFinancial that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Olsen Palmer has not been asked to and has not undertaken an independent verification of any of such information and does not assume any responsibility or liability for the accuracy or completeness thereof. With PFG’s consent, Olsen Palmer relied upon the advice PFG has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger that is contemplated by the merger agreement and Olsen Palmer assumed that all such advice is correct. In connection with its Opinion, Olsen Palmer made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Olsen Palmer reviewed:

•	a draft version dated October 25, 2019 of the Agreement;

•	certain financial statements and other historical financial information of PFG and SmartFinancial that Olsen Palmer deemed relevant;

•	publicly available median analyst earnings estimates for SmartFinancial for the years ending December 31, 2019, December 31, 2020 and December 31, 2021;

•	internal financial projections for PFG for the year ending December 31, 2019 and estimated long-term annual earnings and balance sheet growth rates for the years ending December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025 as provided by PFG;

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•	a comparison of certain financial information for PFG with similar institutions for which publicly available information is available;

•	the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

•	an estimated range of the intrinsic value of PFG based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings, and future profitability;

•	the current and historical reported prices and trading activity of SmartFinancial Common Stock;

•	the proforma financial impact of the Merger on SmartFinancial based on certain assumptions relating to purchase accounting adjustments, cost savings, transaction expenses and the anticipated regulatory impact of the Merger on SBMK;

•	the current market environment generally and the banking industry in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Olsen Palmer considered relevant.

Olsen Palmer also discussed with certain members of senior management of PFG and its representatives the business, financial condition, results of operations and prospects of PFG. Olsen Palmer held similar discussions with certain members of senior management of SmartFinancial regarding the business, financial condition, results of operations, and prospects of SmartFinancial.

Olsen Palmer’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of October 29, 2019. Events occurring after October 29, 2019 could materially affect Olsen Palmer’s opinion. Olsen Palmer has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after October 29, 2019.

Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Olsen Palmer. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions Olsen Palmer reached are based on all the analysis and factors presented, taken as a whole, and also on application of Olsen Palmer’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Olsen Palmer therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analyses.

The following summarizes the material financial analyses that were considered by Olsen Palmer in rendering its opinion. The summary below is not a complete description of the analyses underlying Olsen Palmer’s opinion or the presentation made by Olsen Palmer to PFG’s board of directors, but is a summary of all material analyses performed and presented by Olsen Palmer. No company or transaction used in the analyses described below is identical or directly comparable PFG, SmartFinancial, or the contemplated merger.

Summary of Financial Terms of Merger Agreement. The financial terms of the merger agreement provide that PFG shareholders shall be entitled to receive in exchange for all shares of PFG common stock, $14,595,354.37 aggregate cash consideration, without interest, and 1,292,592.556 shares of SmartFinancial’s common stock. Based on 20,721 common shares of PFG outstanding as of October 29, 2019 and SmartFinancial’s closing price on October 28, 2019 of $20.72, the implied deal value per share equaled $1,996.91 and the aggregate transaction value approximated $41.4 million. Olsen Palmer calculated that the aggregate transaction value of $41.4 million represented:

•	125 percent of PFG’s June 30, 2019 tangible book value;

•	18.0 times PFG’s June 30, 2019 last twelve months earnings;

•	13.7 percent of PFG’s June 30, 2019 total assets; and

•	3.4 percent premium to PFG’s June 30, 2019 core deposits.

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PFG’s last twelve months earnings adjusted at an assumed 21% tax rate.

SmartFinancial Selected Companies Analysis. As part of its analysis, Olsen Palmer reviewed publicly available information to compare selected financial and market trading information for SmartFinancial and a group of 8 financial institutions which (i) were banks with common stock listed on the NASDAQ or NYSE; (ii) were headquartered in the United States; (iii) had total assets as of September 30, 2019 between $2.0 billion and $3.0 billion; (iv) had return on average assets over the twelve months ended September 30, 2019 between 0.50% and 1.50%; and (v) nonperforming assets as a percentage of total assets as of September 30, 2019 of less than 0.75%. These 8 financial institutions were as follows:

•	CapStar Financial Holdings, Inc.	•	Peoples Financial Services Corp.

•	MutualFirst Financial, Inc.	•	Sierra Bancorp

•	Old Second Bancorp, Inc.	•	Southern First Bancshares, Inc.

•	Orrstown Financial Services, Inc.	•	West Bancorporation, Inc.

Olsen Palmer noted the following selected financial measures, in each case as of and for the relevant period ended September 30, 2019:

	Total Assets ($billions)	Last Twelve Months Return on Average Assets	Nonperforming Assets to Total Assets
Low	$2.0	0.65%	0.02%
High	$2.6	1.47%	0.69%
Median	$2.3	1.20%	0.45%
Mean	$2.3	1.14%	0.43%
SmartFinancial	$2.4	1.15%	0.20%

Olsen Palmer analyzed various financial multiples for each company as calculated by S&P Global Market Intelligence, based on trading prices as of October 28, 2019 and financial metrics for the relevant period ended September 30, 2019, including trading price per share to last twelve months’ earnings per share, trading price per share to tangible common equity per share, and trading price per share to total assets. Olsen Palmer reviewed the mean, median, high, low, 25th percentile, and 75th percentile values for each metric of the selected companies. The results of the selected companies analysis are summarized below:

	Price to Last Twelve Months Earnings per Share		Price to Tangible Common Equity per Share	Price to Total Assets
Low	9.8	x	126%	10.7%
High	19.5	x	189%	15.9%
Median	13.1	x	152%	14.8%
Mean	13.7	x	151%	14.3%
25th Percentile	12.1	x	141%	13.7%
75th Percentile	14.3	x	156%	15.4%
SmartFinancial	11.0	x	127%	12.1%

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Selected Companies Analysis. Olsen Palmer analyzed the relative valuation multiples as calculated by S&P Global Market Intelligence of 8 publicly-traded banks (including banks traded over-the-counter) which (i) were headquartered in the U.S.; (ii) had total assets as of June 30, 2019 between $150 million and $500 million; (iii) had a return on average assets over the twelve months ended June 30, 2019 between 0.50% to 1.25%; and (iv) nonperforming assets as a percentage of total assets as of June 30, 219 between 1.50% and 3.00%. These 8 financial institutions were as follows:

•	Citizens Financial Corp.	•	Home Federal Bancorp, Inc. of Louisiana

•	Community Investors Bancorp, Inc.	•	Jefferson Security Bank

•	First Ottawa Bancshares, Inc.	•	Oxford Bank Corporation

•	Harford Bank	•	Peoples Bancorp, Inc.

Olsen Palmer noted the following selected financial measures, in each case as of and for the relevant period ended June 30, 2019:

	Total Assets ($millions)	Twelve Months Return on Average Assets	Nonperforming Assets to Total Assets
Low	$169	0.65%	1.52%
High	$461	1.19%	2.18%
Median	$341	0.93%	1.77%
Mean	$332	0.94%	1.78%
PFG (1)	$301	0.77%	2.29%

(1) PFG’s twelve months return on average assets adjusted at an assumed 21.0% tax rate.

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Olsen Palmer analyzed various financial multiples for each company as calculated by S&P Global Market Intelligence, based on trading prices as of October 28, 2019 and financial metrics for the relevant period ended June 30, 2019, including trading price per share to last twelve months’ earnings per share, trading price per share to tangible common equity per share, trading price per share to total assets, and the core deposit premium implied by the market capitalization. Olsen Palmer reviewed the mean, median, high, low, 25th percentile, and 75th percentile values for each metric of the selected companies. The results of the selected companies analysis are summarized below:

	Price to Last Twelve Months Earnings per Share		Price to Tangible Common Equity per Share	Price to Total Assets	Core Deposit Premium Implied by Market Capitalization
Low	8.9	x	94.4%	7.9%	-1.8%
High	14.4	x	121.2%	13.8%	2.0%
Median	11.6	x	104.7%	10.2%	0.4%
Mean	11.7	x	105.2%	10.3%	0.2%
25th Percentile	10.9	x	98.4%	9.0%	-0.4%
75th Percentile	12.9	x	108.7%	10.7%	0.9%

Selected Transactions Analysis. Olsen Palmer analyzed publicly available information relating to 8 acquisitions of banks that satisfied the following selected search criteria: transactions which (i) were announced between January 1, 2015 and October 28, 2019; (ii) where targets were headquartered in the Southeast U.S. (Southeast is defined as the following states: AL, AR, FL, GA, MS, NC, SC, TN, VA, and WV); (iii) where targets had total assets between $175 million and $500 million; (iv) where targets had a return on average assets over the twelve months prior to the transaction announcement between 0.5% and 1.5%; (v) where targets had nonperforming assets as a percentage of total assets between 1.75% and 3.25%; and (vi) where targets had tangible common equity as a percentage of tangible assets between 9.0% and 12.5%. The selected transactions consisted of the following (buyer / seller):

•	BancorpSouth Bank/Merchants Trust, Inc.

•	Premier Financial Bancorp, Inc./First Bank of Charleston, Inc.

•	Bay Banks of Virginia, Inc./Virginia BanCorp, Inc.

•	Equity Bancshares, Inc./Community First Bancshares, Inc.

•	Summit Financial Group, Inc./First Century Bankshares, Inc.

•	Seacoast Banking Corporation of Florida/Floridian Financial Group, Inc.

•	CenterState Banks, Inc./Hometown of Homestead Banking Company

•	Ameris Bancorp/Merchants & Southern Banks of Florida, Inc.

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Olsen Palmer noted the following selected financial measures of the targets, in each case as of prior to the transaction announcement and for PFG as of June 30, 2019:

	Total Assets ($millions)	Twelve Months Return on Average Assets	Nonperforming Assets to Total Assets	Tangible Common Equity to Tangible Assets
Low	$189	0.51%	1.78%	9.3%
High	$484	1.45%	3.02%	12.1%
Median	$379	0.71%	2.17%	11.2%
Mean	$359	0.85%	2.29%	10.8%
PFG (1)	$301	0.77%	2.29%	11.0%

(1) PFG’s twelve months return on average assets adjusted at an assumed 21.0% tax rate.

Olsen Palmer analyzed various financial multiples for each transaction as calculated by S&P Global Market Intelligence including deal value to last twelve months’ earnings prior to transaction announcement, deal value to tangible common equity, deal value to total assets, and the core deposit premium implied by the deal value. Olsen Palmer reviewed the mean, median, high, low, 25th percentile, and 75th percentile values for each such metric of the acquired institution in each such transaction. The results of the selected transactions analysis are summarized below:

	Deal Value to Last Twelve Months Earnings		Deal Value to Tangible Common Equity	Deal Value to Total Assets	Core Deposit Premium Implied by the Deal Value
Low	10.8	x	90.0%	5.3%	-1.5%
High	33.9	x	163.9%	18.5%	11.4%
Median	16.1	x	129.3%	12.3%	3.9%
Mean	18.6	x	129.0%	12.6%	4.7%
25th Percentile	12.8	x	114.4%	10.0%	2.3%
75th Percentile	23.0	x	146.9%	15.6%	7.4%

Discounted Cash Flow Analysis. Olsen Palmer analyzed the discounted present value of PFG projected free cash flows for the years ending December 31, 2019 through December 31, 2025. Olsen Palmer estimated fair value accounting adjustments, cost savings and other acquisition adjustments based on discussions with management of PFG and SmartFinancial and their representatives. Olsen Palmer estimated cash flows based on dividendable common equity, defined as Tier 1 Capital in excess of a minimum Tier 1 Capital ratio of 10.0%. Olsen Palmer applied a range of price to earnings multiples of 11.0x to 13.0x, based on review of price/last twelve months earnings multiples for relevant indices of publicly traded bank stocks, to PFG estimated calendar year 2025 net income to derive a terminal value.

The projected cash flows and terminal values were discounted using an estimated cost of equity capital for PFG derived by the Duff & Phelps discount rate build-up method consisting of the sum of a risk-free rate, equity risk premium, size premium, and industry risk premium. Olsen Palmer applied a range of discount rates of 12.0% to 14.0%.

The calculations resulted in a rage of implied values of $1,737.21 to $2,171.92 per PFG share.

The discounted cash flow analysis is a widely used valuation methodology that relies on numerous assumptions, including asset growth rates, earnings growth rates, discount rates, and terminal multiples, and the results of such methodology are highly dependent on these assumptions. The financial forecasts from 2019 – 2025 were provided by PFG management.

Conclusion. Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of October 29, 2019, the merger consideration to be received by the shareholders of PFG for all of the shares of PFG common stock in the merger pursuant to the agreement is fair, from a financial point of view, to such holders.

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Olsen Palmer’s Compensation and Other Relationships with PFG and SmartFinancial.

No limitations were imposed by PFG’s board of directors on Olsen Palmer with respect to the investigations made or procedures followed in rendering its opinion. Neither Olsen Palmer nor the individuals involved in providing Olsen Palmer’s opinion has any present or contemplated future ownership interest in PFG. Olsen Palmer is acting as PFG’s financial advisor in connection with the merger and will receive a fee for such advisory services (“advisory fee”) with such fee determined by multiplying a certain percentage by the total merger consideration, with such advisory fee contingent upon the closing of the merger. Given that the merger consideration will fluctuate between the signing of the merger agreement and the effective time, the amount of the advisory fee will likewise fluctuate. At the time of announcement of the transaction, Olsen Palmer’s advisory fee was approximately $517,000. Olsen Palmer also received a $100,000 fee from PFG upon rendering its opinion (“opinion fee”) and a progress fee of $50,000 (“progress fee”) at the time of the signing of the agreement. PFG has also agreed to indemnify Olsen Palmer against certain claims and liabilities arising out of Olsen Palmer’s engagement and to reimburse Olsen Palmer for certain of its out-of-pocket expenses incurred in connection with Olsen Palmer’s engagement.

Olsen Palmer has not provided investment banking and financial advisory services to PFG or SmartFinancial during the two-year period prior to October 29, 2019, except with respect to the transaction. Olsen Palmer may provide investment banking, financial advisory and other financial services to PFG and/or SmartFinancial in the future, for which Olsen Palmer may receive compensation.

Board Composition and Management of SmartFinancial after the Merger

Each of the officers and directors of SmartFinancial immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the SmartFinancial Charter and SmartFinancial Bylaws. Additionally, at the effective time of the merger, the board of directors of SmartFinancial will be expanded to add an additional member, and the vacancy caused by such expansion will be filled with Ottis H. Phillips.

Ottis Phillips, age 68, is the Chairman of the Board, President, and CEO of PFG and Progressive Savings Bank.  He has served on both Boards since 2016 and as President/CEO since 2018.  For 20 years, Mr. Phillips was the sole owner and President of SEC Enterprises, Inc., a beverage distribution company, located in Cookeville, Tennessee, which merged in 2013 with RMG, Inc. b/d/a Mid-South Distributing located in Tullahoma, Tennessee, where Mr. Phillips continued as President.  In 2016, he sold this company and formed and serves as the managing partner of Phillips Properties Partnership in Cookeville, Tennessee, purchasing several residential rental properties.  He has been a volunteer on numerous boards including the Cookeville-Putnam County Chamber of Commerce, the Blue Cross Bowl Steering Committee, the Tennessee Malt Beverage Association, the Tennessee Tech Athletic Hall of Fame selection committee, and the Tennessee Tech University Foundation Board of Directors.  Born and raised in the Upper Cumberland, Tennessee, Mr. Phillips graduated from Tennessee Technological University in Cookeville, Tennessee, with a bachelor’s degree in Mechanical Engineering and a master’s degree in Business Administration.

Interests of PFG’s Directors and Executive Officers in the Merger

In considering the recommendation of the PFG board of directors, shareholders should be aware that the directors and executive officers of PFG have certain interests in the merger that may be different from, or in addition to, the interests of PFG shareholders generally. The PFG board of directors was aware of these interests and considered them, among other matters, in making its recommendation that PFG shareholders vote to approve the merger proposal. These interests are described in further detail below.

Appointment to the Board of Directors of SmartFinancial and SmartBank

Pursuant to the Merger Agreement, Ottis H. Phillips, President and CEO of PFG, will become a member of the board of directors of each of Smart Financial and SmartBank following the Effective Time.

Employment Arrangement

Some members of the Progressive Bank management team will continue to receive employment benefits that are consistent with those of other similarly situated SmartBank employees after the closing of the merger.

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Other

All participants in the Jo Ann Rains Employee Stock Ownership Plan and the Progressive Savings Bank F.S.B. 401(k) Plan, including any directors or executive officers participating in such plans, will become 100% vested as of each plan’s termination date (the day of the merger and the day immediately prior to the merger, respectively.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the merger agreement, for a period of six years from and after the effective time, SmartFinancial must indemnify certain persons, including PFG’s directors and executive officers. In addition, the merger agreement requires that for a period of six years from the effective time, subject to a cap on the amount of premiums, SmartFinancial must maintain an insurance policy for the benefit of certain persons, including PFG’s directors and executive officers. For additional information, see “The Merger Agreement — Covenants and Agreements; Indemnification and Insurance.”

Beneficial Ownership of PFG Common Stock by Management and Principal Shareholders of PFG

As of the Record Date, PFG had issued and outstanding 20,721 shares of common stock. The following table sets forth information as of the Record Date with respect to the beneficial ownership of PFG common stock by (i) each person who is the beneficial owner of more than 10% of the outstanding shares of PFG common stock, (ii) each director of Progressive Savings Bank and PFG, (iii) each of the executive officers of Progressive Savings Bank, PFG, and their significant subsidiaries, and (iv) all of the above as a group. Management of PFG knows of no other persons, other than those set forth in the following table, who own beneficially more than 10% of the outstanding shares of PFG common stock as of the date of this Proxy Statement/Prospectus.

Name, City, State	Age	Office in Bank	Office in PFG	Principal Occupation	Shares and % of Common Stock[1]

Matt Daugherty Crossville, TN	54	EVP of Retail	N/A	Banker	0 (0%)

Dustin Davis Jamestown, TN	32	CFO	N/A	Banker	2.295 (.01%)

Robert Dowell Knoxville, TN	71	Director	Director	Pharmacist	593 (2.86%)

T. Scott Edwards Allardt, TN	56	Director	Director	Manufacturing	1,949 (9.41%)

Gary L. Hicks[2] Jamestown, TN	54	Director	Director	Banker	10.946 (0.05%)

Mark Justice Jamestown, TN	49	EVP	N/A	Banker	9.83 (0.05%)

Mark Norman Jamestown, TN	59	EVP	N/A	Banker	8.955 (0.04%)

Ottis H. Phillips Cookeville, TN	68	Chairman, CEO, President	Chairman, CEO, President	Retired Beverage Distr.	935 (4.51%)

Mike Porten Silver Point, TN	64	EVP, Chief Banking Officer	N/A	Banker	0 (0%)

Emily Phillips Rains[3] Cookeville, TN	36	NA	NA	Homemaker	8,564.215 (41.33%)

Paul Roberts Cookeville, TN	46	Director	Director	CPA	0 (0%)

Brandon Smith Jamestown, TN	44	Director, Secretary	Director	Home centers operations	125 (0.60%)

Executives of Other Subsidiaries

Wayne H. Cravens Cookeville, TN		Financial Services Director of Cravens & Company Advisors, LLC			403.711 (1.95%)

G. Sam Sandlin Cookeville, TN		CPA, Progressive Accounting & Tax LLC			0 (0%)

John Cook Jamestown, TN		President of Rains Agency Inc.			11.657 (0.06%)

10% Shareholders, Directors, and Executive Officers as a Group					12,613.609 (60.87%)

1 20,721 share are outstanding. Share counts include, in some circumstances, shares allocated to each individual through the ESOP.

2 Resigned as President and Chief Executive Officer on September 21, 2018 and as a director but agreed to serve as a until a replacement can be elected.

3 Daughter of Ottis Phillips.

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PFG maintains an employee stock ownership plan for the benefit of its employees known as the Jo Ann Rains Employee Stock Ownership Plan (the “ESOP”). Participants and/or beneficiaries of the ESOP are entitled to direct the trustee of the ESOP as to the voting of any voting shares of PFG common stock allocated to their PFG common stock accounts under the ESOP with respect to any vote requirement for the approval or disapproval of any corporate merger. In accordance with instructions from the ESOP plan committee, the trustee shall vote any unallocated shares held by the ESOP trust as well as any allocated shares for which a participant and/or beneficiary has failed to give timely voting direction. Currently, there are 385.769 shares of PFG stock allocated to specific employees under the ESOP, with the remaining 432.231 shares being unallocated. The trustee of the ESOP is Matt Curtis, an employee of Progressive Savings Bank. The ESOP Plan Committee is made up of Terri Buchanan, Brittany Rose, Jessica Parrott, Lisa Wills, John Davis, Karen Cole, Tyler Atkinson, and Jerry Ward, who are also employees of Progressive Savings Bank.

Limitation of Director's Liability

PFG's charter provides that the personal liability of a director of PFG to PFG or its stockholders for damages for breach of fiduciary duty of the director is limited to the extent permitted by the Tennessee Business Corporation Act and applicable federal law. There is no such limitation with respect to a director's liability for any breach of the director's duty of loyalty to PFG or its stockholders or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. In addition, certain provisions are provided in the charter and bylaws of PFG to indemnify officers and directors for certain acts. Such limitation of liability also does not limit a director's liability for violation of, or otherwise relieve PFG or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of equitable remedies such as injunctive relief or rescission.

PFG believes this provision will assist in securing the services of directors who are not employees of PFG. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders for any particular case, stockholders may not have any effective remedy against the challenged conduct.

Certain Transactions

The officers and directors are required to devote only so much of their time to the business of Progressive Savings Bank and PFG as in their judgment is reasonably required. The officers and directors, and their affiliates, may engage, and are presently engaging, for their own accounts in other business ventures, including management and the formation of other corporations or ventures. Such activities may result in conflicts of interest.

Progressive Savings Bank has in the past and will continue to have in the future banking transactions in the ordinary course of business with directors, officers, and 5% stockholders and "related interests" of such persons. As used in this connection, "related interests" includes any entities, such as corporations in which directors have a 10% or greater ownership; corporations in which directors or officers of Progressive Savings Bank also serve as officers; other organizations, partnerships, and entities in which such persons are interested; and certain relatives of directors and officers. It is management's opinion that the direct and indirect extensions of credit described above have been and will continue to be (i) evidenced by a promissory note naming the lender as payee, and contain an annual percentage rate which is reasonably comparable to that normally charged to non-affiliates by other commercial lenders for similar loans made in the lender's locale; (ii) repaid pursuant to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made in the lender's locale; (iii) made only if credit reports and financial statements, or other reasonable investigation appropriate in light of the nature and terms of the loan and which meet the loan policies normally used by other commercial lenders for similar loans made to non-affiliates in the lender's locale, show the borrower to be collectible and a satisfactory credit risk; and (iv) relative to the purpose of the loan and the disbursement of proceeds, reviewed and monitored in a manner comparable to that normally used by other commercial lenders for similar loans made in the lender's locale on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions with unrelated persons and have not, and will not in the future, involve more than normal risk of uncollectibility or present other unfavorable features. At September 30, 2019, direct and indirect loans to officers and directors by Progressive Savings Bank aggregated approximately $2,806,000.

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In addition, the directors of PFG and shareholders owning more than 10% of PFG who collectively beneficially own and have the power to vote approximately 58.8% of PFG common stock have entered into agreements with SmartFinancial in which they have agreed, among other things, to vote their shares of PFG common stock in favor of the merger proposal and the adjournment proposal. The voting agreements automatically terminate upon the earlier to occur of (i) the approval by PFG’s stockholders of the merger proposal or (ii) the termination of the merger agreement.

Regulatory Approvals Required for the Merger

Completion of the merger is subject to prior receipt of all approvals required to be obtained from applicable governmental and regulatory authorities. Subject to the terms and conditions of the merger agreement, PFG and SmartFinancial have agreed to use their reasonable best efforts and cooperate to prepare and file, as promptly as possible, all necessary documentation and to obtain as promptly as practicable all regulatory approvals or waivers required or advisable to complete the transactions contemplated by the merger agreement. These approvals and waivers include, among others, a waiver from the Federal Reserve Board and an approval from the TDFI. SmartFinancial and/or PFG have filed applications, waiver requests and notifications to obtain the required regulatory approvals or waivers.

Federal Reserve Board

The merger of PFG with SmartFinancial must be approved by the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, or the BHC Act, and its implementing regulations, unless the Federal Reserve Board waives the application requirements of the BHC Act. In considering the approval of a transaction such as the merger, the BHC Act and related laws require the Federal Reserve Board to review, with respect to the parent holding companies and the bank concerned: (1) the competitive impact of the transaction; (2) financial, managerial and other supervisory considerations, including capital positions and managerial resources of the subject entities; (3) the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act and fair lending laws; (4) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system; and (5) additional public benefits of the proposal, such as the benefits to the customers of the subject entities. In connection with its review, the Federal Reserve Board will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

SmartFinancial filed a written request that the Federal Reserve Board waive the application requirements of the BHC Act with regard to its acquisition of PFG on November 27, 2019.

The merger of Progressive Savings Bank with and into SmartBank will be subject to approval by the Federal Reserve Board under Section 18(c) of the Federal Deposit Insurance Act (which we refer to as the “Bank Merger Act”). In evaluating an application filed under the Bank Merger Act, the Federal Reserve Board considers: (1) the competitive impact of the transaction, (2) the financial and managerial resources of the depository institutions party to the bank merger and future prospects of the resulting institution, (3) the convenience and needs of the communities to be served, (4) the depository institutions’ effectiveness in combating money-laundering activities and (5) the risk to the stability of the United States banking and financial system. SmartBank’s establishment and operation of branches at Progressive Savings Bank’s existing branch locations is also subject to approval under Section 9 of the Federal Reserve Act. In considering an application under Bank Merger Act, the Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the CRA.

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SmartBank filed an application with the Federal Reserve Board under the Bank Merger Act requesting approval of the bank merger on November 27, 2019.

Tennessee Department of Financial Institutions

The merger of Progressive Savings Bank with and into SmartBank must also be approved by the Tennessee Department of Financial Institutions (the “TDFI”) under Tennessee Code Annotated Section 45-2-1304. In considering an application under Section 45-2-1304, the TDFI reviews certain factors, including the compliance of the resulting state bank with state laws, the adequacy of the capital structure of the surviving bank, the fairness of the transaction, and whether the transaction is contrary to the public interest.

SmartBank filed an application with the TDFI pursuant to Tennessee Code Annotated Section 45-2-1304 requesting approval of the bank merger on November 27, 2019.

SmartFinancial and PFG believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither SmartFinancial nor PFG can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. The parties have agreed that SmartFinancial will not be required, and PFG and its subsidiaries will not be permitted, to take any action or commit to take any action or agree to any condition or restrictions in connection with the regulatory approvals that, individually or in the aggregate, would have or would be reasonably likely to have a material adverse effect on SmartFinancial and its subsidiaries or PFG and its subsidiaries as of and following the completion of the merger.

The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals. SmartFinancial and PFG will use their respective commercially reasonable efforts to resolve any objections that may be asserted by any regulatory authority with respect to the merger agreement or the merger or the other transactions contemplated by the merger agreement.

Neither SmartFinancial nor PFG is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of PFG common stock that exchange their shares of PFG stock for shares of SmartFinancial common stock and cash in the merger. This discussion is based upon the Code, its legislative history, the Treasury Regulations promulgated under the Code, and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus, and all of which are subject to change, potentially retroactively, which could affect the accuracy of the statements and conclusions set forth in this discussion.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of PFG common stock that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or (d) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

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This discussion addresses only those U.S. holders of PFG common stock that hold their shares of PFG common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Importantly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder in light of that U.S. holder’s individual circumstances or to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws, including, without limitation, a U.S. holder that is:

•	a bank or other financial institution;

•	a tax-exempt organization;

•	a regulated investment company;

•	a real estate investment trust;

•	a mutual fund;

•	an S corporation, partnership or other pass-through entity (or an investor in an S corporation, partnership or other pass-through entity);

•	a retirement plan, individual retirement account or other tax-deferred account;

•	an insurance company;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects to use the mark-to-market method of accounting;

•	a holder of PFG common stock subject to the alternative minimum tax provisions of the Code;

•	a holder of PFG common stock that received PFG common stock through the exercise of an employee stock option, through a tax-qualified retirement plan or otherwise as compensation;

•	a holder of PFG common stock that has a functional currency other than the U.S. dollar;

•	a holder of PFG common stock that holds such stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a person that is not a U.S. holder; or

•	a U.S. expatriate or former citizen or resident of the United States.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds PFG common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership. Partnerships holding PFG common stock and partners in such partnerships should consult their tax advisors.

This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax, nor does it address any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations issued thereunder and intergovernmental agreements entered into pursuant thereto). Determining the actual tax consequences of the merger to a U.S. holder is complex and can depend, in part, on the U.S. holder’s specific situation. Each U.S. holder should consult its own independent tax advisor as to the tax consequences of the merger in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

In connection with the filing with the SEC of the registration statement on Form S-4 of which this proxy statement/prospectus is a part, Alston & Bird LLP, tax counsel to SmartFinancial, has rendered its tax opinion to SmartFinancial and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, tax counsel to PFG, has rendered its tax opinion to PFG, in each case to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Copies of the tax opinions are attached as Exhibits 8.1 and 8.2 to the registration statement on Form S-4.

The obligations of the parties to complete the merger are conditioned on, among other things, the receipt by SmartFinancial and PFG of opinions from Alston & Bird LLP and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, respectively, dated the closing date of the merger, to the effect that for U.S. federal income tax purposes the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. The conditions relating to receipt of such closing opinions may be waived by both SmartFinancial and PFG. Neither SmartFinancial nor PFG currently intends to waive the conditions related to the receipt of the closing opinions. If receipt of the closing opinions were to be waived, the vote of the holders of PFG stock to approve the merger agreement would be resolicited.

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These opinions of Alston & Bird LLP and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC provided to SmartFinancial and PFG, respectively, are and will be subject to customary qualifications and assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger strictly in accordance with the merger agreement and the registration statement of which this proxy statement/prospectus forms a part. In rendering their legal opinions, Alston & Bird LLP and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC will rely upon representations and covenants of SmartFinancial and PFG, including those representations contained in certificates of officers of SmartFinancial and PFG, reasonably satisfactory in form and substance to each such counsel, and will assume that such representations are true, correct and complete without regard to any knowledge limitation and that such covenants will be complied with. If any of these assumptions or representations are inaccurate in any way, or any of the covenants are not complied with, these opinions could be adversely affected. The opinions represent each counsel’s best legal judgment, but have no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues. In addition, neither PFG nor SmartFinancial has requested nor does either of them intend to request a ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Accordingly, there can be no assurances that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or described in the tax opinions.

The following discussion assumes that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

Tax Consequences to U.S. Holders

Subject to the discussion below relating to the receipt of cash in lieu of a fractional share, a U.S. holder that exchanges PFG common stock for a combination of SmartFinancial common stock and cash:

•	will generally recognize capital gain (but not loss) equal to the lesser of (i) the excess, if any, of the amount of cash plus the fair market value of any SmartFinancial common stock received in the merger over the U.S. holder’s tax basis in the shares of PFG common stock surrendered in exchange therefor and (ii) the amount of cash received by the U.S. holder in the merger (other than cash received in lieu of a fractional share);

•	will generally have a tax basis in the SmartFinancial common stock received in the merger (including any fractional share deemed received and redeemed for cash as described below) equal to the tax basis of the PFG common stock surrendered in exchange therefor, increased by the amount of taxable gain, if any, recognized by the U.S. holder in the merger (other than with respect to cash received in lieu of a fractional share), and decreased by the amount of cash received by the U.S. holder in the merger (other than cash received in lieu of a fractional share); and

•	will generally have a holding period for shares of SmartFinancial common stock received in the merger that includes its holding period for its shares of PFG common stock surrendered in exchange therefor.

Such capital gain will generally be long-term capital gain if, as of the effective date of the merger, the U.S. holder’s holding period for such shares of PFG common stock exceeds one year. Long-term capital gain of non-corporate taxpayers, including individuals, is generally taxed at preferential rates.

In the case of any U.S. holder that acquired different blocks of PFG common stock at different times and at different prices, any realized gain or loss will generally be determined separately for each identifiable block of PFG shares exchanged in the merger. Such U.S. holder should consult its own tax advisor regarding the manner in which gain or loss should be determined for each identifiable block of PFG shares.

Treatment of Pre-Closing Distributions

Generally, distributions to a shareholder from a corporation taxed under Subchapter S of the Internal Revenue Code are not taxable to the extent of a shareholder’s adjusted tax basis in the S corporation stock, with any distribution in excess of adjusted tax basis being treated as gain from the sale or exchange of property. However, if an S corporation has C corporation earnings and profits from prior C corporation years, distributions by the S corporation to its shareholders may be taxable as dividends under certain limited circumstances.

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Pursuant to the Merger Agreement, PFG is permitted to make the following distributions to its shareholders prior to closing: (1) dividend in an amount equal to the balance of PFG’s accumulated adjustment account as of December 31, 2019, less the tax distributions as described below, subject to a maximum of $14,595,354.37, less any adjustments to the aggregate cash consideration pursuant to the merger agreement, (2) a one-time tax distribution payable on or before February 29, 2020 in an amount that will enable PFG’s shareholders to satisfy their respective tax obligations in connection with their pro rata share of the income of PFG for the tax period ending on December 31, 2019; and (3) a one-time tax distribution payable immediately prior to the closing in an amount sufficient for PFG’s shareholders to satisfy their respective tax obligations in connection with their pro rata share of the income of PFG for the tax period commencing on January 1, 2020 and ending on the closing date. We collectively refer to these distributions as the “pre-closing distributions”.

U.S. holders generally will not be taxed on the Pre-Closing Distributions to the extent of their tax basis in their PFG common stock immediately prior to the distribution. To the extent that pre-closing distributions are not taxable due to a U.S. holder’s tax basis prior to the distributions exceeding the amount received, the holder’s tax basis in its PFG common stock would decrease (but not below zero) by the amount of the distributions paid. A U.S. holder’s adjusted tax basis in PFG common stock, after taking into account the pre-closing distributions, would affect the amount of the holder’s gain or loss, if any, in the merger as well as the holder’s carryover tax basis in the SmartFinancial common stock received in the merger.

As described above, to the extent that any such distribution exceeds the shareholder’s adjusted tax basis in his or her S corporation stock, the excess portion would be taxable as a gain from the sale or exchange of property. That gain generally would be a capital gain and would be long-term capital gain if, at the time that the distribution is made, the holder’s holding period for its PFG common stock exceeds one year. Long-term capital gain of non-corporate taxpayers, including individuals, is generally taxed at preferential rates.

Generally, distributions made by corporations before a merger are disregarded in determining whether the merger is treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and are not treated as cash received in the merger (which could result in the recognition of gain by the shareholders as a result of the merger), unless the source of funds for such distributions can be traced to the acquiring entity. PFG intends to make the pre-closing distributions described above out of its own funds and does not expect that such distributions would cause the merger to fail to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or that such distributions would be treated as cash received in the merger, but there can be no assurances that the Internal Revenue Service or a court would not adopt a contrary position.

A U.S. holder who recognizes gain to the extent pre-closing distributions exceed the holder’s tax basis in the PFG shares may also be subject to net investment income tax, backup withholding, and reporting in the same manner as described below.

Shareholders Exercising Dissenters’ Rights

Upon its exercise of dissenters’ rights, a U.S. holder of PFG common stock will exchange all of its PFG common stock for cash. A U.S. holder that receives only cash in exchange for its PFG common stock in the merger will generally recognize gain or loss equal to the difference between the amount of cash received and such U.S. holder’s tax basis in its PFG common stock. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for its shares of PFG common stock surrendered exceeds one year. Long-term capital gain of non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses may be subject to limitations.

Cash In Lieu of a Fractional Share

If a U.S. holder receives cash in lieu of a fractional share of SmartFinancial common stock, the U.S. holder will generally be treated as having received the fractional share of SmartFinancial common stock in the merger and then as having exchanged the fractional share of SmartFinancial common stock for cash. As a result, the U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received and the portion of the U.S. holder’s aggregate tax basis allocable to the fractional share of SmartFinancial common stock. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder’s holding period for the PFG common stock deemed surrendered in exchange for the fractional share of SmartFinancial common stock exceeds one year. Long-term capital gain of non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses may be subject to limitations.

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Net Investment Income Tax

A. non-corporate U.S. holder of PFG common stock is generally subject to a 3.8% tax on the lesser of (i) his or her “net investment income” for the relevant taxable year or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold which depends on the holder’s U.S. federal income tax filing status. Net investment income generally would include any gain recognized in connection with the merger, as well as, among other items, other interest, dividends, capital gains and rental or royalty income received. U.S. holders of PFG common stock should consult their own tax advisors as to the application of this additional tax to their circumstances.

Backup Withholding

Backup withholding at the applicable rate (currently 24%) may apply with respect to certain cash payments to holders of PFG common stock unless the holder:

•	furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding on IRS Form W-9 or successor form included in the letter of transmittal that the U.S. holder will receive, and otherwise complies with all the applicable requirements of the backup withholding rules; or

•	provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Certain Reporting Requirements

If a U.S. holder that receives SmartFinancial common stock in the merger is considered a “significant holder,” such U.S. holder will generally be required (a) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the merger, including such U.S. holder’s tax basis in, and the fair market value of, the PFG common stock surrendered by such U.S. holder, and (b) to retain permanent records of these facts relating to the merger. A “significant holder” is any PFG shareholder that, immediately before the merger, (y) owned at least 1% (by vote or value) of the outstanding stock of PFG or (z) owned PFG securities with a tax basis of $1.0 million or more.

This discussion of material U.S. federal income tax consequences does not purport to be a complete analysis or discussion of all the potential tax consequences of the merger. It is for general information only purposes and is not tax advice. Holders of PFG common stock are urged to consult their own independent tax advisors as to the U.S. federal income tax consequences, in light of their particular situations, of the merger (or exercise of dissenters’ rights), as well as the applicability of any other U.S. federal tax laws and any state, local, and foreign tax laws.

Accounting Treatment

The merger will be accounted for under the acquisition method of accounting for business combinations under GAAP. Under this method, PFG’s assets and liabilities as of the date of the merger will be recorded at their respective fair values. Any difference between the purchase price for PFG and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with ASC Topic 805, “Business Combinations,” the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by SmartFinancial in connection with the merger will be amortized to expense in accordance with such rules. The consolidated financial statements of SmartFinancial issued after the merger will reflect the results attributable to the acquired operations of PFG beginning on the date of completion of the merger.

Dissenters’ Rights

Under Tennessee law, holders of shares of PFG common stock who deliver written notice of their intent to dissent and do not vote in favor of the merger proposal have the right to dissent and receive the fair value of their PFG common stock in cash. PFG shareholders electing to exercise dissenters’ rights must comply with the provisions of Chapter 23 of the Tennessee Business Corporation Act in order to perfect their rights. A copy of Chapter 23 of the Tennessee Business Corporation Act is attached to as Annex C to this proxy statement/prospectus.

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The following is intended as a brief summary of the material provisions of the Tennessee statutory procedures required to be followed by a holder of PFG common stock in order to properly dissent from the merger and perfect the shareholder’s dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Chapter 23 of the Tennessee Business Corporation Act, the full text of which appears as Annex C of this proxy statement/prospectus.

Holders of PFG common stock who do not vote in favor of (or who abstain from voting on) the merger proposal, and who perfect their dissenters’ rights by complying with the provisions of Chapter 23 of the Tennessee Business Corporation Act, will have the right to receive cash payment for the “fair value” of their PFG common stock as determined in accordance with Chapter 23 of the Tennessee Business Corporation Act.

In order to perfect dissenters’ rights with respect to the merger, a holder of PFG common stock must (1) deliver to PFG, before the vote to approve the merger proposal is taken, written notice of his or her intent to demand payment for his or her shares of PFG common stock if the merger is consummated; and (2) not vote, or cause or permit to be voted, any of his shares of PFG common stock in favor of the merger proposal. Within 10 days after consummation of the merger, PFG must send to each of the PFG shareholders who has perfected dissenters’ rights in accordance with the steps disclosed above, a written dissenters’ notice and form setting forth instructions for receipt and payment of their shares of PFG common stock. Upon receipt of such notice and form, dissenting PFG shareholders will become entitled to receive payment of their shares of PFG common stock when they: (1) demand payment; (2) certify that they received their shares prior to the date of the first public announcement of SmartFinancial’s and PFG’s intention to merge; and (3) deposit with SmartFinancial certificates representing their shares of PFG common stock in accordance with the instructions set forth in the notice.

Any holder of PFG common stock contemplating the exercise of his or her dissenters’ rights should carefully review Chapter 23 of the Tennessee Business Corporation Act, a copy of which is attached to this proxy statement/prospectus as Annex C. A holder of PFG common stock who fails to comply with all requirements of such Chapter 23 will forfeit his or her dissenters’ rights and, upon consummation of the merger, that holder’s shares of PFG common stock will be converted into the right to receive the merger consideration to which the shareholder is entitled under the merger agreement.

In general, any dissenting shareholder who perfects his or her right to be paid the “fair value” of the holder’s PFG common stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of any cash.

Exchange of Shares in the Merger

The conversion of PFG common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of PFG common stock for the merger consideration to be received pursuant to the terms of the merger agreement. For more information regarding the procedures for exchanging your shares of PFG common stock for the merger consideration, see “The Merger Agreement – Procedures for Converting Shares of PFG Common Stock into Merger Consideration” below.

Listing of SmartFinancial Common Stock

SmartFinancial has agreed to use its commercially reasonable efforts to cause the shares of SmartFinancial common stock issuable in connection with the merger be approved for listing on the NASDAQ Capital Market, subject to official notice of issuance, prior to the effective time of the merger.

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THE MERGER AGREEMENT

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

The boards of directors of SmartFinancial and PFG have each unanimously approved the merger agreement, which provides for the merger of PFG with and into SmartFinancial, with SmartFinancial as the surviving company in the merger.

The merger agreement also provides that immediately after the effective time of the merger but in effect simultaneously on the date the merger closes, Progressive Bank, which is a direct wholly owned subsidiary of PFG, will merge with and into SmartBank, a direct wholly owned subsidiary of SmartFinancial, with SmartBank as the surviving bank of such merger. The terms and conditions of the merger of SmartBank and Progressive Bank are set forth in a separate merger agreement and plan of merger, referred to as the bank merger agreement, the form of which is attached as Exhibit B to the merger agreement. As provided in the bank merger agreement, the merger of SmartBank and Progressive Bank may be abandoned at the election of SmartFinancial at any time, whether before or after filings are made for regulatory approval of such merger. We refer to the merger of SmartBank and Progressive Bank as the bank merger.

The merger agreement allows SmartFinancial to change the structure of the merger at any time and without the approval of PFG if and to the extent that SmartFinancial reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount or kind of merger consideration to be provided under the merger agreement, (ii) materially impede or delay consummation of the merger, (iii) adversely affect the federal income tax treatment of PFG shareholders in connection with the merger, or (iv) require submission to or the approval of PFG shareholders after the merger proposal has already been approved by PFG’s shareholders.

Closing and Effective Time of the Merger

The closing will take place immediately prior to the effective time of the merger. The effective time of the merger will be the later of (i) the date and time of filing of the articles of merger with the Secretary of State of the State of Tennessee by SmartFinancial or (ii) the date and time when the merger becomes effective as set forth in such articles of merger, which will be no later than three business days after all of the conditions to the closing of the merger have been satisfied or waived in accordance with their terms.

We currently expect that the merger will be completed in the first quarter of 2020, subject to obtaining the requisite approvals from the shareholders of PFG, the receipt of all necessary regulatory approvals and the expiration of all regulatory waiting periods and other conditions. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. No assurance is made as to whether, or when, SmartFinancial and PFG will obtain the required approvals or complete the merger. See “The Merger Agreement — Conditions to Completion of the Merger.”

Organizational Documents of the Surviving Company

At the effective time of the merger, the SmartFinancial Charter and the SmartFinancial Bylaws in effect immediately prior to the effective time of the merger will be the charter and bylaws of the surviving company until thereafter amended in accordance with their respective terms and applicable laws.

Board Composition and Management of Surviving Company

Each of the officers and directors of SmartFinancial immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the SmartFinancial Charter and the SmartFinancial Bylaws, provided, however, that the board of directors of SmartFinancial shall be expanded as of the effective time to add one additional seat, which will be filled by Ottis H. Phillips.

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Merger Consideration

Under the terms of the merger agreement, at the effective time of the merger, each share of PFG common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive  a pro rata portion (which is a ratio equal to one divided by the number of shares of PFG common stock issued and outstanding as of the closing) of (1) an aggregate amount of cash equal to $14,595,354.37 minus the amount of any pre-closing dividend paid by PFG and any loss in excess of $250,000 realized by PFG or its applicable subsidiary on sales of certain assets prior to closing, and (2) 1,292,592.556 shares of SmartFinancial common stock. We refer to the cash and shares of SmartFinancial common stock into which the PFG common stock will convert as the “merger consideration”.

SmartFinancial will not issue any fractional shares of SmartFinancial common stock in the merger. PFG shareholders who would otherwise be entitled to a fractional share of SmartFinancial common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in SmartFinancial common stock (rounded to the nearest one hundredth of a share) by the average closing price of SmartFinancial’s common stock on the NASDAQ Capital Market over the ten (10) trading days ending on the trading day immediately prior to the closing date.

If SmartFinancial or PFG change the number of shares of SmartFinancial common stock or PFG common stock outstanding prior to the effective time of the merger as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to SmartFinancial common stock or PFG common stock and the record date for such corporate action is prior to the effective time of the merger, then the merger consideration shall be appropriately and proportionately adjusted to give PFG shareholders the same economic effect as contemplated by the merger agreement prior to any such event.

The value of the shares of SmartFinancial common stock to be issued to PFG shareholders in the merger will fluctuate between now and the closing date of the merger. We make no assurances as to whether or when the merger will be completed, and you are advised to obtain current sale prices for the SmartFinancial common stock.

Procedures for Converting Shares of PFG Common Stock into Merger Consideration

Exchange Agent

SmartFinancial will designate a third party to act as the exchange agent in connection with the merger. The exchange agent shall also act as the agent for PFG shareholders for the purpose of receiving their PFG stock certificates and shall obtain no rights or interests in the shares represented thereby. Prior to the effective time of the merger, SmartFinancial will deposit, or cause to be deposited, with the exchange agent the aggregate merger consideration and, to the extent then determinable, any cash payable in lieu of fractional shares, necessary to satisfy the aggregate merger consideration payable.

Transmittal Materials and Procedures

Promptly (but not more than three business days) after the effective time of the merger, SmartFinancial will cause the exchange agent to send transmittal materials, which will include the appropriate form of letter of transmittal, to holders of record of shares of PFG common stock (other than excluded shares) providing instructions on how to effect the delivery of certificates or book-entry shares of PFG common stock in exchange for the merger consideration. After the effective time of the merger, when a PFG shareholder surrenders his or her stock certificates or book-entry shares, accompanied by a properly executed letter of transmittal and any other documents as may reasonably be required by the exchange agent, the holder of shares of PFG common stock will be entitled to receive, (i) the merger consideration and (ii) any cash in lieu of fractional shares to which the holder is entitled.

Surrender of PFG Stock Certificates

The exchange agent will mail to each holder of record of PFG common stock the letter of transmittal along with instructions for completing the letter of transmittal and delivering to the exchange agent the completed letter of transmittal along with the stock certificates or book-entry shares representing the shares of PFG common stock held by the shareholder.

Following the effective time of the merger, upon the surrender to the exchange agent of the certificate(s) or book-entry shares representing his or her shares of PFG common stock, accompanied by a properly completed letter of transmittal, a PFG shareholder will be entitled to receive the merger consideration promptly after the effective time of the merger (including any cash in lieu of fractional shares). Until surrendered, each such certificate or book-entry share will represent after the effective time of the merger, for all purposes, only the right to receive the merger consideration, without interest (including any cash in lieu of fractional shares), and any dividends to which such holder is entitled pursuant to the merger agreement.

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No dividends or other distributions with respect to SmartFinancial common stock after completion of the merger will be paid to the holder of any unsurrendered PFG stock certificates or book-entry shares with respect to the shares of PFG common stock represented by those certificates until those certificates or book-entry shares have been properly surrendered. Subject to applicable abandoned property, escheat or similar laws, following the proper surrender of any such previously unsurrendered PFG stock certificate or book-entry shares, the holder of the certificate or book-entry shares will be entitled to receive, without interest: (i) the amount of unpaid dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of SmartFinancial common stock represented by that certificate or book-entry shares; and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of SmartFinancial common stock represented by that certificate or the book-entry shares with a record date after the effective time of the merger (but before the date on which the certificate or book-entry shares are surrendered) and with a payment date subsequent to the issuance of the shares of SmartFinancial common stock issuable in exchange for that certificate or book-entry shares.

None of SmartFinancial, the exchange agent or any other person will be liable to any former PFG shareholder for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

In the event any PFG stock certificate is lost, stolen or destroyed, in order to receive the merger consideration (including cash in lieu of any fractional shares), the holder of that certificate must provide an affidavit of that fact and, if reasonably required by SmartFinancial or the exchange agent, post a bond in such amount as SmartFinancial or the exchange agent determines is reasonably necessary to indemnify it against any claim that may be made against it with respect to that certificate.

SmartFinancial and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any PFG shareholder the amounts they are required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

After completion of the merger, there will be no further transfers on the stock transfer books of PFG other than to settle transfers of PFG common stock that occurred prior to the effective time of the merger.

No interest will be paid or accrued on any amount payable upon cancellation of shares of PFG common stock. The shares of SmartFinancial common stock issued and cash amount paid in accordance with the merger agreement upon conversion of the shares of PFG common stock (including any cash paid in lieu of fractional shares) will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of PFG common stock.

If any portion of the merger consideration is to be delivered to a person or entity other than the holder in whose name any surrendered certificate is registered, it will be a condition of such exchange that (i) the certificate surrendered must be properly endorsed or must be otherwise in proper form for transfer and (ii) the person or entity requesting such payment pays any transfer or other similar taxes required by reason of the payment of the merger consideration to a person or entity other than the registered holder of the certificate surrendered or will establish to the satisfaction of SmartFinancial that such tax has been paid or is not required to be paid. Payment of the applicable merger consideration with respect to book-entry shares will only be made to the person or entity in whose name such book-entry shares are registered. The shares of SmartFinancial common stock may be in uncertificated book-entry form, unless a physical certificate is otherwise required by any applicable law.

Representations and Warranties

The merger agreement contains customary representations and warranties of SmartFinancial and PFG relating to their respective businesses that are made as of the date of the merger agreement and as of the closing date of the merger. The representations and warranties of each of SmartFinancial and PFG have been made solely for the benefit of the other party, and these representations and warranties should not be relied on by any other person. In addition, these representations and warranties:

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•	have been qualified by information set forth in confidential disclosure schedules in connection with signing the merger agreement—the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement;

•	will not survive consummation of the merger;

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate;

•	are in some cases subject to a materiality standard described in the merger agreement which may differ from what may be viewed as material by you; and

•	were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

The representations and warranties made by SmartFinancial and PFG to each other primarily relate to:

•	corporate organization, existence, power and authority;

•	capitalization;

•	corporate authorization to enter into the merger agreement and to consummate the merger;

•	regulatory approvals and consents required in connection with the merger and the bank merger;

•	the accuracy of financial statements;

•	absence of material adverse effect on each party since December 31, 2018;

•	litigation and legal proceedings;

•	compliance with laws; and

•	accuracy of the information supplied by each party for inclusion or incorporation by reference in this proxy statement/prospectus.

PFG has also made representations and warranties to SmartFinancial with respect to:

•	material contracts;

•	effectiveness of internal controls;

•	receipt of fairness opinion;

•	employee benefit plans;

•	labor and employee relations;

•	environmental matters;

•	investment portfolio;

•	derivative transactions;

•	loan portfolio;

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•	adequacy of allowances for loan losses;

•	trust business and the administration of fiduciary accounts;

•	investment management and related activities;

•	repurchase agreements;

•	deposit insurance;

•	regulatory compliance and information security;

•	the absence of any regulatory agreements;

•	transactions with affiliates;

•	real and personal property matters;

•	intellectual properties;

•	insurance policies;

•	fees paid to financial advisors;

•	tax matters;

•	absence of state takeover laws applicability; and

•	transaction costs.

Definition of “Material Adverse Effect”

Certain representations and warranties of SmartFinancial and PFG are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either SmartFinancial or PFG, means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under the merger agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the merger and the transactions contemplated by the merger agreement. For purposes of clause (i) only, the definition of “material adverse effect” excludes the following:

•	changes in banking and similar laws of general applicability or interpretations thereof by any governmental authority;

•	changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally;

•	changes in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally;

•	public disclosure of the transactions contemplated or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by the merger agreement;

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•	any failure by PFG or SmartFinancial to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect);

•	changes in the trading price or trading volume of SmartFinancial common stock; and

•	the impact of this merger agreement and the transactions contemplated by the merger agreement on relationships with customers or employees, including the loss of personnel;

except, with respect to the first three bullets, if the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.

Covenants and Agreements

Pursuant to the merger agreement, SmartFinancial and PFG have agreed to certain restrictions on their activities until the effective time of the merger. SmartFinancial has agreed that it will carry on its business consistent with prudent banking practices and in compliance in all material respects with applicable laws. PFG has agreed to carry on its business, including the business of each of its subsidiaries, in the ordinary course of business and consistent with prudent banking practice. In addition, PFG has agreed that it will use commercially reasonable efforts to:

•	preserve its business organization and assets intact;

•	keep available to itself and SmartFinancial the present services of the current officers and employees of PFG and its subsidiaries; and

•	preserve for itself and SmartFinancial the goodwill of its customers, employees, lessors and others with whom business relationships exists.

SmartFinancial has also agreed that until the effective time of the merger, it and its subsidiaries will not take any or knowingly fail to take any action that is intended or is reasonably likely to:

•	prevent, delay or impair SmartFinancial’s ability to consummate the merger or the transactions contemplated by the merger agreement;

•	agree to take, commit to take, or adopt any resolution of its board of directors in support of, any of the actions prohibited by the merger agreement;

•	result in the merger or the bank merger failing to qualify as a “reorganization” under Section 368(a) of the Code;

•	take any action that is likely to materially impair SmartFinancial’s ability to perform any of its obligations under the merger agreement or SmartBank to perform any of its obligations under the bank plan of merger; or

•	agree or commit to do any of the foregoing.

PFG has also agreed that it will not, and will not permit its subsidiaries to do any of the following without the prior written consent of SmartFinancial, except as previously agreed to by the parties:

•	(i) issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any rights, any new award or grant under the PFG stock plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as permitted in the merger agreement, accelerate the vesting of any existing warrants, options or other rights, or (iii) except as permitted in the merger agreement (and provided that PFG may repurchase, redeem or otherwise acquire shares of PFG common stock in connection with the payment of the withholding taxes owed by a holder of a PFG restricted share upon the vesting of a PFG restricted share), directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any rights issued and outstanding prior to the effective time;

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•	make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except (i) the AAA Dividend and tax distributions, and (ii) dividends from wholly owned subsidiaries to PFG;

•	enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of PFG or its subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except (i) normal increases in base salary to employees in the ordinary course of business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 5% for any individual or 3% in the aggregate for all employees of PFG or its subsidiaries, (ii) as specifically provided for by the merger agreement, (iii) as may be required by law, (iv) to satisfy contractual obligations, or (v) as previously disclosed to SmartFinancial;

•	hire any person as an employee of PFG or any of its subsidiaries, except for at-will employees at an annual rate of salary not to exceed $75,000;

•	enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable law, subject to the provision of prior written notice to and consultation with SmartFinancial, (ii) to satisfy contractual obligations existing as of the date of the merger agreement and as previously disclosed to SmartFinancial, (iii) as previously disclosed to SmartFinancial, or (iv) as may be required pursuant to the terms of the merger agreement) any PFG benefit plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of PFG or any of its subsidiaries;

•	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the ordinary course of business, except (i) pursuant to agreements or arrangements in effect on the date of the merger agreement and previously disclosed to SmartFinancial, (ii) making or renewing loans to directors, officers, and their immediate family members, affiliates, or associates that are below certain thresholds and which are in compliance with federal banking regulations, or (iii) entering into deposit agreements or pay out deposits to any of the persons or entities covered by the preceding clause (ii);

•	except in the ordinary course of business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to PFG or any of its subsidiaries;

•	acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to PFG, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

•	make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate, provided that SmartFinancial shall grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two (2) business days of its receipt of a written request from PFG;

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•	amend the PFG Charter or the PFG Bylaws or any equivalent documents of PFG’s subsidiaries;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws, GAAP or applicable accounting requirements of any governmental authority, in each case, including changes in the interpretation or enforcement thereof;

•	except as previously disclosed to SmartFinancial, enter into, amend, modify, terminate, extend, or waive any material provision of, any PFG material contract, lease or insurance policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to PFG or any of its subsidiaries, or enter into any contract that would constitute a PFG material contract if it were in effect on the date of the merger agreement, except for any amendments, modifications or terminations reasonably requested by SmartFinancial;

•	other than settlement of foreclosure actions in the ordinary course of business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which PFG or any of its subsidiaries is or becomes a party after the date of the merger agreement, which settlement or agreement involves payment by PFG or any of its subsidiaries of an amount which exceeds $75,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of PFG or any of its subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

•	(i) enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, its hedging practices and policies, and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business;

•	enter into any derivative transaction;

•	incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice with a term not in excess of 12 months (other than creation of deposit liabilities or sales of certificates of deposit in the ordinary course of business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of any other person, other than the issuance of letters of credit in the ordinary course of business and in accordance with restrictions on making or extending loans as set forth in the merger agreement;

•	(i) other than in accordance with PFG’s investment guidelines, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, or (ii) change the classification method for any of the PFG investment securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in specified accounting literature;

•	make any changes to deposit pricing other than such changes made in the ordinary course of business;

•	except for loans or extensions of credit approved and/or committed as of the date of the merger agreement and disclosed to SmartFinancial, (i) make, renew, renegotiate, increase, extend or modify any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by PFG or any of its subsidiaries to such borrower or its affiliates, would be in excess of $100,000, in the aggregate, (B) loan secured by other than a first lien in excess of $350,000, (C) loan in excess of the Federal Financial Institutions Examination Council’s regulatory guidelines relating to loan to value ratios, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of $500,000, (E) secured loan over $750,000, (F) any loan that is not made in conformity with PFG’s ordinary course lending policies and guidelines in effect as of the date of the merger agreement, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of PFG or any of its subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $750,000, (ii) sell any loan or loan pools in excess of $1,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the ordinary course of business), or (iii) acquire any servicing rights, or sell or otherwise transfer any loan where PFG or any of its subsidiaries retains any servicing rights. Any loan in excess of the foregoing limits shall require the prior written approval of the President or Chief Credit Officer of SmartBank;

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•	make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by PFG or its subsidiaries;

•	except as required by applicable law or in the ordinary course of business, make or change any material tax election, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle or compromise any material liability with respect to taxes, agree to any material adjustment of any tax attribute, file any claim for a material refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•	commit any act or omission which constitutes a material breach or default by PFG or any of its subsidiaries under any agreement with any governmental authority or under any PFG material contract, material lease or other material agreement or material license to which PFG or any of its subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits;

•	foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting a Phase I environmental site assessment of the property in accordance with specified standards, or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any hazardous substances under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances into structures on the property or into the ground, ground water, or surface water of the property;

•	take any action or knowingly fail to take any action not contemplated by the merger agreement that is intended or is reasonably likely to (i) prevent, delay or impair PFG’s ability to consummate the merger or the transactions contemplated by the merger agreement, or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of any actions prohibited by the merger agreement;

•	directly or indirectly repurchase, redeem or otherwise acquire any shares of PFG capital stock or any securities convertible into or exercisable for any shares of PFG capital stock, except that PFG may repurchase, redeem or otherwise acquire shares of PFG common stock in connection with the payment of the withholding taxes owed by a holder of a PFG restricted share upon the vesting of a PFG restricted share;

•	except as required by law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by SmartFinancial;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries; or

•	(i) enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, except, in every case, as may be required by applicable law.

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PFG has also agreed to cause to be delivered to SmartFinancial resignations of all the directors of PFG and its subsidiaries to be effective as of the effective time of the merger.

Regulatory Matters

SmartFinancial and PFG agreed to use their respective commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as promptly as reasonably practicable after filing. SmartFinancial has also agreed to use its commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the merger agreement.

SmartFinancial and PFG and their respective subsidiaries have agreed to cooperate with each other and use their reasonable best efforts to prepare and file all necessary documentation, to effect all filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and regulatory and governmental entities that are necessary to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations; provided, however, that nothing contained in the merger agreement will require SmartFinancial or any of its subsidiaries or PFG or any of its subsidiaries to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any governmental authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to PFG) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of SmartFinancial, PFG, the surviving entity or the surviving bank, after giving effect to the merger (a “burdensome condition”).

SmartFinancial and PFG will furnish each other and each other’s counsel with all information as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of SmartFinancial or PFG to any governmental authority in connection with the transactions contemplated by the merger agreement. Each party has the right to review and approve in advance all characterizations of the information relating to such party and any of its subsidiaries that appear in any filing with a governmental authority made in connection with the transactions contemplated by the merger agreement. In addition, SmartFinancial and PFG agreed to provide to the other party for review a copy of each filing with a governmental authority made in connection with the transactions contemplated by the merger agreement prior to its filing.

NASDAQ Listing

SmartFinancial has agreed to use its commercially reasonable efforts to cause the shares of its common stock to be issued in connection with the merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the effective time of the merger.

Employee Matters

General

Following the effective time of the merger, SmartFinancial must maintain employee benefit plans and compensation opportunities for those persons who are full-time employees of PFG and its subsidiaries on the closing date of the merger (referred to below as “covered employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of SmartFinancial or its subsidiaries (except that no covered employee may participate in any closed or frozen plan of SmartFinancial or its subsidiaries). SmartFinancial shall give the covered employees credit for their prior service with PFG and its subsidiaries for purposes of eligibility and vesting under any employee benefit plan maintained by SmartFinancial in which covered employees may be eligible to participate.

With respect to any SmartFinancial health, dental, vision or other welfare plan in which any covered employee is eligible to participate, for the plan year in which the covered employee is first eligible to participate, SmartFinancial or its applicable subsidiary must use its commercially reasonable efforts to (i) cause any pre-existing condition limitations or eligibility waiting periods under such plan to be waived with respect to the covered employee and his or her covered dependents to the extent the condition was, or would have been, covered under the PFG benefit plan in which the covered employee participated immediately prior to the effective time of the merger and (2) recognize any health, dental, vision or other welfare expenses incurred by such covered employee and his or her covered dependents in the year that includes the closing date (or, if later, the year in which such covered employee is first eligible to participate) for purposes of any applicable copayment, deductibles and annual out of pocket expense requirements under any such health, dental, vision or other welfare plan.

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Employees of PFG (other than those who will enter into termination agreements with SmartFinancial and/or SmartBank in connection with the transaction) who (i) become employees of SmartFinancial or SmartBank at the effective time of the merger and (ii) is terminated within one year following the effective time of the merger (other than for cause, death, disability, normal retirement or voluntarily resignation) will be entitled to receive  severance compensation based on the number of years of service with PFG and the employees’ weekly rate of pay.

Prior to the effective time of the merger, PFG will effectuate the termination or discontinuation of certain benefits plans maintained by PFG, as requested by SmartFinancial.

Indemnification and Directors’ and Officers’ Insurance

The merger agreement provide that, for a period of six years after the effective time of the merger, SmartFinancial shall indemnify and hold harmless the present and former directors, officers, employees and agents of PFG and its subsidiaries against all costs or expenses, judgments, fines, losses, claims, damages or other liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of actions or omissions of such persons in the course of performing their duties for PFG or its subsidiaries occurring at or before the effective time of the merger (including the transactions contemplated by the merger agreement), to the same extent as such persons have the right to be indemnified pursuant to the organizational documents of PFG in effect as of the date of the merger agreement to the extent permitted by applicable law. SmartFinancial will also advance expenses in connection with such indemnification.

For a period of six years after the effective time of the merger, SmartFinancial will provide directors’ and officers’ liability insurance that serves to reimburse the present and former officers and directors of PFG or its subsidiaries with respect to claims against them arising from facts or events occurring before the effective time of the merger (including the transactions contemplated by the merger agreement). The directors’ and officers’ liability insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the indemnified person as the coverage currently provided by PFG; provided, however, that: (i) if SmartFinancial is unable to obtain or maintain the directors’ and officers’ liability insurance, then SmartFinancial will provide as much comparable insurance as is reasonably available, and (ii) officers and directors of PFG or its subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the insurance. SmartFinancial will not be required to expend for such tail insurance a premium amount in excess of an amount equal to 200% of the annual premiums paid by PFG for director and officer insurance in effect as of the date of this Agreement.

SmartFinancial has agreed that if it, or any of its successors and assigns, consolidates with or merges with any other corporation or entity where it is not the continuing or surviving corporation, or transfers all or substantially all of its property or assets, it will make proper provision so that the successors and assigns of SmartFinancial and its subsidiaries will assume the obligations of indemnification under the merger agreement.

No Solicitation

PFG has agreed that, from the date of the merger agreement it will not, and will cause its subsidiaries and each of their respective officers, directors and employees not to, and will not authorize or permit its investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of PFG or any of its subsidiaries to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal; (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than SmartFinancial) any information or data with respect to PFG or any of its subsidiaries or otherwise relating to an acquisition proposal; (iii) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which PFG is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

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For purposes of the merger agreement, an “acquisition proposal” means any inquiry, offer or proposal (other than an inquiry, offer, or proposal from SMBK), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction, and an “Acquisition Transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving PFG or any of its subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of PFG or any of its subsidiaries; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of PFG or any of its subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of PFG or any of its subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

A “superior proposal” means a bona fide, unsolicited acquisition proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and PFG or any of its subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding PFG common stock or more than 50% of the assets of PFG and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of PFG reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (a) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, and (b) taking into account any changes to the merger agreement proposed by SmartFinancial in response to such acquisition proposal, and all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, such proposal is more favorable to the shareholders of PFG from a financial point of view than the merger.

However, at any time prior to PFG special meeting, PFG may take any of the actions described in the first paragraph of this “– No Solicitation” section if, but only if (i) PFG receives a bona fide unsolicited acquisition proposal that did not result from a breach of the first paragraph of this section, and (ii) the PFG board of directors reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and (B) the failure to take such actions more likely than not would cause it to violate its fiduciary duties to PFG’s shareholders under applicable law, (iii) PFG has provided SmartFinancial with at least three business days prior notice of such determination, and (iv) prior to furnishing or affording access to any information or data with respect to PFG or any of its subsidiaries or otherwise relating to an acquisition proposal, PFG receives from such person a confidentiality agreement with terms no less favorable to PFG than those contained in the confidentiality agreement with SmartFinancial. PFG must promptly provide to SmartFinancial any non-public information regarding PFG or any of its subsidiaries provided to any other person which was not previously provided to SmartFinancial, and such additional information must be provided no later than the date of provision of such information to such other party.

PFG must promptly (and in any event within (1) Business Day) notify SmartFinancial in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, PFG or its representatives, in each case in connection with any acquisition proposal, and such notice must indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications), except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). PFG has agreed that it will keep SmartFinancial informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

Except as provided below, neither the board of directors of PFG nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to SmartFinancial in connection with the transactions contemplated by the merger agreement (including the merger), the PFG recommendation, fail to reaffirm the PFG recommendation within three business days following a request by SmartFinancial, or make any statement, filing or release, in connection with the PFG special meeting or otherwise, inconsistent with the PFG recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal will be considered an adverse modification of the PFG recommendation); (ii) approve or recommend, or propose to approve or recommend, any acquisition proposal; or (iii) enter into (or cause PFG or any of its subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (a) related to any acquisition transaction (other than a confidentiality agreement entered into in accordance with the foregoing) or (b) requiring PFG to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

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Notwithstanding the foregoing, prior to the date of the PFG special meeting, the board of directors of PFG may withdraw, qualify, amend or modify the PFG recommendation (“PFG subsequent determination”) after the fifth business day following SmartFinancial’s receipt of a notice (the “notice of superior proposal”) from PFG advising SmartFinancial that the board of directors of PFG has decided that a bona fide unsolicited written acquisition proposal that it received (that did not result from a breach of the merger agreement) constitutes a superior proposal if, but only if, (i) the board of directors of PFG has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions more likely than not would cause it to violate its fiduciary duties to PFG’s shareholders under applicable law, (ii) during the five business day period after receipt of the notice of superior proposal by SmartFinancial (the “notice period”), PFG and the board of directors of PFG shall have cooperated and negotiated in good faith with SmartFinancial to make such adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable PFG to proceed with the PFG recommendation in favor of the merger with SmartFinancial without a PFG subsequent determination; provided, however, that SmartFinancial does not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of the merger agreement and (iii) at the end of the notice period, after taking into account any such adjusted, modified or amended terms as may have been proposed by SmartFinancial since its receipt of such notice of superior proposal, the board of directors of PFG has again in good faith made the determination that such acquisition proposal constitutes a superior proposal. In the event of any material revisions to the superior proposal, PFG is required to deliver a new notice of superior proposal to SmartFinancial and again comply with the foregoing requirements, except that the notice period will be reduced to three business days.

Notwithstanding any PFG subsequent determination, the merger agreement will be submitted to PFG’s shareholders at the PFG special meeting for the purpose of voting on the approval of the merger proposal and nothing contained in the merger agreement will be deemed to relieve PFG of such obligation; provided, however, that if the board of directors of PFG makes a PFG subsequent determination with respect to a superior proposal, then the board of directors of PFG may recommend approval of such superior proposal by the shareholders of PFG and may submit the merger proposal to PFG’s shareholders without recommendation, in which event the board of directors of PFG will communicate the basis for its recommendation of such superior proposal and the basis for its lack of a recommendation with respect to the merger proposal to PFG’s shareholders in an appropriate amendment or supplement to this proxy statement/prospectus.

Conditions to Completion of the Merger

The completion of the merger depends on a number of conditions being satisfied or, where permitted, waived, including:

•	the required approval by the shareholders of PFG;

•	the receipt of all regulatory approvals, or expiration or termination of all statutory waiting periods in respect thereof, required to consummate the transactions contemplated by the merger agreement, without any burdensome conditions (as such term is defined in the merger agreement);

•	the absence of any judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the merger, the bank merger or the other transactions contemplated by the merger agreement;

•	the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act;

•	the receipt by SmartFinancial and PFG from their respective tax counsel of a U.S. federal income tax opinion, dated the closing date of the merger, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•	the accuracy, subject to varying degrees of materiality, of SmartFinancial’s and PFG’s respective representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement);

•	performance in all material respects by SmartFinancial and PFG of their respective obligations under the merger agreement;

•	the Plan of Bank Merger is executed and delivered;

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•	less than 7.5% of the outstanding shares of PFG common stock validly exercise, or remain entitled to exercise, their dissenters’ rights;

•	the disposition of PFG’s holdings of the common stock of Upper Cumberland Bancshares, Inc. (which was completed on November 19, 2019);

•	the dissolution of certain PFG subsidiaries that hold real property (The Cove at Little Island, LLC, Horse Creek Holdings LLC, Progressive Funding, Inc., and Cumberland Mountain Preserve/East First Street, LLC); and the transfer of any real property held by such entities to Progressive Savings Bank;

•	the shares of SmartFinancial common stock to be issued in connection with the transactions contemplated by this Agreement shall be approved for listing on the NASDAQ;

•	the entry of certain employees of PFG and its subsidiaries into new employment arrangements;

•	the absence of any event which has resulted in a material adverse effect on the other party, and the absence of any condition, event, fact, circumstance or other occurrence that is reasonably expected to have a material adverse effect on the other party.

No assurance is given as to when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger:

•	by mutual written consent of SmartFinancial and PFG;

•	by SmartFinancial or PFG if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

•	by SmartFinancial or PFG if the approval of the shareholders of PFG is not obtained;

•	by SmartFinancial or PFG in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured prior to the earlier of thirty days of notice of the breach or two business days prior to the expiration date of the merger agreement and the terminating party is not itself in material breach;

•	by SmartFinancial or PFG if the merger is not consummated on or before June 30, 2020, subject to automatic extension to September 30, 2020 if the only outstanding condition to closing is the receipt of regulatory approvals, which we refer to as the expiration date;

•	by SmartFinancial if PFG materially breaches its covenant not to solicit other offers;

•	by SmartFinancial if PFG withdraws, qualifies, amends, modifies or withholds its recommendation to its shareholders to approve the merger and the merger agreement, or makes any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation);

•	by SmartFinancial if PFG fails to properly call, give notice of, and commence a meeting of shareholders to vote on the merger;

•	by SmartFinancial if PFG approves or recommends an acquisition proposal;

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•	by SmartFinancial if PFG fails to publicly recommend against a publicly announced acquisition proposal within five business days of such proposal being announced or fails to publicly reconfirm its recommendation to its shareholders within three business days of being requested to do so by SmartFinancial;

•	by PFG if PFG’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement, but only if PFG pays to SmartFinancial the $2,000,000 termination fee.

Termination Fee

PFG will pay SmartFinancial a termination fee equal to $2,000,000 in the event of any of the following:

•	SmartFinancial terminates the merger agreement because: (i) PFG materially breached its covenant not to solicit other offers; (ii) PFG withdrew, qualified, amended, modified or withheld its recommendation to its shareholders to approve the merger and the merger agreement to its shareholders, or made any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation); (iii) PFG failed to properly call, give notice of, and commence a meeting of shareholders to vote on the merger; (iv) PFG approved or recommended an acquisition proposal; (v) PFG failed to publicly recommend against a publicly announced acquisition proposal within five (5) business days of such proposal being announced or failed to publicly reconfirm its recommendation to its shareholders within (3) business days of being requested to do so by SmartFinancial; or (vi) PFG resolved or otherwise determined to take, or announced an intention to take, any of the foregoing actions;

•	in the event that after the date of the merger agreement and prior to the termination of the merger agreement, an acquisition proposal was made known to senior management of PFG or has been made directly to PFG’s shareholders generally or an acquisition proposal shall have been publicly announced (and not withdrawn), and (i) the merger agreement is terminated by (A) SmartFinancial or PFG because the requisite PFG shareholder approval was not obtained or (B) SmartFinancial because of PFG’s material breach of its representations and warranties or covenants in the merger agreement, and (ii) prior to the date within 12 months of such termination, PFG enters into any agreement or consummates a transaction with respect to an acquisition proposal (whether or not it’s the same acquisition proposal as that referred to above);

•	PFG terminates the merger agreement at any time before the receipt of PFG shareholder approval for the purpose of entering into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement.

Effect of Termination

A termination of the merger agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of the merger agreement giving rise to such termination or resulting from fraud or any willful and material breach. Notwithstanding the foregoing, the parties have agreed that if PFG pays or causes to be paid to SmartFinancial the termination fee in accordance with the merger agreement, PFG (or any successor in interest of PFG) will not have any further obligations or liabilities to SmartFinancial with respect to the merger agreement or the transactions contemplated by it.

Amendment; Waiver

Prior to the effective time of the merger and to the extent permitted by applicable law, any provision of the merger agreement may be (a) waived by the party benefitted by the provision, provided the waiver is in writing and signed by such party, or (b) amended or modified at any time, by an agreement in writing between the parties, except that after the PFG special meeting no amendment may be made which by law requires further approval by the shareholders of SmartFinancial or PFG without obtaining such approval.

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Expenses

All expenses incurred in connection with the merger, the bank merger, the merger agreement and other transactions contemplated thereby, including fees and expenses of financial consultants, accountants and counsel, will be paid by the party incurring the expenses. Nothing in the merger agreement limits either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of the merger agreement.

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ANCILLARY AGREEMENTS

Voting Agreements

In connection with, and as a condition to, entering into the merger agreement, each of the directors of PFG and Progressive Bank who hold shares of PFG common stock entered into a voting agreement with SmartFinancial. The following summary of the voting agreements is subject to, and qualified in its entirety by reference to, the form voting agreement attached as Exhibit A to the merger agreement attached as Annex A to this document.

Pursuant to the voting agreements, each party to a voting agreement has agreed to appear at the PFG special meeting (in person or by proxy) and to vote his or her shares of PFG common stock:

•	in favor of adoption and approval of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

•	in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the merger agreement and the merger;

•	against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PFG contained in the merger agreement;

•	against any acquisition proposal other than the merger; and

•	against any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement.

In addition, the voting agreements provide that each shareholder party to a voting agreement will not:

•	directly or indirectly sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of such shareholder’s shares of PFG common stock; and

•	(i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than SmartFinancial) any information or data with respect to PFG or any of its subsidiaries or otherwise relating to an acquisition proposal, (iii) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal, (iv) solicit proxies with respect to an acquisition proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement, or (v) initiate a shareholders’ vote or action by consent of PFG’s shareholders with respect to an acquisition proposal.

The voting agreements will automatically terminate upon the earlier of (i) the effective date of the merger, (ii) the amendment of the merger agreement in any manner that materially and adversely affects any of the shareholder’s rights set forth in the merger agreement, (iii) termination of the merger agreement, or (iv) two years from the date the voting agreements are executed.

As of the record date, shareholders who are party to the voting agreements beneficially owned and were entitled to vote an aggregate of approximately 12,177.161 shares of PFG common stock, which represented approximately 58.8% of the shares of PFG common stock outstanding on that date.

Non-Competition and Non-Disclosure Agreements

In addition to the voting agreements, as a condition to SmartFinancial entering into the merger agreement, each of the directors of PFG and Progressive Bank entered into a non-competition and non-disclosure agreements with SmartFinancial. The following summary of the non-competition and non-disclosure agreements is subject to, and qualified in its entirety by reference to, the form of non-competition and non-disclosure agreement attached as Exhibit C to the merger agreement attached as Annex A to this document.

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Each party to a non-competition and non-disclosure agreement has agreed to, among other things:

•	from and after the effective time of the merger, not disclose or use any confidential information or trade secrets of PFG for any purpose for so long as such information remains confidential information or a trade secret, except as required by law; and

•	for a period of two years following the closing the merger:

•	not solicit or attempt to solicit any customers of SmartFinancial, SmartBank, PFG or Progressive Bank, including actively sought prospective customers of Progressive Bank as of the effective time of the merger; and

•	on such director’s own behalf or on behalf of others, not solicit or recruit or attempt to solicit or recruit any employee (full-time or temporary) of SmartFinancial, SmartBank, PFG or Progressive Bank;

•	directly on the director’s own behalf or on behalf any other person, not act as a director, manager, officer, or employee of any banking business that is the same or essentially the same as the banking business conducted by SmartFinancial, SmartBank or PFG or Progressive Bank and that has a banking office located within any county in Tennessee where Progressive Bank operates a banking office as of the closing of the merger and each county contiguous to each of such counties (except that one director, Gary Hicks, is not bound by this non-competition covenant).

The restrictions in the non-competition and non-disclosure agreements will automatically terminate upon the earlier of (i) the termination of the merger agreement, (ii) two years after the effective date of the merger, or (iii) upon a change in control of SmartFinancial.

Claims Letters

At the time of the execution of the merger agreement, and effective upon the closing of the merger, each director of PFG and Progressive Bank executed a claims letter with SmartFinancial. The following summary of the claims letters is subject to, and qualified in its entirety by reference to, the claims letter attached as Exhibit D to the merger agreement attached as Annex A to this document.

Pursuant to the claims letter, each director of PFG and Progressive Bank released and discharged, effective upon the consummation of the merger, PFG and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including SmartFinancial and SmartBank), of and from any and all liabilities or claims that such director has or claims to have, or previously had or claimed to have, solely in his or her capacity as an officer, director or employee of PFG or any of its subsidiaries, as of the effective time of the merger. The release does not apply to (i) compensation for services that has accrued but not yet been paid in the ordinary course of business consistent with past practice; (ii) claims that the director may have in any capacity other than as an officer, director or employee of PFG or any of its subsidiaries, such as claims as a borrower under loan commitments and agreements, claims as a depositor under any deposit account with or as the holder of any certificate of deposit issued by Progressive Bank, claims on account of any services rendered by the director in a capacity other than as an officer, director or employee of PFG or any of its subsidiaries, claims in his or her capacity of a shareholder of PFG and claims as a holder of any check issued by any other depositor of Progressive Bank; (iii) any claims that the director may have under the merger agreement; or (iv) any right to indemnification that the director may have under the PFG Charter or PFG Bylaws or similar documents or any of its subsidiaries, Tennessee law or the merger agreement.

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THE COMPANIES

SmartFinancial, Inc.

Overview

SmartFinancial was incorporated on September 19, 1983, under the laws of the State of Tennessee. SmartFinancial is a bank holding company registered under the Bank Holding Company Act, as amended.

The primary activity of SmartFinancial currently is, and is expected to remain for the foreseeable future, the ownership and operation of SmartBank. As a bank holding company, SmartFinancial intends to facilitate SmartBank’s ability to serve its customers’ requirements for financial services. The holding company structure also provides flexibility for expansion through the possible acquisition of other financial institutions and the provision of additional banking-related services, as well as certain non-banking services, which a traditional commercial bank may not provide under present laws.

Mergers

SmartFinancial and Cornerstone Merger

In 2015, SmartFinancial operated under the name Cornerstone Bancshares, Inc., and it merged with legacy SmartFinancial, Inc. (which we refer to as “Legacy SmartFinancial”) (which merger we refer to the merger as the “2015 merger”). Cornerstone Bancshares was the survivor of the 2015 merger, and immediately following that transaction, the company changed its name to “SmartFinancial, Inc.” and relocated its headquarters to Knoxville, Tennessee. Following the 2015 merger, Cornerstone Community Bank merged with and into SmartBank, with SmartBank surviving the merger.

Capstone Merger

On May 22, 2017, SmartFinancial’s shareholders approved a merger with Capstone Bancshares, Inc. (which we refer to as “Capstone”), the one bank holding company of Capstone Bank, which was consummated on November 1, 2017 (which merger we refer to as the “Capstone merger”). In connection with the Capstone merger, Capstone shareholders received either stock, cash, or a combination of stock and cash. After the Capstone merger, shareholders of SmartFinancial owned approximately 74 percent of the outstanding common stock of the combined entity on a fully diluted basis. The assets and liabilities of Capstone as of the effective date of the merger were recorded at their respective estimated fair values and combined with those of SmartFinancial. The excess of the purchase price over the net estimated fair values of the acquired assets and liabilities was allocated to identifiable intangible assets with the remaining excess allocated to goodwill, which was approximately $38 million. As a result of the Capstone merger, SmartFinancial’s assets increased approximately $536 million and liabilities increased approximately $466 million.

Tennessee Bancshares Merger

On May 1, 2018, SmartFinancial consummated its merger with Tennessee Bancshares (which merger we refer to as the “Tennessee Bancshares merger”), pursuant to which Tennessee Bancshares merged with and into SmartFinancial, with SmartFinancial continuing as the surviving corporation. Immediately following the Tennessee Bancshares merger, Southern Community Bank, the wholly owned subsidiary of Tennessee Bancshares, merged with and into SmartBank, with SmartBank continuing as the surviving banking corporation.

In connection with the Tennessee Bancshares merger, each outstanding share of Tennessee Bancshares common stock was converted into and cancelled in exchange for 0.8065 shares of SmartFinancial common stock. SmartFinancial issued approximately 1,459,186 shares of SmartFinancial common stock as consideration for the Tennessee Bancshares merger. After the merger, shareholders of SmartFinancial owned approximately 88 percent of the outstanding common stock of the combined entity on a fully diluted basis. The assets and liabilities of Tennessee Bancshares as of the effective date of the merger were recorded at their respective estimated fair values and combined with those of Smart Financial. The excess of the purchase price over the net estimated fair values of the acquired assets and liabilities was allocated to identifiable intangible assets with the remaining excess allocated to goodwill, which was approximately $8 million. As a result of the merger, SmartFinancial’s assets increased approximately $237 million and liabilities increased approximately $216 million. SmartFinancial is a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that it serves. These services include consumer and commercial loans, deposit accounts, trust services, safe deposit services and brokerage services.

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Foothills Bancorp Merger

On November 1, 2018, SmartFinancial consummated its merger with Foothills Bancorp, Inc. (which merger we refer to as the “Foothills Bancorp Merger”), pursuant to which Foothills Bancorp, Inc. merged with and into SmartFinancial, with SmartFinancial continuing as the surviving corporation. Immediately following the Foothills Bancorp merger, Foothills Bank & Trust, the wholly owned subsidiary of Foothills Bancorp, merged with and into SmartBank, with SmartBank continuing as the surviving banking corporation.

In connection with the Foothills Bancorp merger, each share of Foothills Bancorp, Inc. common stock outstanding immediately prior to the merger was converted into the right to receive $1.75 in cash and 0.666 share of SmartFinancial common stock. After the Foothills Bancorp merger, shareholders of SmartFinancial owned approximately 91 percent of the outstanding common stock of the combined entity on a fully diluted basis while the previous Foothills Bancorp shareholders owned approximately 9 percent. The assets and liabilities of Foothills Bancorp, as of the effective date of the Foothills Bancorp merger, were recorded at their respective estimated fair values and combined with those of the Company. The excess of the purchase price over the net estimated fair values of the acquired assets and liabilities was allocated to identifiable intangible assets with the remaining excess allocated to goodwill, which was approximately $7.5 million. As a result of the merger the Company assets increased approximately $218 million and liabilities increased approximately $196 million

SmartFinancial and its subsidiaries are subject to comprehensive regulation, examination and supervision by the Federal Reserve Board and the TDFI, and are subject to numerous laws and regulations relating to their operations, including, among other things, permissible activities, capital adequacy, reserve requirements, standards for safety and soundness, internal controls, consumer protection, anti-money laundering, and privacy and data security.

SmartFinancial’s headquarters are located at 5401 Kingston Pike, Suite 600, Knoxville, Tennessee 37919 and its telephone number is (865) 437-5700. SmartFinancial’s website can be found at www.smartfinancialinc.com. The contents of SmartFinancial’s website are not incorporated into this proxy statement/prospectus.

For more information about SmartFinancial’s business, see “Where You Can Find More Information” below.

Progressive Financial Group Inc.

Progressive Financial Group Inc. is a business corporation incorporated on May 9, 2016 under the laws of the State of Tennessee for the purpose of acquiring the Progressive Savings Bank by means of a share exchange (completed on October 17, 2016), and becoming a registered bank holding company under the Federal Reserve Act. In 2016, PFG also acquired 23.3% of another bank holding company, Upper Cumberland Bancshares, Inc., which owns two banks, People's Bank and Trust Company of Pickett County, Byrdstown, Tennessee, and People's Bank and Trust Company of Clinton County, Albany, Kentucky (these shares were redeemed by Upper Cumberland Bancshares, Inc. on November 19, 2019). The activities of PFG are subject to the supervision of the Federal Reserve Board and the TDFI.

Progressive Savings Bank (“Progressive Bank”) is a state bank chartered in Tennessee. Progressive Bank conducts a full service commercial banking business from its main office in Jamestown, Fentress County, Tennessee. Among Progressive Bank's business services are lending, leasing checking accounts, certificates of deposit, and depository services. These services are performed for individuals, business enterprises, other banks and financial institutions and nonprofit corporations. All of the Progressive Bank’s products and services are directly or indirectly related to the business of community banking, and all activity is reported as one segment of operations. Progressive Bank is not a member of the Federal Reserve System. Supervision and regulation is similar to that described for SmartFinancial (see “Information about SmartFinancial - Business of the Company; Supervision and Regulation”).

As of the Record Date, Progressive Bank has 116 full time employees. Progressive Bank considers its relationship with its employees to be excellent.

The main offices of Progressive Bank are presently located in an office building on 500 N. Main Street, Jamestown, Tennessee 38556. Progressive Bank operates branch offices at the following locations: 705 Main Street, Wartburg, Tennessee 37887; 1080 Interstate Drive, Cookeville, Tennessee 38501; 807 N. Main Street, Crossville, Tennessee 38555; 1760 S. Main Street, Crossville, Tennessee 38555; and 4929 Peavine Road, Crossville, Tennessee 38571.

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As of September 30, 2019, Progressive Bank had total assets of approximately $296 million, total deposits of $258 million, and total shareholders’ equity of approximately $30 million. Progressive Bank files periodic reports and other information relating to its business, financial statements and other matters with the FDIC and the Commissioner of Financial Institutions of the State of Tennessee. Such reports and other information may be obtained upon written request to the Federal Deposit Insurance Corporation, 3501 North Fairfax Drive, Room E-1002, Arlington, Virginia 22226, Attention: Public Information Center, or by calling the FDIC at (877) 275-3342 or (703) 562-2200. The non-confidential portions of Progressive Bank’s Call Reports are also available on the internet website of the Federal Financial Institutions Examinations Council (the “FFIEC”). The address of the FFIEC’s internet website is https://cdr.ffiec.gov/public.

As is the case with banking institutions generally, Progressive Bank’s operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the FRB and the FDIC. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds.

Progressive Bank’s primary banking markets consist of Cumberland, Fentress, Morgan, and Putnam Counties in Tennessee. The commercial banking environment is highly competitive, and Progressive Bank encounters strong competition both in making loans and in attracting deposits. In one or more aspects of its business, Progressive Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies, and other financial intermediaries. Many of these competitors have substantially greater resources and lending limits, have more extensive and established branch networks, and offer certain products or services that Progressive Bank does not currently provide. Additionally, many of Progressive Bank’s non-bank competitors are not subject to the same extensive federal regulations that govern federally insured banks. Recent federal and state legislation has heightened the competitive environment in which financial institutions must conduct their business, and the potential for competition among financial institutions of all types has increased significantly.

Progressive Bank is from time to time a party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens and claims relating to the servicing or collection of real estate and other loans. As of the date of this proxy statement/prospectus, Progressive Bank is not a party to or otherwise involved in any legal proceedings that Progressive Bank’s management believes are material to Progressive Bank's business, financial condition, or results of operations.

Other major operating subsidiaries of PFG include:

Rains Agency Inc., which in 1927, began operations as a one-man office offering a few insurance lines. More than 90 years later, the Rains Agency is an independent agency offering a full line of personal, commercial, property and casualty, and life and health lines to help protect the lives and interests of its friends and customers. The agency represents companies such as AllState, Westfield, Auto-Owners, SafeCo, Cincinnati, Blue Cross/Blue Shield, New York Life, and John Hancock, allowing its customers the ability to shop several companies with one phone call. The Rains Agency officially joined the Progressive family in 1995.

Cravens & Company Advisors, LLC ("CCA") was created and registered as an independent investment advisory firm in 2003. With experience in the fields of investments, financial, and estate planning, insurance, tax, and law, CCA brings a depth of perspective in creating comprehensive financial solutions for successful entrepreneurs, medical professionals, retirees, and their families. CCA officially joined the Progressive family in March of 2007. This has allowed Progressive Bank to offer yet another valuable relationship to its clients — wealth management services.

Progressive Tax and Accounting LLC is a full-service accounting firm providing accounting services, tax compliance, and business consulting. Because it is a small firm, the firm maintains close and open relationships with each of its clients. The firm's commitment is to provide the highest quality services while retaining a small-town atmosphere. Progressive Tax and Accounting LLC officially joined the Progressive family in November 2016.

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PFG also has four non-operating subsidiaries -- The Cove at Little Island, Inc., Horse Creek Holdings, LLC, Cumberland Mountain Preserve East First Street, Inc., and Progressive Funding, Inc. – each of which has historically held only real estate assets or no assets at all. PFG is in the process of winding up The Cove at Little Island, Inc., Horse Creek Holdings, LLC, and Cumberland Mountain Preserve East First Street, Inc.

Pursuant to the Merger Agreement, prior to the closing, PFG will must (1) sell its holdings in Upper Cumberland Bancshares, Inc., and (2) dissolve The Cove at Little Island, Inc., Horse Creek Holdings, LLC, and Cumberland Mountain Preserve East First Street, Inc. and transfer the real estate held by those entities to Progressive Savings Bank. Additionally, the Merger Agreement requires PFG to cooperate with SmartFinancial in good faith regarding the sale of Progressive Tax and Accounting LLC and CCA. On November 19, 2019, PFG completed the sale of its holdings in Upper Cumberland Bancshares, Inc. common stock, resulting in an aggregate loss of $27,160.00.

DESCRIPTION OF CAPITAL STOCK

As a result of the merger, PFG shareholders who receive shares of SmartFinancial common stock in the merger will become shareholders of SmartFinancial. Your rights as shareholders of SmartFinancial will be governed by Tennessee law and the SmartFinancial Charter and the SmartFinancial Bylaws. The following briefly summarizes the material terms of SmartFinancial common stock. We urge you to read the applicable provisions of the Tennessee Business Corporation Act, or the TBCA, the SmartFinancial Charter and SmartFinancial Bylaws and federal laws governing bank holding companies carefully and in their entirety. Copies of SmartFinancial’s governing documents have been filed with the SEC. To obtain copies of these documents, see “Where You Can Find More Information.” SmartFinancial common stock is listed on the NASDAQ Capital Market under the symbol “SMBK.”

Common Stock

Authorized.   SmartFinancial has 40,000,000 shares of authorized common stock, $1.00 par value. As of December 18, 2019, there were 14,002,658 shares of common stock outstanding (inclusive of 34,000 unvested shares of restricted stock having voting rights).

Voting Rights; Cumulative Voting.   The outstanding shares of SmartFinancial common stock are fully paid and nonassessable. Holders of SmartFinancial common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of SmartFinancial common stock do not have preemptive rights and are not entitled to cumulative voting rights with respect to the election of directors. SmartFinancial’s common stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions with respect to the common stock.

Subject to the preferences applicable to any shares of SmartFinancial preferred stock outstanding at the time, holders of common stock are entitled to, in the event of liquidation, share pro rata in all assets remaining after payment of liabilities.

Board of Directors. The business of SmartFinancial is controlled by a board of directors, which is elected by a non-cumulative vote of the common shareholders. Currently, the SmartFinancial board of directors consists of 12 individuals. SmartFinancial’s bylaws provide that the power to increase or decrease the number of directors and to fill vacancies is vested in SmartFinancial’s board of directors. The overall effect of this provision may be to prevent a person or entity from seeking to acquire control of SmartFinancial through an increase in the number of directors on the board of directors and the election of designated nominees to fill newly created vacancies.

Dividends. Holders of SmartFinancial common stock are entitled to receive dividends when, as and if declared by SmartFinancial’s board of directors out of funds legally available for dividends. In order to pay any dividends, SmartFinancial generally must receive dividends from SmartBank. Under the Tennessee Banking Act, SmartBank is subject to restrictions on the payment of dividends to SmartFinancial. Pursuant to these laws, SmartBank may only make a dividend from the surplus profits arising from the business of the bank, and may not declare dividends in any calendar year that exceeds the total of its retained net income of that year combined with its retained net income of the preceding two years without the prior approval of the commissioner of the TDFI. Moreover, Tennessee laws regulating SmartBank requires certain charges against and transfers from SmartBank’s undivided profit account before undivided profits can be made available for the payment of dividends. Furthermore, the TDFI also has the authority to prohibit the payment of dividends by SmartBank if it determines such payment to be an unsafe and unsound banking practice. SmartFinancial has not paid dividends to its common shareholders during the last three years. SmartFinancial’s ability to pay dividends to shareholders in the future will depend on its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, SmartFinancial’s ability to service any equity or debt obligations senior to SmartFinancial’s common stock and other factors deemed relevant by SmartFinancial’s board of directors.

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The principal source of funds from which SmartFinancial pays cash dividends are the dividends received from its bank subsidiary, SmartBank. Consequently, dividends are dependent upon SmartBank’s earnings, capital needs, and regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Approval by SmartFinancial’s regulators is required if the total of all dividends declared in any calendar year exceeds the total of its net income for that year combined with its retained net income of the preceding two years.

Under certain conditions, dividends paid to SmartFinancial by SmartBank are subject to approval by the TDFI. In addition, under the Federal Deposit Insurance Corporation Improvement Act, banks may not pay a dividend if, after paying the dividend, the bank would be undercapitalized.

Preemptive Rights; Liquidation.   SmartFinancial common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of SmartFinancial common stock. In the event of liquidation, holders of SmartFinancial common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of SmartFinancial preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to SmartFinancial common stock.

Preferred Stock

SmartFinancial’s charter authorizes the issuance of up to 2,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock are currently outstanding. The preferred stock may be issued by vote of the board of directors without shareholder approval. The preferred stock may be issued in one or more classes and series, with such designations, voting rights (or without voting rights), redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the board of directors may determine in the exercise of its business judgment. The preferred stock may be issued by the board of directors for a variety of reasons.

The preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of shares, including the shares of common stock to be issued pursuant to the merger. The issuance of shares of the preferred stock could serve to dilute the voting rights or ownership percentage of the holders of common stock. The issuance of preferred stock might also serve to deter or block any attempt to obtain control of SmartFinancial or to facilitate any such attempt.

Anti-Takeover Statutes

The Tennessee Control Share Acquisition Act generally provides that, except as stated below, “control shares” will not have any voting rights. Control shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third, or a majority of all voting power in the election of a Tennessee corporation’s directors. Shares acquired by such person that causes it to exceed each of these thresholds will be deemed to be control shares. However, voting rights may be restored to control shares by resolution approved by the affirmative vote of the holders of a majority of the corporation’s voting stock, other than shares held by the owner of the control shares. If voting rights are granted to control shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at fair value.

The Tennessee Control Share Acquisition Act is not applicable to SmartFinancial because SmartFinancial’s charter does not contain a specific provision “opting in” to the act as is required under the act.

The Tennessee Business Combination Act generally prohibits a “business combination” by a Tennessee corporation with an “interested shareholder” within five years after such shareholder becomes an interested shareholder. The corporation can, however, enter into a business combination within that period if, before the interested shareholder became such, the corporation’s board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder. After that five-year moratorium, the business combination with the interested shareholder can be consummated only if it satisfies certain fair price criteria or is approved by two-thirds of the other shareholders.

For purposes of the Tennessee Business Combination Act, a “business combination” includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An “interested shareholder” is generally any person or entity that beneficially owns 10% or more of the voting power of any outstanding class or series of stock of the corporation. SmartFinancial’s charter does not have special requirements for transactions with interested parties; however, under the Tennessee Business Corporation Act, with exceptions, all mergers and similar transactions must be approved by a majority of SmartFinancial’s board of directors and a majority of the shares entitled to vote.

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The Tennessee Business Combination Act applies to SmartFinancial, because neither SmartFinancial’s charter nor its bylaws expressly provide that the company will not be subject to the act as is required under the act.

The Tennessee Greenmail Act applies to a Tennessee corporation, such as SmartFinancial, that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. Under the Tennessee Greenmail Act, SmartFinancial may not purchase any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by SmartFinancial or SmartFinancial makes an offer, of at least equal value per share, to all shareholders of such class.

Anti-Takeover Provisions

General. Our charter and bylaws, as well as the Tennessee Business Corporation Act, contain certain provisions designed to enhance the ability of our board of directors to deal with attempts to acquire control of us. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts which have not been approved by the board of directors (including takeovers which certain shareholders may deem to be in their best interest). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely affect the market price of our common stock.

The following briefly summarizes protective provisions that are contained in our charter and bylaws and which are provided by the Tennessee Business Corporation Act. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions and is qualified in its entirety by reference to our charter and bylaws and the statutory provisions contained in the Tennessee Business Corporation Act.

Authorized but Unissued Stock. The authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future private or public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of us by means such as a proxy contest, tender offer, or merger, and thereby protect the continuity of the company’s management.

Removal of Directors and Filling Vacancies. Our charter and bylaws provide that a director may be removed from office prior to the expiration of such director’s term only for cause at a meeting called for such purpose. Our bylaws provide that all vacancies on our board may be filled by the board of directors for the unexpired term.

Advance Notice Requirements for Shareholder Proposals. Our bylaws establish advance notice procedures with regard to shareholder proposals. These procedures provide that the shareholder must submit certain information regarding the proposal, together with the proposal itself, to our corporate secretary in advance of the annual meeting. Shareholders submitting proposals for inclusion in our proxy statement must comply with the proxy rules under the Exchange Act. We may reject a shareholder proposal that is not made in accordance with such procedures.

Certain Nomination Requirements. Pursuant to our bylaws, we have established certain nomination requirements for an individual to be elected as a director at any annual or special meeting of the shareholders, including that the nominating party provide us within a specified time prior to the meeting (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of SmartFinancial stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on our board of directors.

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Business Combinations with Interested Shareholders. The Tennessee business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation’s board of directors before the 10% shareholder’s share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose charter contains a provision electing not to be covered by the law. Our charter does not contain such a provision. An amendment of our charter to that effect would, however, permit a business combination with an interested shareholder even though that status was obtained prior to the amendment.

Indemnification. The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation, (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) such officer or director breached his duty of care to the corporation.

The Tennessee Business Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation’s power to indemnify. SmartFinancial maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.

Our bylaws provide that the company will indemnify, to the fullest extent authorized by the Tennessee Business Corporation Act and applicable federal law or regulations, any person who is made a party to or is involved in any proceeding by reason of the fact that he or she is or was a director or officer of SmartFinancial, provided that the basis of such proceeding is alleged action in an official capacity as a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling SmartFinancial pursuant to the provisions discussed above, SmartFinancial has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

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COMPARISON OF RIGHTS OF

SMARTFINANCIAL SHAREHOLDERS AND PFG SHAREHOLDERS

If the merger is completed, shareholders of PFG will become shareholders of SmartFinancial. The rights of PFG shareholders are currently governed by and subject to the provisions of the Tennessee Business Corporation Act, as amended, or the TBCA, and the PFG Charter and PFG Bylaws. Upon completion of the merger, the rights of the former PFG shareholders who receive shares of SmartFinancial common stock will be governed by the TBCA and the SmartFinancial Charter and SmartFinancial Bylaws, rather than the PFG Charter and PFG Bylaws.

The following is a summary of the material differences between the rights of holders of SmartFinancial common stock and holders of PFG common stock, but it does not purport to be a complete description of those differences, the specific rights of such holders or the terms of the SmartFinancial common stock subject to issuance in connection with the merger. The following summary is qualified in its entirety by reference to the relevant provisions of: (1) Tennessee law; (2) the SmartFinancial Charter; (3) the PFG Charter; (4) the SmartFinancial Bylaws; and (5) the PFG Bylaws.

The identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Tennessee law, as well as the governing corporate instruments of each of SmartFinancial and PFG, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”

Rights	SmartFinancial Bancshares, Inc. Shareholder Rights	Progressive Financial Group Inc. Shareholder Rights
Voting Rights	Each share of SmartFinancial’s common stock is entitled to one vote per share. Common stock has unlimited voting rights, and preferred shareholders are entitled to vote only on matters authorized under the corporation’s charter. Voting rights are non-cumulative.	Each share of PFG common stock is entitled to one vote per share. Voting rights are non-cumulative.
Description of Common Stock	SmartFinancial is authorized to issue 40,000,000 shares of common stock, $1.00 par value. The holders of common stock are entitled to receive net assets of the corporation upon dissolution, secondary to any rights of preferred stock holders as may be specified in the charter.	PFG is authorized to issue 1,000,000 shares of common stock, $10.00 par value.
Description of Preferred Stock	SmartFinancial is authorized to issue 2,000,000 shares of preferred stock, $1.00 par value, in any number of series and preferences as determined by the board. There are no shares of preferred stock issued or outstanding.	PFG is authorized to issue 1,000,000 shares of preferred stock, no designated par value, in any number of series and preferences as determined by the board. There are no shares of preferred stock issued or outstanding.
Number of Shares of Outstanding Common Stock before the Merger	As of December 18, 2019, there were 14,002,658 shares of SmartFinancial common stock outstanding (inclusive of 34,000 unvested shares of restricted stock having voting rights).	On the record date, there were 20,721 shares of PFG common stock outstanding.

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Rights	SmartFinancial Bancshares, Inc. Shareholder Rights	Progressive Financial Group Inc. Shareholder Rights
Number of Shares of Outstanding Common Stock after the Merger	Immediately after the merger, SmartFinancial will have approximately 15,295,250 shares of common stock outstanding.	Immediately after the merger, PFG will not have any shares of common stock outstanding.
Estimated Voting Percentage of SmartFinancial and PFG Shareholders with respect to SmartFinancial Common Stock after the Merger	Based on 14,002,658 shares of SmartFinancial common stock outstanding as of December 18, 2019, current holders of SmartFinancial common stock will control approximately 8.45% of SmartFinancial’s common stock following the consummation of the merger.	Based on 20,721 shares of PFG common stock outstanding as of the record date, current holders of PFG common stock will control approximately 8.45% of SmartFinancial’s common stock following the consummation of the merger.
Rights of Holders of Stock Subject to Future Issuances of Stock	The rights of holders of SmartFinancial common stock may be affected by the future issuance of SmartFinancial common stock or preferred stock.	The rights of holders of PFG common stock may be affected by the future issuance of PFG common stock.
Right to receive dividends	Holders of SmartFinancial common stock are entitled to receive dividends as and when declared by the board of directors. Dividends are non-cumulative.	Holders of PFG common stock are entitled to receive dividends as and when declared by the board of directors. Dividends are non-cumulative.
Outstanding Preferred stock	SmartFinancial does not currently have any preferred stock outstanding.	PFG does not currently have any preferred stock outstanding.
Preemptive Rights

The Tennessee Business Corporation Act provides that shareholders of a corporation, solely by virtue of their status as such, do not have a preemptive right to acquire the corporation’s unissued shares unless expressly stated in the charter.

Holders of SmartFinancial common stock are not entitled to preemptive rights to acquire unissued shares of any class.

The Tennessee Business Corporation Act provides that shareholders of a corporation, solely by virtue of their status as such, do not have a preemptive right to acquire the corporation’s unissued shares unless expressly stated in the charter.

Holders of PFG common stock are not entitled to preemptive rights with respect to any shares of PFG that may be issued.

Transfer Rights of Shareholders	The Charter and Bylaws of SmartFinancial do not generally restrict transfers of shares of its common stock, as long as such shares are registered pursuant to the provisions of the Securities Act of 1933.

The bylaws of PFG provide certain rights and restrictions regarding the ownership and transfer of PFG common stock. Provided an election to maintain S Corporation status for federal tax purposes is in effect for PFG, no shareholder may transfer, and no person may acquire, beneficial ownership of any shares of PFG common stock, if such transfer would cause PFG's status as an S Corporation to terminate. No shareholder may sell, transfer or assign, grant a security interest in an, encumber, pledge or in any other way alienate any of his or her shares of PFG common stock without the prior written consent of PFG, except through a transfer that meets the requirements of the bylaws of PFG. Any transfer or acquisition of PFG common stock in violation of the bylaws shall be null and void.

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Rights	SmartFinancial Bancshares, Inc. Shareholder Rights	Progressive Financial Group Inc. Shareholder Rights

The bylaws of PFG also provide a right of first refusal, first to PFG, and then to all other shareholders of PFG. No shareholder shall sell, assign, transfer or otherwise dispose of all or any part of his or her shares of PFG common stock without first giving notice of such attempted transfer to PFG and all other shareholders of PFG of the (i) number of shares he or she proposes to transfer and (ii) the terms of such transfer. This notice shall be accompanied by evidence that the proposed transferee is able to consummate the proposed transfer and that such a proposed transferee is eligible to become a shareholder of PFG pursuant to the bylaws. For 30 days from the receipt of such notice, PFG shall have the right to purchase all or some of the offered shares. In the event PFG does not purchase all of the offered shares, the selling shareholder shall immediately notify the other shareholders of PFG that they may purchase the remaining shares not purchased by PFG. The other shareholders shall have 30 days from the date of such notice to purchase such shares. If the selling shareholder's offer is accepted by either PFG or the other shareholders, the closing of such purchase shall occur within ten days after the last notice of acceptance of such offer is given.

If neither PFG or the other shareholders elect to exercise their respective rights of first refusal with respect to the total number of offered shares, the selling shareholder shall be free to transfer any portion of the shares not purchased by PFG or the other shareholders in accordance with the terms of the proposed transfer described in the original notice. Such transfer shall be consummated within ten days from the last day on which PFG or any other shareholder could have accepted the selling shareholder's offer. After the expiration of such ten day period, all of the selling shareholder's shares of PFG common stock shall again be subject to the restrictions set forth in the bylaws. Any PFG common stock transferred to a third party pursuant to the bylaws shall continue to be subject to the restrictions described above and set forth in the bylaws of PFG.

Special Meeting of Shareholders	SmartFinancial’s charter and bylaws allow for a meeting of the shareholders to be called only by (1) the chairman of the board of directors, (2) the vice-chairman of the board, (3) the president or chief executive officer of the corporation, (4) a majority of the members of the board, or (5) holder(s) of 20% or more of the outstanding shares of voting stock. If any person(s) other than the board call a special meeting, the request must be in writing, specify the nature of the proposed business to be discussed, and be delivered to the secretary of the corporation.	PFG’s bylaws provide that a special meeting may be called by the chairman of the board of directors, the president, a majority of the board of directors, or, upon written demand, by the holders of not less than one tenth (1/10) of all the shares entitled to vote at such meeting.

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Rights	SmartFinancial Bancshares, Inc. Shareholder Rights	Progressive Financial Group Inc. Shareholder Rights
Election, Size, and Classification of Board of Directors

SmartFinancial’s charter provides that the number of directors will be no less than five and no more than 25 persons. The number of directors may be fixed or changed by resolution of the board. Directors are elected at the annual meeting of the shareholders by a plurality of the votes by those shareholders entitled to vote.

SmartFinancial’s board of directors presently consists of 12 individuals.

PFG’s bylaws provide that the number of directors may be fixed or changed by resolution of the board. Directors are elected by a plurality vote of the shareholders entitled to vote at the annual meeting. The PFG board of directors presently consists of 6 individuals.
Vacancies on the Board of Directors

The Tennessee Business Corporation Act provides that vacancies on the board of directors may be filled by the shareholders or directors, unless the charter or bylaws provides otherwise.

SmartFinancial’s charter states that any vacancies on the board may be filled by a majority vote of the remaining directors or the shareholders. Those directors so elected will serve until the next annual meeting of shareholders.

The Tennessee Business Corporation Act provides that vacancies on the board of directors may be filled by the shareholders or directors, unless the charter or bylaws provides otherwise.

PFG’s charter and bylaws state that vacancies on the board may be filled by a majority vote of the directors then in office, including vacancies that are the result of removal.

Removal of Directors

The Tennessee Business Corporation Act provides that shareholders may remove directors with or without cause unless the charter provides that directors may be removed only for cause. However, if a director is elected by a particular voting group, that director may only be removed by the requisite vote of that voting group.

SmartFinancial’s charter and bylaws allow for the removal of a director with cause by a majority of the board at a meeting called for such purpose. The shareholders may also remove a director with cause at a meeting called for such purpose. Directors may not be removed without cause.

The Tennessee Business Corporation Act provides that shareholders may remove directors with or without cause unless the charter provides that directors may be removed only for cause. However, if a director is elected by a particular voting group, that director may only be removed by the requisite vote of that voting group.

PFG’s charter states that the board of directors, by a majority vote of the entire board, may remove any or all directors for cause.

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Rights	SmartFinancial Bancshares, Inc. Shareholder Rights	Progressive Financial Group Inc. Shareholder Rights
Indemnification

The Tennessee Business Corporation Act provides that a corporation will indemnify a director, officer, employee or agent who was successful in the defense of any proceeding or claim to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred unless otherwise limited by the charter.

Under the Tennessee Business Corporation Act, a corporation may indemnify an individual against liability if the individual acted in good faith, the individual reasonably believed that the conduct was in the corporation’s best interest or was not opposed to its best interest, and the individual had no reasonable cause to believe the conduct was unlawful. The corporation may also advance for expenses if the director follows the requirements proscribed in the Tennessee Business Corporation Act Section 48-18-504.

The Tennessee Business Corporation Act also allows a corporation to maintain insurance or furnish other protections against liability on behalf of its directors, officers, employees, or agents.

SmartFinancial’s charter and bylaws provide that the company will indemnify and advance expenses to its directors and officers and may indemnify all other persons it has the power to indemnify under the Tennessee Business Corporation Act. SmartFinancial may also purchase and maintain insurance or provide similar protections on behalf of its directors, officers, and employees to the fullest extent authorized by the Tennessee Business Corporation Act and applicable federal laws and regulations

The Tennessee Business Corporation Act provides that a corporation will indemnify a director, officer, employee or agent who was successful in the defense of any proceeding or claim to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred unless otherwise limited by the charter.

Under the Tennessee Business Corporation Act, a corporation may indemnify an individual against liability if the individual acted in good faith, the individual reasonably believed that the conduct was in the corporation’s best interest or was not opposed to its best interest, and the individual had no reasonable cause to believe the conduct was unlawful. The corporation may also advance for expenses if the director follows the requirements proscribed in the Tennessee Business Corporation Act Section 48-18-504.

The Tennessee Business Corporation Act also allows a corporation to maintain insurance or furnish other protections against liability on behalf of its directors, officers, employees, or agents.

PFG’s bylaws provide that PFG will indemnify its directors and officers to the fullest extent authorized by the Tennessee Business Corporation Act and applicable federal law and regulation, except in relation to such matters to which any such director or officer shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty.

Personal Liability of Directors

The Tennessee Business Corporation Act provides that a corporation may not indemnify a director for liability (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) under Section 48-18-302 of the Tennessee Business Corporation Act (with respect to the unlawful payment of dividends).

SmartFinancial’s charter provides that a director will not be personally liable to SmartFinancial or its shareholders for monetary damages for breach of fiduciary duty as a director; however, a director’s liability will not be eliminated or limited for the following: (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) under Section 48-18-302 of the Tennessee Business Corporation Act with respect to the unlawful payment of dividends.

SmartFinancial’s charter further provides that any amendment to the director’s liability section of the charter requires at least a two-thirds affirmative vote by shareholders entitled to vote on the amendment and a two-thirds affirmative vote by the board of directors.

The Tennessee Business Corporation Act provides that a corporation may not indemnify a director for liability (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) under Section 48-18-302 of the Tennessee Business Corporation Act (with respect to the unlawful payment of dividends).

PFG’s charter and bylaws contain no other specific provision.

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Rights	SmartFinancial Bancshares, Inc. Shareholder Rights	Progressive Financial Group Inc. Shareholder Rights
Dissenters’ Rights

Under the Tennessee Business Corporation Act, because SmartFinancial’s common stock is traded on the Nasdaq Capital Market, holders of common stock do not have dissenters’ rights.

SmartFinancial’s charter and bylaws do not contain any provision(s) that relate to dissenters’ rights.

The Tennessee Business Corporation Act provides dissenters rights to shareholders of a company proposing a merger, share exchange or a sale of substantially all of the assets of the company allowing shareholders to dissent from, and obtain payment of the fair value of the shareholders’ shares in the event of, certain extraordinary corporate transactions. The parties have determined that PFG’s shareholders have the right to dissent from this merger.
Votes on Extraordinary Corporate Transactions

Under the Tennessee Business Corporation Act, a sale or other disposition of all or substantially all of the corporation’s assets, a merger of the corporation with and into another corporation, or a share exchange involving one or more classes or series of the corporation’s shares or a dissolution of the corporation must be approved by the board of directors (except in certain limited circumstances) plus, with certain exceptions, the affirmative vote of the holders of a majority of all shares of stock entitled to vote thereon.

SmartFinancial’s charter and bylaws contain no other specific provision.

Under the Tennessee Business Corporation Act, a sale or other disposition of all or substantially all of PFG’s assets, a merger of PFG with and into another corporation, or a share exchange involving one or more classes or series of PFG’s shares or a dissolution of PFG must be approved by the board of directors (except in certain limited circumstances) plus, with certain exceptions, the affirmative vote of the holders of a majority of all shares of stock entitled to vote thereon.

PFG’s charter and bylaws contain no other specific provision.

Consideration of other Constituencies

The Tennessee Business Combination Act provides that no corporation (nor its officers or directors) registered or traded on a national securities exchange or registered with the SEC will be held liable for either having failed to approve the acquisition of shares by an interested shareholder on or before such interested shareholder’s share acquisition date, or for opposing any proposed merger, exchange, tender offer or significant disposition of the assets of the corporation or any of its subsidiaries because of a good faith belief that such merger, exchange, tender offer or significant disposition of assets would adversely affect the corporation’s employees, customers, suppliers, the communities in which such corporation or its subsidiaries operate or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the charter for such corporation in connection with a merger, exchange, tender offer or significant disposition of assets.

SmartFinancial’s charter and bylaws contain no other specific provision.

The Tennessee Business Combination Act provides that no corporation (nor its officers or directors) registered or traded on a national securities exchange or registered with the SEC will be held liable for either having failed to approve the acquisition of shares by an interested shareholder on or before such interested shareholder’s share acquisition date, or for opposing any proposed merger, exchange, tender offer or significant disposition of the assets of the corporation or any of its subsidiaries because of a good faith belief that such merger, exchange, tender offer or significant disposition of assets would adversely affect the corporation’s employees, customers, suppliers, the communities in which such corporation or its subsidiaries operate or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the charter for such corporation in connection with a merger, exchange, tender offer or significant disposition of assets

PFG’s charter and bylaws contain no other specific provision.

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Rights	SmartFinancial Bancshares, Inc. Shareholder Rights	Progressive Financial Group Inc. Shareholder Rights
Amendment of Charter

The Tennessee Business Corporation Act provides that certain relatively technical amendments to a corporation’s charter may be adopted by the directors without shareholder action. Generally, the Tennessee Business Corporation Act provides that a corporation’s charter may be amended by a majority of votes entitled to be cast on an amendment, subject to any condition the board of directors may place on its submission of the amendment to the shareholders.

SmartFinancial’s charter provides that any amendment to the director’s liability section of the charter requires at least a two-thirds affirmative vote by shareholders entitled to vote on the amendment and a two-thirds affirmative vote by the board of directors

The Tennessee Business Corporation Act provides that certain relatively technical amendments to a corporation’s charter may be adopted by the directors without shareholder action. Generally, the Tennessee Business Corporation Act provides that a corporation’s charter may be amended by a majority of votes entitled to be cast on an amendment, subject to any condition the board of directors may place on its submission of the amendment to the shareholders.

PFG’s charter and bylaws contain no other specific provision.

Amendment of Bylaws	SmartFinancial’s bylaws provide that the bylaws may be amended by shareholders at any regular or special meeting of the shareholders where a quorum is present by a majority vote of the common stock entitled to vote at the meeting. The bylaws may also be amended by the board of directors with a three-fourths vote.	PFG’s charter and bylaws provide that the board of directors or shareholders of PFG may amend its bylaws, except only the shareholders may amend the provisions relating to the duties, term of office, number of directors, filling vacancies occurring on the board, or indemnification of a director.
Business Combinations Involving Interested Shareholders

The Tennessee Business Combination Act generally prohibits a “business combination” by SmartFinancial or a subsidiary with an “interested shareholder” within five years after the shareholder becomes an interested shareholder. SmartFinancial or a subsidiary can, however, enter into a business combination within that period if, before the interested shareholder became such, SmartFinancial ’s board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder. After that five-year moratorium, the business combination with the interested shareholder can be consummated only if it satisfies certain fair price criteria or is approved by two-thirds of the other shareholders. For purposes of the Tennessee Business Combination Act, a “business combination” includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An “interested shareholder” is generally any person or entity that beneficially owns 10% or more of the voting power of any outstanding class or series of SmartFinancial stock.

SmartFinancial’s charter does not have special requirements for transactions with interested parties.

The Tennessee Business Combination Act generally prohibits a “business combination” by PFG or a subsidiary with an “interested shareholder” within five years after the shareholder becomes an interested shareholder. PFG or a subsidiary can, however, enter into a business combination within that period if, before the interested shareholder became such, PFG’s board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder. After that five-year moratorium, the business combination with the interested shareholder can be consummated only if it satisfies certain fair price criteria or is approved by two-thirds of the other shareholders. For purposes of the Tennessee Business Combination Act, a “business combination” includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An “interested shareholder” is generally any person or entity that beneficially owns 10% or more of the voting power of any outstanding class or series of PFG stock.

PFG’s charter does not have special requirements for transactions with interested parties.

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Rights	SmartFinancial Bancshares, Inc. Shareholder Rights	Progressive Financial Group Inc. Shareholder Rights
Shareholder Right to Make Proposals and to Nominate Directors

Under the Tennessee Business Corporation Act, shareholders have the right to submit proposals to the board of directors and to submit nominations for directors.

SmartFinancial’s charter allows for a shareholder to nominate a director so long as the shareholder is entitled to vote and provides written notice of the nomination in proper form to the secretary of the company.

SmartFinancial’s bylaws allow for shareholder proposals to be brought before the board at the annual meeting so long as written notice of the proposal is timely given to the secretary of the company in proper form.

Under Tennessee law shareholders have the right to submit proposals to the board of directors and to submit nominations for directors. PFG’s charter and bylaws contain no other specific provision.
Shareholder Ability to Act by Written Consent	The Tennessee Business Corporation Act allows for shareholders to act by written consent if all of the shareholders entitled to vote on the matter consent to taking such action without a meeting. The affirmative vote of the number of shares otherwise required to authorize or take such action at a meeting is the act of the shareholders.

The Tennessee Business Corporation Act allows for shareholders to act by written consent if all of the shareholders entitled to vote on the matter consent to taking such action without a meeting. The affirmative vote of the number of shares otherwise required to authorize or take such action at a meeting is the act of the shareholders.

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LEGAL MATTERS

The validity of the SmartFinancial common stock to be issued in connection with the merger will be passed upon for SmartFinancial by Alston & Bird LLP (Atlanta, Georgia). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for SmartFinancial and PFG by Alston & Bird LLP (Atlanta, Georgia) and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (Nashville, TN), respectively.

EXPERTS

The consolidated financial statements of SmartFinancial and its subsidiary as of December 31, 2017, included in SmartFinancial’s Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein, have been so incorporated by reference herein in reliance upon the reports of Mauldin & Jenkins, LLC, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of SmartFinancial and its subsidiary as of December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, included in SmartFinancial’s Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference herein, have been so incorporated by reference herein in reliance upon the reports of Dixon Hughes Goodman LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

SmartFinancial has filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC with respect to the SmartFinancial common stock to be issued to shareholders of PFG in the merger. This proxy statement/prospectus constitutes the prospectus of SmartFinancial filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth below.

In addition, SmartFinancial files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may read and copy any materials that SmartFinancial files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the public reference room. In addition, SmartFinancial files reports and other business and financial information with the SEC electronically, and the SEC maintains a website that contains SmartFinancial’s SEC filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov. You will also be able to obtain these documents, free of charge, from SmartFinancial’s website at www.smartfinancialinc.com under the “Investor Relations” link and then under the “SEC Filings” heading. The website addresses for the SEC and SmartFinancial are inactive textual references and except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.

The SEC allows SmartFinancial to “incorporate by reference” information in this proxy statement/prospectus. This means that SmartFinancial can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information that SmartFinancial incorporates by reference is considered to be part of this proxy statement/prospectus, and later information that SmartFinancial files with the SEC will automatically update and supersede the information SmartFinancial included in this proxy statement/prospectus. This document incorporates by reference the documents that are listed below that SmartFinancial has previously filed with the SEC, except to the extent that any information contained in such filings is deemed “furnished” in connection with SEC rules.

•	Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2018, filed on March 20, 2019;

•	Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 18, 2019;

•	Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting, filed on March 19, 2019;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, filed on May 10, 2019, August 8, 2019, and November 8, 2019, respectively;

•	Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on January 16, 2019, January 24, 2019, February 6, 2019, April 24, 2019, April 25, 2019, May 6, 2019, May 7, 2019, May 29, 2019, July 25, 2019, October 21, 2019, October 30, 2019, and November 6, 2019; and

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•	The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, including any amendment or report filed for purposes of updating such description.

SmartFinancial also incorporates by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and the date of the PFG special meeting. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus is deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

Documents incorporated by reference are available from SmartFinancial without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in the document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from SmartFinancial at the following address:

SmartFinancial, Inc.
5401 Kingston Pike, Suite 600
Knoxville, Tennessee 37919
Attention: Secretary
Telephone: (865) 437-5700

To obtain timely delivery, you must make a written or oral request for a copy of such information by January 21, 2020. You will not be charged for any of these documents that you request. If you request any incorporated documents from SmartFinancial, SmartFinancial will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

You should rely only on the information contained in this proxy statement/prospectus. Neither SmartFinancial nor PFG has authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this proxy statement/prospectus is correct as of its date. It may not continue to be correct after this date. PFG has supplied all of the information about PFG and its subsidiaries contained in this proxy statement/prospectus and SmartFinancial has supplied all of the information contained in this proxy statement/prospectus about SmartFinancial and its subsidiaries. Each of us is relying on the correctness of the information supplied by the other.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

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Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and between

SMARTFINANCIAL, INC.

and

PROGRESSIVE FINANCIAL GROUP INC.

Dated as of October 29, 2019

i

Exhibit A – Form of Voting Agreement

Exhibit B – Form of Bank Plan of Merger and Merger Agreement

Exhibit C – Form of Director Non-Competition and Non-Disclosure Agreement

Exhibit D – Form of Claims Letter

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is dated as of October 29, 2019, by and between SmartFinancial, Inc., a Tennessee corporation (“SMBK”), and Progressive Financial Group Inc., a Tennessee corporation (“PFG” and, together with SMBK, the “Parties” and each a “Party”).

W I T N E S S E T H

WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transaction provided for in this Agreement in which PFG will, on the terms and subject to the conditions set forth in this Agreement, merge with and into SMBK (the “Merger”), with SMBK as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Entity”);

WHEREAS, as a condition to the willingness of SMBK to enter into this Agreement, certain directors and shareholders of PFG have entered into voting agreements (each a “Voting Agreement” and collectively, the “Voting Agreements”), substantially in the form attached hereto as Exhibit A, dated as of the date hereof, with SMBK, pursuant to which each such director or shareholder has agreed, among other things, to vote certain of the PFG Common Stock owned by such director or shareholder in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the Voting Agreements;

WHEREAS, PFG owns 100% of the issued and outstanding common stock of Progressive Savings Bank, a Tennessee state-chartered bank (“Progressive Bank”) and SMBK owns 100% of the issued and outstanding common stock of SmartBank, a Tennessee state-chartered bank;

WHEREAS, as a further condition to the willingness of SMBK to enter into this Agreement, certain employees of PFG and/or its Subsidiaries will enter into termination agreements, employment agreements, or retention agreements following the entry into this Agreement;

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
THE MERGER

Section 1.01       The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Tennessee Business Corporation Act Tenn. Code Ann. §§ 48-11-101, et seq. (the “TBCA”), at the Effective Time, PFG shall merge with and into SMBK pursuant to the terms of this Agreement. SMBK shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Tennessee. As of the Effective Time, the separate corporate existence of PFG shall cease.

Section 1.02       Charter and Bylaws. At the Effective Time, the charter of SMBK in effect immediately prior to the Effective Time shall be the charter of the Surviving Entity until thereafter amended in accordance with applicable Law. The bylaws of SMBK in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable Law and the terms of such bylaws.

Section 1.03        Bank Merger. Except as provided below, immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, Progressive Bank shall be merged with and into SmartBank (the “Bank Merger”), in accordance with the provisions of the Tennessee Banking Act, and SmartBank shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable federal and Tennessee state banking laws and regulations, as further set forth in the separate merger agreement (the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit B, which SmartBank and Progressive Bank are simultaneously executing as of the date hereof. Each of PFG and SMBK have approved the Bank Plan of Merger in its capacity as the sole shareholder of Progressive Bank and SmartBank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of SmartBank at any time, whether before or after filings are made for regulatory approval of the Bank Merger, but if the Bank Merger is abandoned for any reason, Progressive Bank shall continue to operate under its name; provided that prior to any such election, SMBK shall (a) reasonably consult with PFG and its regulatory counsel and (b) reasonably determine in good faith that such election will not, and would not reasonably be expected to, prevent, delay, or impair any Party’s ability to consummate the Merger or the other transactions contemplated by this Agreement.

Section 1.04       Directors and Officers. With the exception of adding Ottis Phillips to the board of directors, the directors and officers of SMBK immediately prior to the Effective Time shall, from and after the Effective Time, continue as the directors and officers of the Surviving Entity until their successors shall have been duly elected, appointed, or qualified or until their earlier death, resignation, or removal in accordance with the charter and bylaws of the Surviving Entity. With the exception of adding Ottis Phillips to the board of directors, the directors and officers of SmartBank immediately prior to the effective time of the Bank Merger shall, from and after the Effective Time, continue as the directors and officers of the Surviving Bank until their successors shall have been duly elected, appointed, or qualified or until their earlier death, resignation, or removal in accordance with the charter and bylaws of the Surviving Bank. The parties agree that any executive officer of the Surviving Entity or the Surviving Bank shall be authorized to sign any and all Tax Returns of PFG or Progressive Bank, respectively, that are filed after the Effective Time regardless of the period covered by the Tax Returns.

Section 1.05        Effective Time; Closing.

(a)            Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) related to the Merger, which will include the plan of merger (the “Plan of Merger”), that shall be filed with the Secretary of State of the State of Tennessee, as provided in the TBCA, on or prior to the Closing Date. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Tennessee, or at such later time as is agreed between the Parties and specified in the Articles of Merger in accordance with the relevant provisions of the TBCA (such date and time is hereinafter referred to as the “Effective Time”).

(b)           The closing of the Merger contemplated by this Agreement (the “Closing”) shall take place on a date determined by SMBK and reasonably acceptable to PFG (the “Closing Date”), which shall be within 30 days after all of the conditions to the Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied by action taken at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived (to the extent permitted by applicable Law) in accordance with the terms hereof, at the headquarters of SMBK at 5401 Kingston Pike, Knoxville, Tennessee, 37319, or such other place, date, and time as the Parties may mutually agree. At or prior to the Closing, there shall be delivered to SMBK and PFG the Articles of Merger and such other certificates and other documents required to be delivered under Article VI.

Section 1.06        Additional Actions. If, at any time after the Effective Time, any Party shall consider or be advised that any further deeds, documents, assignments, or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement (such Party, the “Requesting Party”), the other Party and its Subsidiaries and their respective officers and directors shall be deemed to have granted to the Requesting Party and its Subsidiaries, and each or any of them, an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, documents, assignments, or assurances in Law or take any such other acts as are necessary or desirable to carry out the purposes of this Agreement, and the officers and directors of the Requesting Party and its Subsidiaries, as applicable, are authorized in the name of the other Party and its Subsidiaries or otherwise to take any and all such action.

Section 1.07        Reservation of Right to Revise Structure. SMBK may at any time and without the approval of PFG change the method of effecting the business combination contemplated by this Agreement if and to the extent that it reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount of the consideration to be issued to Holders as Merger Consideration, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the federal income tax treatment of the Holders in connection with the Merger, or (iv) require submission to or approval of PFG’s shareholders after the Plan of Merger has been approved by PFG’s shareholders. In the event that SMBK elects to make such a change, the Parties agree to cooperate to execute appropriate documents to reflect the change.

ARTICLE II
MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01        Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of PFG:

(a)            Each share of SMBK Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b)            Each share of PFG Common Stock owned directly by SMBK, PFG, or any of their respective wholly owned Subsidiaries (other than shares in trust accounts, managed accounts, and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto (the “PFG Cancelled Shares”).

(c)            Holders of shares of PFG Common Stock shall have such rights to dissent from the Merger and obtain payment of the fair value of their shares as are afforded to such Person by Chapter 23 of the TBCA. Notwithstanding anything in this Agreement to the contrary, all shares of PFG Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Chapter 23 of the TBCA, shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead the holder of such Dissenting Shares (hereinafter called a “Dissenting Shareholder”) shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the TBCA (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and such holder shall cease to have any rights with respect thereto, except the rights provided for pursuant to the applicable provisions of the TBCA and this Section 2.01(c)), unless and until such Dissenting Shareholder shall have failed to perfect such holder’s right to receive, or shall have effectively withdrawn or lost rights to demand or receive, the fair value of such shares of PFG Common Stock under the applicable provisions of the TBCA. If any Dissenting Shareholder shall fail to perfect or effectively withdraw or lose such Holder’s dissenter’s rights under the applicable provisions of the TBCA, each such Dissenting Share shall be deemed to have been converted into and to have become exchangeable for the right to receive the Merger Consideration, without any interest thereon, in accordance with the applicable provisions of this Agreement. PFG shall give SMBK (i) prompt notice of any written notices to exercise dissenters’ rights in respect of any shares of PFG Common Stock, attempted withdrawals of such notices and any other instruments served pursuant to the TBCA and received by PFG relating to dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the TBCA. PFG shall not, except with the prior written consent of SMBK, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Article II to pay for shares of PFG Common Stock for which dissenters’ rights have been perfected shall be returned to SMBK upon demand.

(d)            Each share of PFG Stock (excluding Dissenting Shares and PFG Cancelled Shares) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted, in accordance with the terms of this Article II, into and exchanged for the right to receive (i) an amount of cash equal to the Per Share Cash Consideration and (ii) a number of shares of SMBK Common Stock equal to the Per Share Stock Consideration, where:

(i)               “Aggregate Cash Consideration” means an amount equal to $14,595,354.37, minus the amount of (i) the AAA Dividend, and (ii) the loss, if in excess of $250,000, realized by PFG or its applicable Subsidiary on any Pre-Closing Divestiture.

(ii)             “Aggregate Stock Consideration” means 1,292,592.556 shares of SMBK Common Stock.

(iii)            “Outstanding Shares Number” means the number of shares of PFG Common Stock issued and outstanding as of the Effective Time.

(iv)           “Per Share Cash Consideration” means an amount of cash equal to the quotient obtained by dividing (A) the Aggregate Cash Consideration by (B) the Outstanding Shares Number.

(v)            “Per Share Stock Consideration” means a number of shares of SMBK Common Stock obtained by dividing (A) the Aggregate Stock Consideration by (B) the Outstanding Shares Number.

Section 2.02        Rights as Shareholders; Stock Transfers. At the Effective Time, all shares of PFG Common Stock, when converted in accordance with Section 2.01, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of PFG Common Stock, the Merger Consideration and any cash in lieu of fractional shares of SMBK Common Stock in accordance with this Article II. At the Effective Time, holders of PFG Common Stock shall cease to be, and shall have no rights as, shareholders of PFG, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of SMBK Common Stock as provided under this Article II. At the Effective Time, the stock transfer books of PFG shall be closed, and there shall be no registration of transfers on the stock transfer books of PFG of shares of PFG Common Stock.

Section 2.03        Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of SMBK Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, SMBK shall pay or cause to be paid to each Holder of a fractional share of SMBK Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in SMBK Common Stock to which such Holder would otherwise be entitled by the SMBK Average Stock Price.

Section 2.04        Plan of Reorganization. It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Regulations promulgated thereunder, and it is intended that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.

Section 2.05        Exchange Procedures. As promptly as practicable after the Effective Time, the Exchange Agent will mail or otherwise cause to be delivered to each Holder appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration (including cash in lieu of fractional shares) as provided for in this Agreement (the “Letter of Transmittal”).

Section 2.06        Deposit and Delivery of Merger Consideration.

(a)            Prior to the Effective Time, SMBK shall (i) deposit, or shall cause to be deposited, with the Exchange Agent stock certificates representing the number of shares of SMBK Common Stock and cash sufficient to deliver the Merger Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.04, and if applicable, cash in an aggregate amount sufficient to make the appropriate payment to the Holders of Dissenting Shares) (collectively, the “Exchange Fund”), and (ii) instruct the Exchange Agent to pay such Merger Consideration and cash in lieu of fractional shares in accordance with this Agreement as promptly as practicable after the Effective Time and conditioned upon receipt of a properly completed Letter of Transmittal. The Exchange Agent and SMBK, as the case may be, shall not be obligated to deliver the Merger Consideration to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book-Entry Shares representing the shares of PFG Common Stock for exchange as provided in this Article II, or an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by SMBK or the Exchange Agent.

(b)           Any portion of the Exchange Fund that remains unclaimed by a Holder for one year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to SMBK. Any Holder who have not theretofore complied with this Section 2.06 shall thereafter look only to SMBK for the Merger Consideration, any cash in lieu of fractional shares of PFG Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such Holder is entitled in respect of each share of PFG Common Stock such Holder held immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book-Entry Shares for shares of PFG Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of SMBK Common Stock or cash would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of SMBK (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book-Entry Share for any amounts delivered to a public official pursuant to applicable abandoned property, escheat, or similar Laws. SMBK and the Exchange Agent shall be entitled to rely upon the stock transfer books of PFG to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of PFG Common Stock represented by any Certificate or Book-Entry Share, SMBK and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.

(c)            SMBK or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as SMBK is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by SMBK or the Exchange Agent, as applicable.

Section 2.07        Rights of Certificate Holders after the Effective Time.

(a)            All shares of SMBK Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by SMBK in respect of the SMBK Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of SMBK Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the SMBK Common Stock shall be paid to any Holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued and/or paid to the Holder of the certificates representing whole shares of SMBK Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of SMBK Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of SMBK Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

(b)           In the event of a transfer of ownership of a Certificate representing PFG Common Stock that is not registered in the stock transfer records of PFG, the proper amount of cash and/or shares of SMBK Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such PFG Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered Holder of the Certificate or establish to the satisfaction of SMBK that the Tax has been paid or is not applicable.

Section 2.08        Anti-Dilution Provisions. If the number of shares of SMBK Common Stock or PFG Common Stock issued and outstanding prior to the Effective Time shall be increased or decreased, or changed into or exchanged for a different number of kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, reclassification, or similar transaction, or there shall be any extraordinary dividend or distribution with respect to such stock, and the record date therefor shall be prior to the Effective Time, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of PFG Common Stock the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PFG

Except as set forth in the disclosure schedule delivered by PFG to SMBK prior to or concurrently with the execution of this Agreement with respect to each such section below (the “PFG Disclosure Schedule”); provided, that (a) the mere inclusion of an item in the PFG Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by PFG that such item represents a material exception or fact, event, or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on PFG and (b) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, PFG hereby represents and warrants to SMBK as follows:

Section 3.01        Organization and Standing. Each of PFG and its Subsidiaries is (a) an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to PFG. A complete and accurate list of all such jurisdictions described in (a) and (b) is set forth in PFG Disclosure Schedule 3.01.

Section 3.02        Capital Stock.

(a)            The authorized capital stock of PFG consists of 1,000,000 shares of PFG Common Stock and 1,000,000 shares of preferred stock, no par value. As of the date hereof, there are 20,721 shares of PFG Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. There are no shares of PFG Common Stock held by any of PFG’s Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers). PFG Disclosure Schedule 3.02(a) sets forth, as of the date hereof, the name and address, as reflected on the books and records of PFG, of each Holder, and the number of shares of PFG Common Stock held by each such Holder. The issued and outstanding shares of PFG Common Stock are duly authorized, validly issued, fully paid, non-assessable, and have not been issued in violation of nor are they subject to preemptive rights of any PFG shareholder. All shares of PFG’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.

(b)            There are not outstanding Rights of PFG. There are no outstanding shares of capital stock of any class, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments, or understandings to which PFG or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of PFG or any of PFG’s Subsidiaries or obligating PFG or any of PFG’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, PFG or any of PFG’s Subsidiaries other than those listed in PFG Disclosure Schedule 3.02(b). There are no obligations, contingent or otherwise, of PFG or any of PFG’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of PFG Common Stock or capital stock of any of PFG’s Subsidiaries or any other securities of PFG or any of PFG’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution, or otherwise) in any such Subsidiary or any other entity. Except for the PFG Voting Agreements, there are no agreements, arrangements, or other understandings with respect to the voting of PFG’s capital stock and there are no agreements or arrangements under which PFG is obligated to register the sale of any of its securities under the Securities Act.

Section 3.03        Subsidiaries.

(a)            PFG Disclosure Schedule 3.03(a) sets forth a complete and accurate list of all Subsidiaries of PFG, including the jurisdiction of organization and all jurisdictions in which any such entity is qualified to do business and the number of shares or other equity interests in such Subsidiary held by PFG. Except as set forth in PFG Disclosure Schedule 3.03(a), (i) PFG owns, directly or indirectly, all of the issued and outstanding equity securities of each PFG Subsidiary, (ii) no equity securities of any of PFG’s Subsidiaries are or may become required to be issued (other than to PFG) by reason of any contractual right or otherwise, (iii) there are no contracts, commitments, understandings, or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to PFG or a Subsidiary of PFG), (iv) there are no contracts, commitments, understandings or arrangements relating to PFG’s rights to vote or to dispose of such securities, (v) all of the equity securities of each such Subsidiary held by PFG, directly or indirectly, are validly issued, fully paid, non-assessable and are not subject to preemptive or similar rights, and (vi) all of the equity securities of each Subsidiary that is owned, directly or indirectly, by PFG or any Subsidiary thereof, are free and clear of all Liens, other than restrictions on transfer under applicable securities or banking Laws. Neither PFG nor any of its Subsidiaries has any trust preferred securities or other similar securities outstanding.

(b)            Except as set forth in PFG Disclosure Schedule 3.03(b), neither PFG nor any of PFG’s Subsidiaries owns any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) other than Progressive Bank. Except as set forth in PFG Disclosure Schedule 3.03(b), neither PFG nor any of Subsidiary of PFG beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

Section 3.04        Corporate Power; Minute Books.

(a)               PFG and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and PFG has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities, the Regulatory Approvals, and the Requisite PFG Shareholder Approval.

(b)               PFG has made available to SMBK a complete and correct copy of its charter and bylaws or equivalent organizational documents, each as amended to date, of PFG and each of its Subsidiaries, the minute books of PFG and each of its Subsidiaries, and the stock ledgers and stock transfer books of PFG and each of its Subsidiaries. Neither PFG nor any of its Subsidiaries is in violation of any of the terms of its charter, bylaws, or equivalent organizational documents. The minute books of PFG and each of its Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of PFG and each of its Subsidiaries contain complete and accurate records of the ownership of the equity securities of PFG and each of its Subsidiaries.

Section 3.05        Corporate Authority. Subject only to the receipt of the Requisite PFG Shareholder Approval at the PFG Meeting, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of PFG and the board of directors of PFG on or prior to the date hereof. The board of directors of PFG has directed that this Agreement be submitted to PFG’s shareholders for approval at a meeting of the shareholders and, except for the receipt of the Requisite PFG Shareholder Approval in accordance with the TBCA and PFG’s charter and bylaws, no other vote or action of the shareholders of PFG is required by Law, the charter or bylaws of PFG or otherwise to approve this Agreement and the transactions contemplated hereby. PFG has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by SMBK, this Agreement is a valid and legally binding obligation of PFG, enforceable in accordance with its terms (except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy (the “Enforceability Exception’’).

Section 3.06        Regulatory Approvals; No Defaults.

(a)               No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by PFG or any of its Subsidiaries in connection with the execution, delivery, or performance by PFG of this Agreement or to consummate the transactions contemplated by this Agreement, except as may be required for (i) filings of applications or notices with, and consents, approvals or waivers by the FRB, the FDIC, the Tennessee Department of Financial Institutions (the “TDFI”), and other banking, regulatory, self-regulatory, or enforcement authorities or any courts, administrative agencies, or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings, and notices (the “Regulatory Approvals”), (ii) the filing with the SEC of the Proxy Statement-Prospectus and the Registration Statement and declaration of effectiveness of the Registration Statement, (iii) the filing of the Articles of Merger contemplated by Section 1.04(a) and the filing of documents with the FDIC, the TDFI, or other applicable Governmental Authorities, and the Secretary of State of the State of Tennessee to cause the Bank Merger to become effective and (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SMBK Common Stock pursuant to this Agreement and approval of listing of such SMBK Common Stock on the NASDAQ. Subject to the receipt of the consents, approvals, and waivers referred to in the preceding sentence, the Requisite PFG Shareholder Approval and as set forth on PFG Disclosure Schedule 3.06(a), the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by PFG do not and will not (1) constitute a breach or violation of, or a default under, the charter, bylaws or similar governing documents of PFG or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, or injunction applicable to PFG or any of its Subsidiaries, or any of their respective properties or assets, (3) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation (which, in each case, would have a material impact on PFG or could reasonably be expected to result in a financial obligation or penalty in excess of $50,000) under any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement, or other instrument or obligation of PFG or any of its Subsidiaries or to which PFG or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (4) require the consent or approval of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation, except where the failure to obtain the consent or approval would not be reasonably expected to have a material impact on PFG or result in a material financial penalty.

(b)              As of the date hereof, PFG has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 6.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.

Section 3.07        Financial Statements; Internal Controls.

(a)               PFG has previously delivered or made available to SMBK copies of PFG’s (i) audited consolidated financial statements (including the related notes and schedules thereto) for the years ended December 31, 2018, 2017 and 2016, accompanied by the unqualified audit reports of Mauldin & Jenkins LLP, independent registered accountants (collectively, the “Audited Financial Statements”) and (ii) unaudited interim consolidated financial statements (including the related notes and schedules thereto) for the nine months ended September 30, 2019 (the “Unaudited Financial Statements” and collectively with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (including any related notes and schedules thereto) are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity, and cash flows of PFG and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject, in the case of the Unaudited Financial Statements, to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to PFG) and the absence of notes and schedules (that, if presented, would not differ materially from those included in the Audited Financial Statements). No financial statements of any entity or enterprise other than PFG’s Subsidiaries are required by GAAP to be included in the consolidated financial statements of PFG. The audits of PFG have been conducted in accordance with GAAP. Since December 31, 2018, neither PFG nor any of its Subsidiaries has any liabilities or obligations of a nature that would be required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto except for liabilities reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since December 31, 2018. True, correct and complete copies of the Financial Statements have been provided to SMBK prior to the date hereof.

(b)              The records, systems, controls, data, and information of PFG and its Subsidiaries are recorded, stored, maintained, and operated under means (including any electronic, mechanical, or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of PFG or its Subsidiaries or accountants (including all means of access thereto and therefrom). PFG and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. PFG has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the board of directors of PFG (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect PFG’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in PFG’s internal control over financial reporting. PFG has made available to SMBK a summary of any such disclosure made by management to the auditor and/or audit committee of PFG or any Subsidiary.

(c)               Except as set forth in PFG Disclosure Schedule 3.07(c), since January 1, 2016, neither PFG nor any of its Subsidiaries nor, to PFG’s Knowledge, any director, officer, employee, auditor, accountant or representative of PFG or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion, or claim regarding the accounting or auditing practices, procedures, methodologies, or methods of PFG or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion, or claim that PFG or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 3.08        Regulatory Reports. Since January 1, 2016, PFG and its Subsidiaries have timely filed with the FRB, the FDIC, the TDFI and any other applicable Governmental Authority, in correct form, the material reports, registration statements, and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports and other documents were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified PFG or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of PFG, threatened an investigation into the business or operations of PFG or any of its Subsidiaries since January 1, 2016. There is no material and unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of PFG or any of its Subsidiaries.

Section 3.09       Absence of Certain Changes or Events. Except as set forth in PFG Disclosure Schedule 3.09, the Financial Statements, or as otherwise contemplated by this Agreement, since December 31, 2018, (a) PFG and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business, (b) there have been no events, changes, or circumstances which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect with respect to PFG, and (c) neither PFG nor any of its Subsidiaries has taken any action or failed to take any action prior to the date of this Agreement which action or failure, if taken after the date of this Agreement, would constitute a material breach or violation of any of the covenants and agreements set forth in Section 5.01(i), Section 5.01(ii), Section 5.01(iii), Section 5.01(v), Section 5.01(vii), Section 5.01(viii), Section 5.01(x), Section 5.01(xi), Section 5.01(xxi), or Section 5.01(xxv).

Section 3.10        Legal Proceedings.

(a)               Except as set forth on PFG Disclosure Schedule 3.10(a), there are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance, or other proceedings of any nature pending or, to the Knowledge of PFG, threatened against PFG or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such, or to which PFG or any of its Subsidiaries or any of their current or former directors or executive officers, in their capacities as such, is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance, or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.

(b)               There is no material injunction, order, judgment, or decree or regulatory restriction imposed upon PFG or any of its Subsidiaries, or the assets of PFG or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Entity or any of its Subsidiaries or affiliates), and neither PFG nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgement, or decree that is generally applicable to all Persons in businesses similar to that of PFG or any of PFG’s Subsidiaries.

Section 3.11        Compliance With Laws.

(a)               PFG and each of its Subsidiaries is, and has been since January 1, 2016, in compliance in all material respects with all Laws, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing, or business practices and all agency requirements relating to the origination, sale, and servicing of mortgage loans, except where the failure to comply with such Laws would not be reasonably expected to result in a Material Adverse Effect in respect of PFG or any of its Subsidiaries. Neither PFG nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations, and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records, and (iii) the exercise of due diligence in identifying customers.

(b)               PFG and each of its Subsidiaries have all material permits, licenses, authorizations, orders, and approvals of, and each has made all filings, applications, and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders, and approvals are in full force and effect and, to PFG’s Knowledge, no suspension or cancellation of any of them is threatened.

(c)               Neither PFG nor any of its Subsidiaries has received, since January 1, 2016, written or, to PFG’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is materially in non-compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit, or governmental authorization, except, in either case, where the matters referenced in such notification would not be reasonably expected to result in a Material Adverse Effect in respect of PFG or its Subsidiaries.

(d)               All shares of PFG Common Stock issued and outstanding have been issued in compliance in material respects with, and not in material violation of, any applicable federal or state securities Laws.

Section 3.12        PFG Material Contracts; Defaults.

(a)               Except as set forth in PFG Disclosure Schedule 3.12(a), neither PFG nor any of its Subsidiaries is a party to, bound by, or subject to any agreement, contract, arrangement, commitment, or understanding (whether written or oral) (i) which would entitle any present or former director, officer, employee, consultant, or agent of PFG or any of its Subsidiaries to indemnification from PFG or any of its Subsidiaries; (ii) which grants any right of first refusal, right of first offer, or similar right with respect to any assets or properties of PFG or its respective Subsidiaries; (iii) related to the borrowing by PFG or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business; (iv) which provides for payments to be made by PFG or any of its Subsidiaries upon a change in control thereof; (v) relating to the lease of personal property having a value in excess of $25,000 individually or $50,000 in the aggregate; (vi) relating to any joint venture, partnership, limited liability company agreement, or other similar agreement or arrangement; (vii) which relates to capital expenditures and involves future payments in excess of $50,000 individually or $125,000 in the aggregate; (viii) which relates to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business; (ix) which is not terminable on 60 days or less notice and involving the payment of more than $30,000 per annum; (x) which contains a non-compete, or client or customer non-solicit requirement, or any other provision that restricts the conduct of any line of business by PFG or any of its Affiliates or upon consummation of the Merger will restrict the ability of the Surviving Entity or any of its Affiliates to engage in any line of business (including, for the avoidance of doubt, any exclusivity provision granted in favor of any third party) or which grants any right of first refusal, right of first offer, or similar right or that limits or purports to limit the ability of PFG or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, SMBK or any of its Subsidiaries) to own, operate, sell, transfer, pledge, or otherwise dispose of any assets or business; or (xi) pursuant to which PFG or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity. Each contract, arrangement, commitment, or understanding of the type described in this Section 3.12(a) is listed in PFG Disclosure Schedule 3.12(a) and is referred to herein as a “PFG Material Contract.” PFG has previously made available to SMBK true, complete and correct copies of each such PFG Material Contract, including any and all amendments and modifications thereto.

(b)               Each PFG Material Contract is valid and binding on PFG and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and is in full force and effect and enforceable in accordance with its terms (assuming the due execution by each other party thereto, provided that PFG hereby represents and warrants that, to its Knowledge, each PFG Material Contract is duly executed by all such parties), subject to the Enforceability Exception and except where the failure to be valid, binding, enforceable, and in full force and effect, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to PFG; and neither PFG nor any of its Subsidiaries is in default under any PFG Material Contract or other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), to which it is a party, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default. No power of attorney or similar authorization given directly or indirectly by PFG or any of its Subsidiaries is currently outstanding.

(c)               PFG Disclosure Schedule 3.12(c) sets forth a true and complete list of all PFG Material Contracts pursuant to which consents, waivers, or notices are or may be required to be given thereunder, in each case, prior to the performance by PFG of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.

Section 3.13        Agreements with Regulatory Agencies. Neither PFG nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each a “PFG Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of PFG’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business, or operations, nor has PFG or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing, initiating, ordering, requesting, recommending or otherwise proceeding with (or is considering the appropriateness of any of the aforementioned actions) any PFG Regulatory Agreement. To PFG’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to PFG or any of its Subsidiaries.

Section 3.14       Brokers; Fairness Opinion. Neither PFG nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that PFG has engaged, and will pay a fee or commission to Olsen Palmer LLC (“PFG Financial Advisor”), in accordance with the terms of a letter agreement between PFG Financial Advisor and PFG, a true, complete and correct copy of which has been previously delivered by PFG to SMBK. PFG has received the opinion of the PFG Financial Advisor (and, when it is delivered in writing, a copy of such opinion will be promptly provided to SMBK) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of PFG Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified.

Section 3.15        Employee Benefit Plans.

(a)               PFG Disclosure Schedule 3.15(a) sets forth a true and complete list of each PFG Benefit Plan. For purposes of this Agreement, “PFG Benefit Plans” means all benefit and compensation plans, contracts, policies, or arrangements (i) covering current or former employees or their beneficiaries and dependents of PFG, any of its Subsidiaries, or any of PFG’s related organizations described in Code Sections 414(b), (c), (m), or (o), or any entity which is considered one employer with PFG, any of its Subsidiaries, or Controlled Group Members under Section 4001 of ERISA or Section 414 of the Code (“ERISA Affiliates”) (such current employees collectively, the “PFG Employees”), (ii) covering current or former directors or their beneficiaries and dependents of PFG, any of its Subsidiaries, or ERISA Affiliates, or (iii) with respect to which PFG or any of its Subsidiaries has or may have any liability or contingent liability (including liability arising from ERISA Affiliates) including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, employment, severance, change-of-control, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus plans, retirement plans, and other policies, plans, or arrangements whether or not subject to ERISA.

(b)               With respect to each PFG Benefit Plan, PFG has provided to SMBK true and complete copies of such PFG Benefit Plan, any trust instruments, insurance contracts, or other funding arrangements forming a part of any PFG Benefit Plans and all amendments thereto, summary plan descriptions and summary of material modifications, IRS Form 5500 (for the three most recently completed plan years), the most recent IRS determination, opinion, notification and advisory letters, with respect thereto and any correspondence from any regulatory agency. In addition, with respect to each of the PFG Benefit Plans for the three most recently completed plan years, any plan financial statements and accompanying accounting reports, service contracts, fidelity bonds, and employee and participant annual QDIA notice, safe harbor notice, or fee disclosures notices under 29 CFR 2550.404a-5, and nondiscrimination testing data and results under Code Sections 105(h), 125, 129, 401(k), and 401(m), as applicable, have been provided to SMBK.

(c)               All PFG Benefit Plans are in compliance in all material respects in form and operation with all applicable Laws, including ERISA and the Code. Each PFG Benefit Plan which is intended to be qualified under Section 401(a) of the Code (“PFG 401(a) Plan”) has received a favorable opinion, determination, or advisory letter from the IRS, and to PFG’s Knowledge there is not any circumstance that could reasonably be expected to result in revocation of any such favorable determination, opinion, or advisory letter or the loss of the qualification of such PFG 401(a) Plan under Section 401(a) of the Code, and nothing has occurred that would be expected to result in the PFG 401(a) Plan ceasing to be qualified under Section 401(a) of the Code. All PFG Benefit Plans have been administered in accordance with their terms. There is no pending or, to PFG’s Knowledge, threatened litigation or regulatory action relating to the PFG Benefit Plans. Neither PFG nor any of its Subsidiaries has engaged in a transaction with respect to any PFG Benefit Plan, including a PFG 401(a) Plan that could subject PFG or any of its Subsidiaries to a tax or penalty under any Law including, but not limited to, Section 4975 of the Code or Section 502(i) of ERISA. No PFG 401(a) Plan has been submitted under or been the subject of an IRS voluntary compliance program submission that is still outstanding or that has not been fully corrected in accordance with a compliance statement issued by the IRS with respect to any applicable failures. There are no audits, inquiries or proceedings pending or, to PFG’s Knowledge, threatened by the IRS or the Department of Labor with respect to any PFG Benefit Plan. To PFG's Knowledge, there are no current, pending, or threatened investigations by the IRS or the Department of Labor with respect to any PFG Benefit Plan.

(d)               No liability under Title IV of ERISA has been or is expected to be incurred by PFG, any of its Subsidiaries or any ERISA Affiliates with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by PFG, any of its Subsidiaries, or any ERISA Affiliates. Neither PFG nor any ERISA Affiliate has ever maintained, sponsored, or contributed to, or been obligated to contribute to a plan subject to Title IV of ERISA or Section 412 of the Code. None of PFG or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA at any time. Neither PFG nor any of its Subsidiaries or ERISA Affiliates have incurred, and there are no circumstances under which they could reasonably be expected to incur, liability under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). Neither PFG nor any of its Subsidiaries has ever sponsored, maintained, or participated in a multiple employer welfare arrangement as defined in ERISA Section 3(40). No notice of a “reportable event” within the meaning of Section 4043 of ERISA has been required to be filed for any PFG Benefit Plan or by any ERISA Affiliate or will be required to be filed, in either case, in connection with the transactions contemplated by this Agreement.

(e)               All contributions required to be made with respect to all PFG Benefit Plans have been timely made. No PFG Benefit Plan or single employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 3012 of ERISA and no ERISA Affiliate has an outstanding funding waiver.

(f)                Except as set forth in PFG Disclosure Schedule 3.15(f), no PFG Benefit Plan provides life insurance, medical, surgical, hospitalization or other employee welfare benefits to any PFG Employee, or any of their affiliates, upon or following his or her retirement or termination of employment for any reason, except as may be required by Law.

(g)               All PFG Benefit Plans that are group health plans have been operated in all material respects in compliance with the group health plan continuation requirements of Section 4980B of the Code and all other applicable sections of ERISA and the Code, and no material liabilities arising under Code Section 4980H have occurred. PFG may amend or terminate any such PFG Benefit Plan at any time without incurring any liability thereunder for future benefits coverage at any time after such termination.

(h)               Except as otherwise provided for in this Agreement or as set forth in PFG Disclosure Schedule 3.15(h), neither the execution of this Agreement, shareholder approval of this Agreement, or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) will (i) entitle any current or former PFG Employee to retention or other bonuses, parachute payments, non-competition payments, or any other payment, (ii) entitle any current or former PFG Employee to unemployment compensation, severance pay or any increase in severance pay upon any termination of employment, (iii) accelerate the time of payment or vesting (except as required by Law) or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any of the PFG Benefit Plans, (iv) result in any breach or violation of, or a default under, any of the PFG Benefit Plans, (v) result in any payment of any amount that would, individually or in combination with any other such payment, be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (vi) limit or restrict the right of PFG or, after the consummation of the transactions contemplated hereby, SMBK or any of its Subsidiaries, to merge, amend or terminate any of the PFG Benefit Plans.

(i)                Except as set forth in PFG Disclosure Schedule 3.15(i), (i) each PFG Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, is in compliance in all respects with Section 409A of the Code and (ii) no payment or award that has been made to any participant under a PFG Benefit Plan is subject to the interest and penalties specified in Section 409A(a)(1)(B) of the Code. Neither PFG nor any of its Subsidiaries (x) has any obligation to reimburse or indemnify any participant in a PFG Benefit Plan for any of the interest or penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, or (y) except as set forth in PFG Disclosure Schedule 3.15(i), has been required to report to any Governmental Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code.

(j)                No PFG Benefit Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise, and neither PFG nor any of its Subsidiaries has any obligation to reimburse or indemnify any party for such Taxes.

(k)               PFG has made available to SMBK copies of any Code Section 280G calculations (whether or not final) with respect to the disqualified individuals referenced in such calculations in connection with the transactions contemplated by this Agreement.

(l)                PFG Disclosure Schedule 3.15(l) contains a schedule showing the monetary amounts payable or potentially payable, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement) under any employment, change-in-control, severance, or similar contract, plan, or arrangement with or which covers any present or former director, officer, employee, or consultant of PFG or any of its Subsidiaries who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any PFG Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such Person, specifying the assumptions in such schedule and providing estimates of other required contributions to any trusts for any related fees or expenses.

(m)              PFG and its Subsidiaries have correctly classified in all material respects all individuals who directly or indirectly perform services for PFG or any of its Subsidiaries for purposes of each PFG Benefit Plan, ERISA, and the Code.

Section 3.16        Labor Matters. Neither PFG nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is there any proceeding pending or, to PFG’s Knowledge threatened, asserting that PFG or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel PFG or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute against PFG pending or, to PFG’s Knowledge, threatened, nor to PFG’s Knowledge is there any activity involving PFG Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. To its Knowledge, PFG and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for PFG or any of its Subsidiaries for purposes of federal and state unemployment compensation Laws, workers’ compensation Laws, and the rules and regulations of the U.S. Department of Labor. To PFG’s Knowledge, no officer of PFG or any of its Subsidiaries is in material violation of any employment contract, confidentiality, non-competition agreement, or any other restrictive covenant.

Section 3.17        Environmental Matters. (a) To its Knowledge, PFG and its Subsidiaries have been and are in material compliance with all applicable Environmental Laws, including obtaining, maintaining, and complying with all permits required under Environmental Laws for the operation of their respective businesses, (b) there is no action or investigation by or before any Governmental Authority relating to or arising under any Environmental Laws that is pending or, to the Knowledge of PFG, threatened against PFG or any of its Subsidiaries or any real property or facility presently owned, operated, or leased by PFG or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity), (c) neither PFG nor any of its Subsidiaries has received any notice of or is subject to any liability, order, settlement, judgment, injunction, or decree involving uncompleted, outstanding, or unresolved requirements relating to or arising under Environmental Laws, (d) to the Knowledge of PFG, there have been no releases of Hazardous Substances at, on, under or affecting any of the real properties or facilities presently owned, operated or leased by PFG or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity) in amount or condition that has resulted in or would reasonably be expected to result in liability to PFG or any of its Subsidiaries relating to or arising under any Environmental Laws, and (e) to the Knowledge of PFG, there are no underground storage tanks on, in or under any property currently owned, operated or leased by PFG or any of its Subsidiaries.

Section 3.18        Tax Matters.

(a)               Each of PFG and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in compliance with all applicable Laws. All Taxes due and owing by PFG or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. Neither PFG nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. Neither PFG nor any of its Subsidiaries has ever received written notice of any claim by any Governmental Authority in a jurisdiction where PFG or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of PFG or any of its Subsidiaries.

(b)               PFG and each of its Subsidiaries have properly withheld and paid over to the appropriate Governmental Authority all Taxes required to have been withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other Person, and have complied in all material respects with all applicable reporting requirements related to Taxes.

(c)               No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to Taxes of PFG or any of its Subsidiaries. Neither PFG nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where PFG or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review with respect to Taxes or (ii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against PFG or any of its Subsidiaries which, in either case of (i) or (ii), have not been fully paid or settled.

(d)               PFG has delivered or made available to SMBK true and complete copies of the foreign, federal, state, or local Tax Returns filed with respect to PFG or any of its Subsidiaries, and of all examination reports and statements of deficiencies assessed against or agreed to by PFG, in each case with respect to income Taxes, for taxable periods ended on or after December 31, 2015.

(e)               With respect to tax years open for audit as of the date hereof, neither PFG nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f)                Neither PFG nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither PFG nor any of its Subsidiaries is a party to or is otherwise bound by any Tax allocation or sharing agreement (other than such an agreement (i) exclusively between or among PFG and its Subsidiaries or (ii) with customers, vendors, lessors, or similar third parties entered into in the Ordinary Course of Business and not primarily related to Taxes). PFG (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was PFG), and (ii) has no liability for the Taxes of any Person (other than PFG and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state, or local Law), as a transferee or successor, by contract, or otherwise.

(g)               The most recent Financial Statements as of the date hereof reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by PFG and its Subsidiaries for all taxable periods through the date of such Financial Statements. Since December 31, 2017, neither PFG nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.

(h)               Neither SMBK, PFG nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting pursuant to Section 481 of the Code or any comparable provision under foreign, state, or local Law for a taxable period ending on or prior to the Closing Date by PFG or any of its Subsidiaries; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of foreign, state, or local Law) executed on or prior to the Closing Date by PFG or any of its Subsidiaries; (iii) intercompany transactions or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of foreign, state, or local Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date by PFG or any of its Subsidiaries; or (v) prepaid amount received on or prior to the Closing Date by PFG or any of its Subsidiaries.

(i)                Since January 1, 2016, neither PFG nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(j)                Neither PFG nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations.

(k)               Since its formation in 2016, PFG has been a validly electing “S corporation” (Subchapter S corporation) under Sections 1361 and 1362 of the Code for federal income Tax purposes, and a valid “S corporation” in all states that permit comparable flow-through income Tax treatment for state purposes (whether or not the state requires a separate state election). No actions or omissions have been committed by PFG, holders of PFG Common Stock or otherwise to cause PFG to cease to so qualify as an “S corporation.” At no time has PFG had, within the meaning of Code Section 1361(b) and the Treasury Regulations thereunder: (i) more than 100 shareholders (taking into account the special rules in Code Section 1361(c)); (ii) any shareholder who is a person (other than an estate, a trust described in Code Section 1361(c)(2), or an organization described in Code Section 1361(c)(6)) who is not an individual; (iii) any shareholder that is a nonresident alien; or (iv) more than one class of stock. Neither PFG nor any of its Subsidiaries is a financial institution which uses the reserve method of accounting for bad debts described in Code 585. Any “trust preferred securities” issued by PFG or any of its Subsidiaries are properly treated as debt, rather than equity, for federal income Tax purposes.

(l)                Since the formation of PFG in 2016, each Subsidiary of PFG that otherwise would be taxed as a domestic corporation as that term is defined in Section 7701(a)(3) and the Regulations thereunder, is and always has been, within the meaning of Section 1361(b)(3) and the Regulations thereunder, a domestic corporation, a 100% subsidiary of PFG, and a properly electing ‘‘qualified subchapter S subsidiary’’ within the meaning of Section 1361(b)(3)(B) of the Code.

(m)              PFG and its Subsidiaries will not be subject to Tax under Code Section 1374 (or any similar provision of Law) in connection with the transactions contemplated by this Agreement. Neither PFG nor any of its Subsidiaries has, in the past five years, acquired assets from a C corporation in a transaction in which the Tax basis of PFG or any of its Subsidiaries for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets in the hands of the transferor.

(n)               Neither PFG nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the United States of America.

(o)               Neither PFG nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of PFG there is no fact or circumstance, that would be reasonably likely to prevent the Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.19       Investment Securities. PFG Disclosure Schedule 3.19 sets forth as of July 31, 2019, the PFG Investment Securities, as well as any purchases or sales of PFG Investment Securities between December 31, 2018 to and including July 31, 2019, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any PFG Investment Securities sold during such time period between December 31, 2019 to and including July 31, 2019. Neither PFG nor any of its Subsidiaries owns any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker, or any other financial institution other than Progressive Bank.

Section 3.20        Derivative Transactions.

(a)               All Derivative Transactions entered into by PFG or any of its Subsidiaries or for the account of any of its customers were entered into in accordance in all material respects with applicable Laws and regulatory policies of any Governmental Authority, and in accordance in all material respects with the investment, securities, commodities, risk management, and other policies, practices and procedures employed by PFG or any of its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. PFG and each of its Subsidiaries have duly performed, in all material respects, all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no material breaches, violations, or defaults or allegations or assertions of such by any party thereunder.

(b)               Each Derivative Transaction is listed in PFG Disclosure Schedule 3.20(b), and the financial position of PFG or its Subsidiaries under or with respect to each has been reflected in the books and records of PFG or its Subsidiaries in accordance with GAAP, and no material open exposure of PFG or its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists, except as set forth in PFG Disclosure Schedule 3.20(b).

(c)               No Derivative Transaction, were it to be a Loan held by PFG or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List,” as such terms are defined by the FDIC’s uniform loan classification standards, or words of similar import.

Section 3.21        Regulatory Capitalization. PFG and Progressive Bank are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.

Section 3.22        Loans; Nonperforming and Classified Assets.

(a)               PFG Disclosure Schedule 3.22(a) sets forth all (i) loans, loan agreements, notes, or borrowing arrangements and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees, and interest-bearing assets) (collectively, “Loans”) in which PFG or any of its Subsidiaries is a creditor which, as of July 31, 2019, was over 30 days or more delinquent in payment of principal or interest, and (ii) Loans with any director, executive officer or 5% or greater shareholder of PFG or any of its Subsidiaries, or to the Knowledge of PFG, any affiliate of any of the foregoing. Set forth in PFG Disclosure Schedule 3.22(a) is a true, correct and complete list of (A) all of the Loans of PFG and its Subsidiaries that, as of July 31, 2019, were classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Progressive Bank, PFG, or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Loans by category of Loan (e.g., commercial, consumer, etc.), and (B) each Loan classified by Progressive Bank as a Troubled Debt Restructuring as defined by GAAP.

(b)               PFG Disclosure Schedule 3.22(b) identifies each asset of PFG or any of its Subsidiaries that as of July 31, 2019 was classified as other real estate owned (“OREO”) and the book value thereof as of July 31, 2019 as well as any assets classified as OREO between December 31, 2018 and July 31, 2019 and any sales of OREO between December 31, 2018 and July 31, 2019, reflecting any gain or loss with respect to any OREO sold.

(c)               Each Loan held in PFG’s or any of its Subsidiaries’ loan portfolio (each a “PFG Loan”) (i) is evidenced by notes, agreements, or other evidences of indebtedness that are true, genuine, and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii)  is a legal, valid, and binding obligation of PFG or any Subsidiary and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to the Enforceability Exception.

(d)              All currently outstanding PFG Loans were solicited, originated, and currently exist in material compliance with all applicable requirements of Law and the notes or other credit or security documents with respect to each such outstanding PFG Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the PFG Loans that are not reflected in the written records of PFG or its Subsidiary, as applicable. All such PFG Loans are owned by PFG or its Subsidiaries free and clear of any Liens other than a blanket lien on qualifying loans provided to the Federal Home Loan Bank of Atlanta. No claims of defense as to the enforcement of any PFG Loan have been asserted in writing against PFG or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and PFG has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim, or defense for which there is a reasonable possibility of a material adverse determination to its Subsidiaries. Other than participation loans purchased by PFG or any Subsidiary from third parties that are described on PFG Disclosure Schedule 3.22(d), no PFG Loans are presently serviced by third parties and there is no obligation which could result in any PFG Loan becoming subject to any third party servicing.

(e)               Neither PFG nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates PFG or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of PFG or any of its Subsidiaries, unless there is a material breach of a representation or covenant by PFG or any of its Subsidiaries, and none of the agreements pursuant to which PFG or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(f)                Neither PFG nor any of its Subsidiaries is now nor has it ever been since January 1, 2016, subject to any fine, suspension, settlement, or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

Section 3.23        Allowance for Loan and Lease Losses. The allowances for loan and lease losses as reflected in each of (a) the latest balance sheets included in the Financial Statements and (b) in the balance sheets as of December 31, 2018 included in the Financial Statements, were, in the opinion of management, as of each of the dates thereof, in compliance in all material respects with PFG and Progressive Bank’s respective existing methodology for determining the adequacy of its allowance for loan and lease losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board, and GAAP.

Section 3.24        Trust Business; Administration of Fiduciary Accounts. Except as set forth on PFG Disclosure Schedule 3.24, Neither PFG nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator, or investment advisor.

Section 3.25        Investment Management and Related Activities. Except as set forth in PFG Disclosure Schedule 3.25, none of PFG, any Subsidiary or any of their respective directors, officers, or employees is required to be registered, licensed, or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person, or in any similar capacity with a Governmental Authority.

Section 3.26        Repurchase Agreements. With respect to all agreements pursuant to which PFG or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, PFG or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

Section 3.27        Deposit Insurance. The deposits of Progressive Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and Progressive Bank have paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to PFG’s Knowledge, threatened.

Section 3.28       Community Reinvestment Act, Anti-money Laundering and Customer Information Security. Neither PFG nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters, and neither PFG nor any of its Subsidiaries has Knowledge that any facts or circumstances exist which would cause PFG or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of PFG and its Subsidiaries has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.

Section 3.29       Transactions with Affiliates. Except as set forth in PFG Disclosure Schedule 3.29, there are no outstanding amounts payable to or receivable from, or advances by PFG or any of its Subsidiaries to, and neither PFG nor any of its Subsidiaries is otherwise a creditor or debtor to (a) any director, executive officer, 5% or greater shareholder of PFG or any of its Subsidiaries or to any of their respective Affiliates or Associates, other than as part of the normal and customary terms of such person’s employment or service as a director with PFG or any of its Subsidiaries and other than deposits held by Progressive Bank in the Ordinary Course of Business, or (b) any other Affiliate of PFG or any of its Subsidiaries. Except as set forth in PFG Disclosure Schedule 3.29, neither PFG nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers, or other Affiliates. All agreements between Progressive Bank and any of their respective Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the FRB.

Section 3.30       Tangible Properties and Assets.

(a)              PFG Disclosure Schedule 3.30(a) sets forth a true, correct, and complete list of all real property owned by PFG and each of its Subsidiaries. Except as set forth in PFG Disclosure Schedule 3.30(a), PFG or its Subsidiaries has good and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property, and other assets (tangible or intangible), used, occupied, and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent, and (ii) easements, rights of way, and other similar Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. There is no pending or, to PFG’s Knowledge, threatened legal, administrative, arbitral, or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that PFG or any of its Subsidiaries owns, uses, or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. True and complete copies of all deeds or other documentation evidencing ownership of the real properties set forth in PFG Disclosure Schedule 3.30(a), and complete copies of the title insurance policies and surveys for each property, together with any mortgages, deeds of trust, and security agreements to which such property is subject have been furnished or made available to SMBK.

(b)              PFG Disclosure Schedule 3.30(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses, and other agreements under which PFG or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither PFG nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. To PFG’s Knowledge, there has not occurred any event and no condition exists that would constitute a termination event or a breach by PFG or any of its Subsidiaries of, or default by PFG or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To PFG’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement, or condition contained in such Lease. PFG and each of its Subsidiaries has paid all rents and other charges to the extent due under the Leases. True and complete copies of all Leases for, or other documentation evidencing ownership of or a leasehold interest in, the properties listed in PFG Disclosure Schedule 3.30(b), have been furnished or made available to SMBK.

(c)              All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the owned real property or the subject of the Leases are in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of PFG and its Subsidiaries.

Section 3.31        Intellectual Property. PFG Disclosure Schedule 3.31 sets forth a true, complete and correct list of all PFG Intellectual Property. PFG or its Subsidiaries owns or has a valid license to use all material PFG Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). The PFG Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of PFG and its Subsidiaries as currently conducted. The PFG Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither PFG nor any of its Subsidiaries has received notice challenging the validity or enforceability of PFG Intellectual Property. None of PFG or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by PFG of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which PFG or any of its Subsidiaries is a party and pursuant to which PFG or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither PFG nor any of its Subsidiaries has received notice challenging PFG’s or any of its Subsidiaries’ license or legally enforceable right to use any such third-party intellectual property rights. The consummation of the transactions contemplated hereby will not result in the material loss or impairment of the right of PFG or any of its Subsidiaries to own or use any of PFG Intellectual Property.

Section 3.32        Insurance.

(a)               PFG Disclosure Schedule 3.32(a) identifies all of the insurance policies, binders or bonds currently maintained by PFG and its Subsidiaries (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination, dates and any pending claims thereunder involving more than $10,000. PFG and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of PFG reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect, neither PFG nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or is otherwise aware that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither PFG nor any of its Subsidiaries is in default thereunder, and all claims thereunder have been filed in due and timely fashion in all material respects.

(b)              PFG Disclosure Schedule 3.32(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by PFG or its Subsidiaries, including the value of its BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Financial Statements in accordance with GAAP. All BOLI is owned solely by Progressive Bank, no other Person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under such BOLI. Neither PFG nor any of PFG’s Subsidiaries has any outstanding borrowings secured in whole or part by its BOLI.

Section 3.33       Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price,” or other form of antitakeover statute or regulation is applicable to this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby.

Section 3.34        PFG Information. The information relating to PFG and its Subsidiaries that is provided by or on behalf of PFG for inclusion in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to PFG’s shareholders and as of the date of the PFG Meeting, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement-Prospectus relating to PFG and PFG’s Subsidiaries and other portions thereof within the reasonable control of PFG and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.

Section 3.35       Transaction Costs. PFG has provided SMBK with an itemized estimate, determined in good faith after reasonable inquiry, of the investment banking fees, accounting fees, attorneys’ fees, and other costs or fees that PFG and its Subsidiaries are reasonably expected to be paid or accrued through the Closing Date in connection with the Merger and the other transactions contemplated by this Agreement, exclusive of any costs that may be incurred by PFG as a result of any litigation which may arise in connection with this Agreement (collectively, “PFG Expenses”).

Section 3.36       Bank Holding Company. PFG is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended.

Section 3.37       No Other Representations or Warranties. Except for the representations and warranties made by PFG in this Article III and for the disclosures contained in the PFG Disclosure Schedule, neither PFG nor any other Person makes any express or implied representation or warranty with respect to PFG, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), or prospects, and PFG hereby disclaims any such other representations or warranties. PFG acknowledges and agrees that neither SMBK nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article IV and in the SMBK Disclosure Schedule.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SMBK

Except as set forth in the SMBK Reports or in the disclosure schedule delivered by SMBK to PFG prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “SMBK Disclosure Schedule”); provided, that (a)  the mere inclusion of an item in the SMBK Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by SMBK that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on SMBK, and (b) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, SMBK hereby represents and warrants to PFG as follows:

Section 4.01       Organization and Standing. Each of SMBK and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to SMBK.

Section 4.02       Capital Stock. The authorized capital stock of SMBK consists of 40,000,000 shares of SMBK Common Stock, and 2,000,000 shares of preferred stock. As of the date hereof, 13,961,324 shares of SMBK Common Stock were issued and outstanding, 2,444,155 shares of SMBK Common Stock were reserved for issuance under employee benefit plans, and no shares of preferred stock were issued and outstanding. The outstanding shares of SMBK Common Stock have been duly authorized and validly issued and are fully paid, and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any SMBK shareholder. The shares of SMBK Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights. All shares of SMBK’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws. SMBK owns all of the issued and outstanding shares of SmartBank common stock.

Section 4.03       Corporate Power.

(a)              SMBK and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and SMBK has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the Regulatory Approvals.

Section 4.04       Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of SMBK on or prior to the date hereof. SMBK has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by PFG, this Agreement is a valid and legally binding obligation of SMBK, enforceable in accordance with its terms, subject to the Enforceability Exception.

Section 4.05        SEC Documents; Financial Statements.

(a)              SMBK has filed or furnished all required reports, forms, schedules, registration statements, and other documents with the SEC that it has been required to file or furnish since January 1, 2016 (the “SMBK Reports”) and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the SMBK Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SMBK Reports, and none of the SMBK Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)              The consolidated financial statements of SMBK (or incorporated by reference) included (or incorporated by reference) in the SMBK Reports (including the related notes, where applicable) complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of SMBK and its Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown.

Section 4.06        Regulatory Approvals; No Defaults.

(a)              No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by SMBK or any of its Subsidiaries in connection with the execution, delivery, or performance by SMBK of this Agreement or to consummate the transactions contemplated by this Agreement, including the Bank Merger, except for (i) the Regulatory Approvals, (ii) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the Form S-4, (iii) the filing of the Articles of Merger contemplated by Section 1.04(a) and the filing of documents with the TDFI and the Secretary of State of the State of Tennessee to cause the Bank Merger to become effective, (iv) such other filings and reports as required pursuant to the Exchange Act and the rules and regulations promulgated thereunder, or applicable stock exchange requirements, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO and the rules of the NASDAQ, and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SMBK Common Stock pursuant to this Agreement and approval of listing of such SMBK Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by SMBK do not and will not, (1) constitute a breach or violation of, or a default under, the charter and bylaws of SMBK, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, or injunction applicable to SMBK or any of its Subsidiaries, or any of their respective properties or assets, (3) violate, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of SMBK or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement, or other instrument or obligation to which SMBK or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound.

(b)              As of the date hereof, SMBK has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 6.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.

Section 4.07        SMBK Information. The information relating to SMBK and its Subsidiaries that is supplied by or on behalf of SMBK for inclusion or incorporation by reference in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to PFG shareholders and as of the date of the PFG Meeting, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any SMBK Report as of a later date shall be deemed to modify information as of an earlier date.

Section 4.08       Absence of Certain Changes or Events. Except as reflected or disclosed in SMBK’s Annual Report on Form 10-K for the year ended December 31, 2018 or in the SMBK Reports since December 31, 2018, as filed with the SEC, there has been no change or development with respect to SMBK and its assets and business or combination of such changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to SMBK.

Section 4.09       Compliance with Laws.

(a)              SMBK is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended. SMBK and each of its Subsidiaries is, and has been since January 1, 2016, in compliance in all material respects with all applicable Laws, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act and the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing, or business practices and all agency requirements relating to the origination, sale, and servicing of mortgage loans, except where the failure to comply with such Laws would not be reasonably expected to result in a Material Adverse Effect in respect of SMBK.

(b)             The deposit accounts of SmartBank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to SMBK’s Knowledge, threatened. SmartBank received a rating of “satisfactory” in its most recent examination under the Community Reinvestment Act.

(c)              SMBK and each of its Subsidiaries have all material permits, licenses, authorizations, orders, and approvals of, and each has made all filings and applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain such permits, licenses, authorizations, orders, and approvals would not be reasonably likely to have a Material Adverse Effect with respect to SMBK. All such permits, licenses, certificates of authority, orders, and approvals are in full force and effect and, to SMBK’s Knowledge, no suspension or cancellation of any of them is threatened.

(d)              Neither SMBK nor any of its Subsidiaries has received, since January 1, 2016, written or, to SMBK’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization, except where such noncompliance or threatened revocation is not reasonably likely to have, a Material Adverse Effect with respect to SMBK.

Section 4.10         Legal Proceedings.

(a)              Neither SMBK nor any of its Subsidiaries is a party to any, and there are no pending or, to SMBK’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions, or governmental or regulatory investigations of any nature against SMBK or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such that is reasonably likely to have a Material Adverse Effect on SMBK, or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)              There is no material injunction, order, judgment, decree, or regulatory restriction (other than regulatory restrictions of general application to banks and bank holding companies) imposed upon SMBK, any of its Subsidiaries or the assets of SMBK or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Entity or any of its Subsidiaries or affiliates).

Section 4.11       No Other Representations or Warranties. Except for the representations and warranties made by SMBK in this Article IV and for the disclosures contained in the SMBK Disclosure Schedule, neither SMBK nor any other Person makes any express or implied representation or warranty with respect to SMBK, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), or prospects, and SMBK hereby disclaims any such other representations or warranties. SMBK acknowledges and agrees that neither PFG nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article III and in the PFG Disclosure Schedule.

ARTICLE V
COVENANTS

Section 5.01         Covenants of PFG.

(a)              Negative Covenants. During the period from the date of this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated or permitted by this Agreement (including as set forth in the PFG Disclosure Schedule), required by Law or with the prior written consent of SMBK (which consent shall not be unreasonably withheld, conditioned or delayed), PFG shall carry on its business, including the business of each of its Subsidiaries, in the Ordinary Course of Business in all material respects and consistent with prudent banking practice. Without limiting the generality of the foregoing, PFG will use commercially reasonable efforts to (i) preserve its business organizations and assets intact, (ii) keep available to itself and SMBK the present services of the current officers and employees of PFG and its Subsidiaries, (iii) preserve for itself and SMBK the goodwill of its customers, employees, lessors and others with whom business relationships exist, and (iv) continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (x) as set forth in PFG Disclosure Schedule 5.01, (y) as otherwise expressly required by this Agreement, or (z) consented to in writing by SMBK (which consent shall not be unreasonably withheld, conditioned, or delayed), PFG shall not and shall not permit its Subsidiaries to:

(i)               Stock. (A) Issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, or (B) except as expressly permitted by this Agreement, directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase, or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock or any Rights issued and outstanding prior to the Effective Time.

(ii)              Dividends; Other Distributions. Except for the AAA Dividend and Tax Distributions, make, declare, pay, or set aside for payment of dividends payable in cash, stock, or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for dividends from wholly owned Subsidiaries to PFG.

(iii)             Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, compensatory, severance, retention, or similar agreements or arrangements with any director, officer, or employee of PFG or any of its Subsidiaries, or grant any salary, wage, or fee increase or increase any employee benefit or pay any incentive or bonus payments, except, in each case, (A) normal increases in base salary to employees in the Ordinary Course of Business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 5% for any individual or 3% in the aggregate for all employees of PFG or any of its Subsidiaries other than annual increases in base compensation and year-end bonuses disclosed in PFG Disclosure Schedule 5.01(a)(iii), (B) as specifically provided for by this Agreement (including, without limitation, as contemplated by Section 5.11 of this Agreement), (C) as may be required by Law, (D) to satisfy the contractual obligations existing as of the date hereof set forth on PFG Disclosure Schedule 3.15(l), or (E) as otherwise set forth in PFG Disclosure Schedule 5.01(a)(iii).

(iv)             Hiring. Hire any person as an employee or officer of PFG or any of its Subsidiaries, except for at-will employment at an annual rate of base salary not to exceed $75,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business.

(v)              Benefit Plans. Enter into, establish, adopt, amend, modify, or terminate (except (A) as may be required by or to make consistent with applicable Law, subject to the provision of prior written notice to and consultation with respect thereto with SMBK, (B) to satisfy contractual obligations existing as of the date hereof and set forth in PFG Disclosure Schedule 5.01(a)(v), (C) as previously disclosed to SMBK and set forth in PFG Disclosure Schedule 5.01(a)(v), or (D) as may be required pursuant to the terms of this Agreement) any PFG Benefit Plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer, or employee of PFG or any of its Subsidiaries.

(vi)             Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof and set forth in PFG Disclosure Schedule 5.01(a)(vi), or renewals of such agreements or arrangements, pay, loan or advance any amount to, or sell, transfer, or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business.

(vii)            Dispositions. Except in the Ordinary Course of Business and except for the Pre-Closing Divestitures, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business, or properties or cancel or release any indebtedness owed to PFG or any of its Subsidiaries.

(viii)           Acquisitions. Acquire or agree to acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits, or properties of any other entity or Person, except for purchases specifically approved by SMBK pursuant to any other applicable paragraph of this Section 5.01.

(ix)             Capital Expenditures. Make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate, provided that SMBK shall grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two Business Days of its receipt of a written request from PFG.

(x)              Governing Documents. Amend PFG’s charter or bylaws or any equivalent documents of PFG’s Subsidiaries.

(xi)             Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable accounting requirements of any Governmental Authority, in each case, including changes in the interpretation or enforcement thereof.

(xii)            Contracts. Except as set forth in PFG Disclosure Schedule 5.01(a)(xii), enter into, amend, modify, terminate, extend, or waive any material provision of, any PFG Material Contract, Lease or Insurance Policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses, and leases without material adverse changes of terms with respect to PFG or any of its Subsidiaries, or enter into any contract that would constitute a PFG Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations reasonably requested by SMBK.

(xiii)           Claims. Other than settlement of foreclosure actions in the Ordinary Course of Business, (A) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which PFG or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement or agreement involves payment by PFG or any of its Subsidiaries of an amount which exceeds $75,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of PFG or any of its Subsidiaries or (B) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order, or judgment restricting or otherwise affecting its business or operations.

(xiv)           Banking Operations. (A) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (B) change in any material respect its lending, investment, underwriting, risk and asset liability management, and other banking and operating policies, except as required by applicable Law, regulation, or policies imposed by any Governmental Authority; (C) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; and (D) incur any material liability or obligation relating to retail banking and branch merchandising, marketing, and advertising activities and initiatives except in the Ordinary Course of Business.

(xv)            Derivative Transactions. Enter into any Derivative Transaction.

(xvi)           Indebtedness. Incur any indebtedness for borrowed money other than in the Ordinary Course of Business consistent with past practice with a term not in excess of 12 months (other than creation of deposit liabilities or sales of certificates of deposit in the Ordinary Course of Business), or incur, assume, or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business and in accordance with the restrictions set forth in Section 5.01(a)(xvi).

(xvii)          Investment Securities. (i) Other than in accordance with PFG’s investment guidelines, acquire, sell, or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, nor (ii) change the classification method for any of the PFG Investment Securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320.

(xviii)         Deposits. Other than in the Ordinary Course of Business, make any changes to deposit pricing.

(xix)           Loans. Except for loans or extensions of credit approved and/or committed as of the date hereof that are listed in PFG Disclosure Schedule 5.01(a)(xix), (A) make, renew, renegotiate, increase, extend, or modify any (1) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by PFG or any of its Subsidiaries to such borrower or its Affiliates, would be in excess of $100,000, in the aggregate, (2) loan secured by other than a first lien in excess of $350,000, (3) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios, (4) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of $500,000, (5) secured loan over $750,000, (6) any loan that is not made in conformity with PFG’s ordinary course lending policies and guidelines in effect as of the date hereof, or (7) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of PFG or any of its Subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $750,000, (B) sell any loan or loan pools in excess of $1,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the Ordinary Couse of Business), or (C) acquire any servicing rights, or sell or otherwise transfer any loan where PFG or any of its Subsidiaries retains any servicing rights. Any loan in excess of the limits set forth in this Section 5.01(a)(xix) shall require the prior written approval of the President or Chief Credit Officer of SmartBank, which approval or rejection shall be given in writing within five Business Days after the loan package is delivered to such individual.

(xx)            Investments or Developments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by PFG or its Subsidiaries.

(xxi)           Taxes. Except as required by applicable Law, make or change any Tax election, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment.

(xxii)          Compliance with Agreements. Commit any act or omission which constitutes a material breach or default by PFG or any of its Subsidiaries under any agreement with any Governmental Authority or under any PFG Material Contract, Lease, or other material agreement or material license to which PFG or any of its Subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits.

(xxiii)         Environmental Assessments. Foreclose on or take a deed or title to any real estate that could reasonably be expected to result in any liability to PFG under any Environmental Law without first conducting an ASTM International (“ASTM”) E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312 (“Phase I”), or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any Hazardous Substances under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Substances into structures on the property or into the ground, ground water, or surface water of the property.

(xxiv)         Adverse Actions. Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (A) prevent, delay, or impair PFG’s ability to consummate the Merger or the transactions contemplated by this Agreement or (B) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01.

(xxv)          Capital Stock Purchase. Directly or indirectly repurchase, redeem, or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(xxvi)         Facilities. Except as required by Law or set forth in PFG Disclosure Schedule 5.01(a)(xxvi), file any application or make any contract or commitment for the opening, relocation, or closing of any, or open, relocate, or close any, branch office, loan production, or servicing facility or automated banking facility, except for any change that may be requested by SMBK.

(xxvii)        Restructure. Except as disclosed on PFG Disclosure Schedule 5.01(a)(xxvii), merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.

(xxviii)       Commitments. (A) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (B) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied in any material respect or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law.

(b)              Divestitures. PFG will (i) use its best efforts to effect the sale, transfer, or redemption of the assets set forth on SMBK Disclosure Schedule 5.01(b)(i) (each sale or transfer, a “Required Pre-Closing Divestiture”, and (ii) shall coordinate in good faith with SMBK regarding the sale, transfer, or redemption of the assets of PFG or its Subsidiaries set forth on SMBK Disclosure Schedule 5.01(b)(ii) (collectively with the Required Pre-Closing Divestitures, the “Pre-Closing Divestitures”). The terms on which each Pre-Closing Divestiture is effected shall be subject to SMBK’s prior written approval, which shall be not be unreasonably withheld, and, except as approved in writing by SMBK, shall (i) provide for the transferee or redeeming entity to have no recourse to SMBK, PFG, or any of their Subsidiaries after the transfer or redemption; and (ii) shall include such other terms as set forth on SMBK Disclosure Schedule 5.01(b)(i) or SMBK Disclosure Schedule 5.01(b)(ii), as applicable, with respect to such Pre-Closing Divestitures.

(c)              280G Shareholder Vote.  If the execution of this Agreement, approval by the shareholders of PFG, the consummation of any of the transactions contemplated hereby (either alone or in conjunction with any other event)  would entitle any person who is a “disqualified individual” to a “parachute payment” (as such terms are defined in Section 280G of the Code) absent approval by the shareholders of PFG, then, prior to the Closing,  PFG will take all necessary actions  to submit to its shareholders at the PFG Meeting a separate shareholder vote that is not contingent on approval of this Agreement, in a manner that satisfies the stockholder approval requirements for exemption under Section 280G(b)(5)(A)(ii) of the Code and the regulations promulgated thereunder, the right of each disqualified individual to receive or retain, as applicable, any payments and benefits to the extent necessary so that no payment or benefit received by such disqualified person shall be deemed a parachute payment, and to obtain any required waivers or consents from the disqualified individual(s) prior to the vote, so that such vote shall establish the disqualified individual’s right to the payment or benefits (“280G Waiver”). In addition, prior to such shareholder vote, PFG shall provide adequate disclosure to all shareholders of PFG entitled to vote thereon of all material facts concerning all payments that, but for such vote, could be deemed parachute payments under Section 280G of the Code in a manner that satisfies Section 280G(b)(5) of the Code (“280G Disclosure”). PFG and its shareholders will be responsible for all Liabilities and obligations related to the matters described in this Section 5.01(c), including any claims by disqualified individuals that they are entitled to payment or reimbursement for any related excise taxes. PFG will provide the 280G Disclosure and the 280G Waiver to SMBK within a reasonable period of time before disseminating such materials to the disqualified individuals and PFG’s shareholders, and will work with SMBK in good faith regarding any comments provided by SMBK thereto.

Section 5.02       Covenants of SMBK. From the date hereof until the Effective Time, SMBK shall not and shall not permit any of its Subsidiaries to take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair SMBK’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.02.

Section  5.03      Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VI, and shall reasonably cooperate with the other Party to that end.

Section 5.04        Shareholder Approval.

(a)              Following the execution of this Agreement, PFG shall take, in accordance in all material respects with applicable Law and the charter and bylaws of PFG, all action necessary to convene a special meeting of its shareholders as promptly as practicable after the Registration Statement is declared effective by the SEC to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by PFG’s shareholders in order to permit consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “PFG Meeting”) and shall take all lawful action to solicit such approval by such shareholders. PFG shall use its reasonable best efforts to obtain the Requisite PFG Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the PFG Meeting is called, noticed, convened, held, and conducted, and that all proxies solicited by PFG in connection with the PFG Meeting are solicited in compliance in all material respects with the TBCA, the charter and bylaws of PFG, and all other applicable legal requirements. Except with the prior approval of SMBK, no other matters shall be submitted for the approval of PFG shareholders at the PFG Meeting.

(b)              Except to the extent provided otherwise in Section 5.09, the board of directors of PFG shall at all times prior to and during the PFG Meeting recommend approval of this Agreement by the shareholders of PFG and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by PFG’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “PFG Recommendation”). In the event that there is present at the PFG Meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite PFG Shareholder Approval, PFG will not adjourn or postpone the PFG Meeting unless PFG is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of PFG. PFG shall keep SMBK updated with respect to the proxy solicitation results in connection with the PFG Meeting as reasonably requested by SMBK.

(c)              PFG shall adjourn or postpone the PFG Meeting if (i) as of the time for which such meeting is originally scheduled there are insufficient shares of PFG Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or (ii) on the date of such meeting PFG has not received proxies representing a sufficient number of shares necessary to obtain the Requisite PFG Shareholder Approval. PFG shall be required to effect a single adjournment or postponement of the PFG Meeting pursuant to clause (i) or (ii) of this Section 5.04(c) for a single period of no more than fifteen (15) Business Days only to allow time to solicit additional proxies as may be necessary to obtain the Requisite PFG Shareholder Approval.

Section 5.05        Registration Statement; Proxy Statement-Prospectus; NASDAQ Listing.

(a)              SMBK and PFG agree to cooperate in the preparation of the Registration Statement to be filed by SMBK with the SEC in connection with the issuance of SMBK Common Stock in the transactions contemplated by this Agreement (including the Proxy Statement-Prospectus and all related documents). PFG shall deliver to SMBK such financial statements and related analysis of PFG, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of PFG, as may be required in order to file the Registration Statement, and any other report required to be filed by SMBK with the SEC, in each case, in compliance in all material respects with applicable Laws, and shall, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to SMBK to review. Each of SMBK and PFG agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof and to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. SMBK also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. PFG agrees to cooperate with SMBK and SMBK’s counsel and accountants in requesting and obtaining appropriate opinions, consents, and letters from PFG’s independent auditors in connection with the Registration Statement and the Proxy Statement-Prospectus. After the Registration Statement is declared effective under the Securities Act, PFG, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its shareholders.

(b)              SMBK will use its commercially reasonable efforts to cause the shares of SMBK Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

Section 5.06        Regulatory Filings; Consents.

(a)              Each of SMBK and PFG and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts (i) to promptly prepare all documentation (including the Registration Statement and the Proxy Statement-Prospectus), and to effect all filings, to obtain all permits, consents, approvals, and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, the Regulatory Approvals and all other consents and approvals of a Governmental Authority required to consummate the Merger in the manner contemplated herein, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require SMBK or any of its Subsidiaries or PFG or any of its Subsidiaries to take any non-standard action, or commit to take any such action, or agree to any non-standard condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any Governmental Authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to PFG) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of SMBK, PFG, the Surviving Entity or the Surviving Bank, after giving effect to the Merger (“Burdensome Condition”). SMBK and PFG will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of SMBK or PFG to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each Party shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, SMBK and PFG shall each furnish to the other for review a copy of each non-confidential portion of such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.

(b)              PFG will use its best efforts, and SMBK shall reasonably cooperate with PFG at PFG’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on PFG Disclosure Schedule 3.12(c). Each Party will notify the other Party promptly and shall promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). PFG will consult with SMBK and its representatives as often as practicable under the circumstances so as to permit PFG and SMBK and their respective representatives to cooperate to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.

Section 5.07       Publicity. SMBK and PFG shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably delayed or withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges. It is understood that SMBK shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger, and the other transactions contemplated hereby.

Section 5.08        Access; Current Information; Accounting Matters.

(a)              For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, upon reasonable notice and subject to applicable Laws, PFG agrees to afford SMBK and its officers, employees, counsel, accountants, and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to PFG’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), loan files, information technology systems, business, properties, and personnel and to such other information relating to them as SMBK may reasonably request and PFG shall use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and PFG’s privacy policy and, during such period, PFG shall furnish to SMBK, upon SMBK’s reasonable request, all such other information concerning the business, properties and personnel of PFG and its Subsidiaries that is substantially similar in scope to the information provided to SMBK in connection with its diligence review prior to the date of this Agreement.

(b)              For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, during the period of time from the date of this Agreement to the Effective Time, upon reasonable notice and subject to applicable Laws, SMBK agrees to furnish to PFG such information as PFG may reasonably request concerning the business of SMBK and its Subsidiaries that is substantially similar in scope to the information provided to PFG in connection with its diligence review prior to the date of this Agreement.

(c)              As promptly as reasonably practicable after they become available, PFG will furnish to SMBK copies of the board packages distributed to the board of directors of PFG or any of its Subsidiaries, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to the board of directors of PFG or any committee thereof relating to the financial performance and risk management of PFG.

(d)              During the period from the date of this Agreement to the Effective Time, at the reasonable request of either Party, the other Party will cause one or more of its designated representatives to confer with representatives of the requesting Party and to report the general status of the ongoing operations of the other Party and its Subsidiaries. Without limiting the foregoing, PFG agrees to provide to SMBK (i) a copy of each report filed by PFG or any of its Subsidiaries with a Governmental Authority, (ii) a copy of PFG’s monthly loan trial balance, and (iii) a copy of PFG’s monthly statement of condition and profit and loss statement, in each case, which shall be provided as promptly as reasonably practicable after it is filed or prepared, as applicable. PFG further agrees to provide SMBK, no later than 10 Business Days following the end of each calendar month following the date hereof, any supplements to PFG Disclosure Schedule 3.19, PFG Disclosure Schedule 3.22(a), and PFG Disclosure Schedule 3.22(b) that would be required if the references to July 31, 2019 in each corresponding representation and warranty of PFG were changed to the date of the most recently ended calendar month.

(e)              No investigation by a Party or its representatives shall be deemed to modify or waive any representation, warranty, covenant, or agreement of the other Party set forth in this Agreement, or the conditions to the respective obligations of SMBK and PFG to consummate the transactions contemplated hereby.

(f)               Notwithstanding anything to the contrary in this Section 5.08, PFG shall not be required to copy SMBK on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby, that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (including any confidential supervisory information) or any other matter that PFG’s board of directors has been advised by counsel that such distribution to SMBK may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of PFG’s attorney-client privilege. In the event any of the restrictions in this Section 5.08(g) shall apply, PFG shall use its commercially reasonable efforts to provide appropriate consents, waivers, decrees, and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.

Section 5.09        No Solicitation by PFG; Superior Proposals.

(a)              Except as permitted by Section 5.09(b), PFG shall not, and shall cause its Subsidiaries and each of their respective officers, directors, and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of PFG or any of PFG’s Subsidiaries (collectively, the “PFG Representatives”) to, directly or indirectly, (i) initiate, solicit, induce, or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than SMBK) any information or data with respect to PFG or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which PFG is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle, or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the PFG Representatives, whether or not such PFG Representative is so authorized and whether or not such PFG Representative is purporting to act on behalf of PFG or otherwise, shall be deemed to be a breach of this Agreement by PFG. PFG and its Subsidiaries shall, and shall cause each of the PFG Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer, or proposal from SMBK), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.

For purposes of this Agreement, “Acquisition Transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution, or similar transaction involving PFG or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of PFG or any of its Subsidiaries; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of PFG or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of PFG or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and PFG or any of its Subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding PFG Common Stock or more than 50% of the assets of PFG and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of PFG reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by SMBK in response to such Acquisition Proposal, as contemplated by Section 5.09(c), and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, is more favorable to the shareholders of PFG from a financial point of view than the Merger.

(b)              Notwithstanding Section 5.09(a) or any other provision of this Agreement, prior to the date of the PFG Meeting, PFG may take any of the actions described in Section 5.09(a) if, but only if, (i) PFG has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of Section 5.09(a); (ii) the board of directors of PFG reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) the failure to take such actions more likely than not would cause it to violate its fiduciary duties to PFG’s shareholders under applicable Law; (iii) PFG has provided SMBK with at least three Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to PFG or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, PFG receives from such Person a confidentiality agreement with terms no less favorable to PFG than those contained in the confidentiality agreement with SMBK. PFG shall promptly provide to SMBK any non-public information regarding PFG or its Subsidiaries provided to any other Person which was not previously provided to SMBK, such additional information to be provided no later than the date of provision of such information to such other party.

(c)              PFG shall promptly (and in any event within one (1) Business Day) notify SMBK in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, PFG or the PFG Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer, or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). PFG agrees that it shall keep SMBK informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations, or discussions (including any amendments or modifications to such proposal, offer, or request).

(d)              Except as provided in Section 5.09(e), neither the board of directors of PFG nor the board of directors of any Subsidiary nor any committee of any boards of directors of PFG or its Subsidiaries shall (i) fail to make or withdraw (or modify or qualify in any manner adverse to SMBK or publicly propose to withdraw, modify, or qualify in any manner adverse to SMBK) the PFG Recommendation, or the determination of the advisability to its shareholders of the approval of this Agreement and the transactions contemplated hereby, including the Merger, (ii) adopt, approve, or publicly recommend, endorse or otherwise declare advisable any Acquisition Proposal, (iii) fail to include the PFG Recommendation in whole or in part in the Proxy Statement Prospectus or any filing or amendment or supplement relating thereto, (iv) fail to recommend against any then-pending tender or exchange offer that constitutes an Acquisition Proposal within five business days after it is announced, (v) fail to reaffirm the PFG Recommendation within three business days following a request by SMBK, or make any statement, filing or release, in connection with the PFG Meeting or otherwise, inconsistent with the PFG Recommendation, or (vi) resolve to do any of the foregoing. Each such action set forth in this Section 5.5(d) shall be referred to herein as an “Adverse Recommendation Action.”

(e)              Notwithstanding Section 5.09(d), prior to the receipt of the Requisite PFG Shareholder Approval, the board of directors of PFG may withdraw, qualify, amend or modify the PFG Recommendation (a “PFG Subsequent Determination”) or cause or permit PFG to terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal in accordance with the terms of Section 7.01(g) after the fifth Business Day following SMBK’s receipt of a notice (the “Notice of Superior Proposal”) from PFG advising SMBK that the board of directors of PFG has decided (in good faith after consultation with its outside legal counsel and financial advisor) that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of Section 5.09(a)) constitutes a Superior Proposal if, but only if, (i) the board of directors of PFG has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions more likely than not would cause it to violate its fiduciary duties to PFG’s shareholders under applicable Law, (ii) during the five Business Day period after receipt of the Notice of Superior Proposal by SMBK (the “Notice Period”), PFG and the board of directors of PFG shall have cooperated and negotiated in good faith with SMBK to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable PFG to proceed with the PFG Recommendation without a PFG Subsequent Determination; provided, however, that SMBK shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified, or amended terms as may have been proposed by SMBK since its receipt of such Notice of Superior Proposal, the board of directors of PFG has again in good faith made the determination (A) in clause (i) of this Section 5.09(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, PFG shall be required to deliver a new Notice of Superior Proposal to SMBK and again comply with the requirements of this Section 5.09(e), except that the Notice Period shall be reduced to three Business Days.

(f)               Notwithstanding any PFG Subsequent Determination, unless this Agreement has been terminated, this Agreement shall be submitted to PFG’s shareholders at the PFG Meeting for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby (including the Merger) and nothing contained herein shall be deemed to relieve PFG of such obligation; provided, however, that if the board of directors of PFG shall have made a PFG Subsequent Determination with respect to a Superior Proposal, then the board of directors of PFG may recommend approval of such Superior Proposal by the shareholders of PFG and may submit this Agreement to PFG’s shareholders without recommendation, in which event the board of directors of PFG shall communicate the basis for its recommendation of such Superior Proposal and the basis for its lack of a recommendation with respect to this Agreement and the transactions contemplated hereby to PFG’s shareholders in the Proxy Statement-Prospectus or an appropriate amendment or supplement thereto.

(g)              Nothing contained in this Section 5.09 shall prohibit PFG or the board of directors of PFG from complying with PFG’s obligations required under Rule 14e-2(a) promulgated under the Exchange Act (as if such rule was applicable to PFG); provided, however, that any such disclosure relating to an Acquisition Proposal (other than a “stop, look, and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed a change in the PFG Recommendation unless the board of directors of PFG reaffirms the PFG Recommendation in such disclosure.

Section 5.10        Indemnification.

(a)              For a period of six years from and after the Effective Time, and in any event subject to the provisions of Section 5.10(c)(iv), SMBK shall indemnify and hold harmless the present and former directors and officers of PFG and its Subsidiaries (each an “Indemnified Party”), against all costs, expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages, or liabilities or amounts that are paid in settlement (which settlement shall require the prior written consent of SMBK, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative or investigative (each a “Claim”), arising out of actions or omissions of such persons in the course of performing their duties for PFG or any of its Subsidiaries occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the same extent permitted under the organizational documents of PFG and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law.

(b)              Any Indemnified Party wishing to claim indemnification under this Section 5.10 shall promptly notify SMBK upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of SMBK under this Section 5.10, unless, and only to the extent that, SMBK is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) SMBK shall have the right to assume the defense thereof and SMBK shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) SMBK shall not be liable for any settlement effected without its prior written consent, and (iv) SMBK shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws.

(c)              For a period of six years following the Effective Time, SMBK will maintain director’s and officer’s liability insurance (herein, “D&O Insurance”) that serves to reimburse the present and former officers and directors of PFG or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by PFG; provided that, if SMBK is unable to maintain or obtain the insurance called for by this Section 5.10, SMBK will provide as much comparable insurance as is reasonably available (subject to the limitations described below in this Section 5.10(d)); and provided, further, that officers and directors of PFG or its Subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the D&O Insurance for the purpose of obtaining such insurance. In no event shall SMBK be required to expend for such tail insurance a premium amount in excess of an amount equal to 200% of the annual premiums paid by PFG for D&O Insurance in effect as of the date of this Agreement (the “Maximum D&O Tail Premium”). If the cost of such tail insurance exceeds the Maximum D&O Tail Premium, SMBK shall obtain tail insurance coverage or a separate tail insurance policy with the greatest coverage available for a cost not exceeding the Maximum D&O Tail Premium.

(d)              This Section 5.10 shall survive the Effective Time, is intended to benefit each PFG Indemnified Party (each of whom shall be entitled to enforce this Section against SMBK) and shall be binding on all successors and assigns of SMBK.

(e)               If SMBK or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of SMBK and its Subsidiaries shall assume the obligations set forth in this Section 5.10.

Section 5.11       Employees; Benefit Plans.

(a)              Following the Effective Time, SMBK shall maintain or cause to be maintained employee benefit plans for the benefit of employees who are full time employees of PFG on the Closing Date and who become employees of SMBK (“Covered Employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of SMBK; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of SMBK. To the extent permissible by applicable Law and the terms of the applicable PFG benefit plans, SMBK shall give the Covered Employees credit for their prior service with PFG (i) for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified or non-qualified employee benefit plan maintained by SMBK and in which Covered Employees may be eligible to participate and (ii) for all purposes under any welfare benefit plans, vacation plans (although SMBK may consider current vacation benefits provided to such employees by PFG), severance plans, and similar arrangements maintained by SMBK.

(b)              With respect to any employee benefit plan of SMBK that is a health, dental, vision, or other welfare plan in which any Covered Employee is eligible to participate, for the plan year in which such Covered Employee is first eligible to participate, SMBK shall use its commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods, or evidence of insurability requirements under such SMBK plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the PFG Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time.

(c)              PFG shall cause Progressive Bank to take all necessary actions to terminate its participation in the Progressive Savings Bank F.S.B. 401(k) Plan, effective as the date immediately preceding the Effective Time of the Merger, and the Jo Ann Rains Employee Stock Ownership Plan, effective as of the Effective Time, subject to the occurrence of the Effective Time. PFG shall provide SMBK with evidence that the such participation has been terminated and provide copies of the appropriate resolutions terminating participation (the form and substance of which shall be subject to review and approval by SMBK, which will not be unreasonably withheld) not later than the day immediately preceding the Effective Time. The accounts of all participants and beneficiaries in the Progressive Savings Bank F.S.B. 401(k) Plan and the Jo Ann Rains Employee Stock Ownership Plan shall become fully vested upon termination of participation in such plan.

(d)              Prior to the Effective Time, PFG shall take, and shall cause its Subsidiaries to take, all actions requested by SMBK that may be necessary or appropriate to, conditioned on the occurrence of the Effective Time, (i) cause one or more PFG Benefits Plans not covered above to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any PFG Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any PFG Benefit Plan for such period as may be requested by SMBK, or (iv) facilitate the merger of any PFG Benefit Plan into any employee benefit plan maintained by SMBK. Additionally, PFG and Progressive Bank will take any and all actions reasonably requested by SMBK related to ensuring the compliance of all PFG Benefit Plans with applicable law, including but not limited to filing any necessary “top hat” filings or corrections. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 5.11(d) shall be subject to SMBK’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.

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(e)              Any employee of PFG or Progressive Bank that becomes an employee of SMBK or SmartBank at the Effective Time who is terminated within one year following the Effective Time (other than for cause, death, disability, normal retirement or voluntarily resignation) shall receive a severance payment calculated in accordance with the policy set forth on SMBK Disclosure Schedule 5.11(e).

(f)               Nothing in this Section 5.11 shall be construed to limit the right of SMBK (including, following the Closing Date, PFG) to amend or terminate any PFG Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 5.11 be construed to require SMBK (including, following the Closing Date, PFG) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date, and the continued retention (or termination) by SMBK of any Covered Employee subsequent to the Effective Time shall be subject in all events to SMBK’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.

(g)              For purposes of this Section 5.11, (i) “employees of PFG” shall include employees of PFG or any of its Subsidiaries, (ii) “employees of SMBK” shall include employees of SMBK or any of its Subsidiaries, (iii) all references to PFG shall include each of the Subsidiaries of PFG, and (iv) all references to SMBK shall include each of the Subsidiaries of SMBK.

(h)              SMBK shall use its commercially reasonable efforts to enter into the Required Employment Arrangements as soon as practicable after the date hereof and shall negotiate such Required Employment Arrangements in good faith and on commercially reasonable terms.

Section 5.12       Notification of Certain Changes. SMBK and PFG shall promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein and PFG shall provide on a periodic basis written notice to SMBK of any matters that PFG becomes aware of that should be disclosed on a supplement or amendment to the PFG Disclosure Schedule; provided, that any failure to give notice in accordance with the foregoing shall not be deemed to constitute a violation of this Section 5.12 or the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied.

Section 5.13       Transition; Informational Systems Conversion. From and after the date hereof, SMBK and PFG will use their commercially reasonable efforts to facilitate the integration of PFG with the business of SMBK following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of PFG and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by SMBK, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of PFG and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by PFG and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. SMBK shall promptly reimburse PFG on request for any reasonable and documented out-of-pocket fees, expenses or charges that PFG may incur as a result of taking, at the request of SMBK, any action prior to the Effective Time to facilitate the Informational Systems Conversion.

Section 5.14       No Control of Other Party’s Business. Nothing contained in this Agreement shall give SMBK, directly or indirectly, the right to control or direct the operations of PFG or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give PFG, directly or indirectly, the right to control or direct the operations of SMBK or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of PFG and SMBK shall exercise, consistent with the terms and conditions of this Agreement, control, and supervision over its and its Subsidiaries’ respective operations.

Section 5.15       Certain Litigation. Each Party shall promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party or any of its Subsidiaries and/or the members of the boards of directors of PFG or the board of directors of SMBK or their respective Subsidiaries related to this Agreement or the Merger and the other transactions contemplated by this Agreement. PFG shall: (i) permit SMBK to review and discuss in advance, and consider in good faith the views of SMBK in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish SMBK’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; (iii) consult with SMBK regarding the defense or settlement of any such shareholder litigation, shall give due consideration to SMBK’s advice with respect to such shareholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that PFG shall not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of SMBK (such consent not to be unreasonably withheld, conditioned or delayed) unless the payment of any such damages by PFG is reasonably expected by PFG, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by PFG) under PFG’s existing director and officer insurance policies, including any tail policy.

Section 5.16       Director Resignations. PFG will cause to be delivered to SMBK resignations of all the directors of PFG and its Subsidiaries, such resignations to be effective as of the Effective Time.

Section 5.17       Non-Competition and Non-Disclosure Agreement. Concurrently with the execution and delivery of this Agreement and effective upon Closing, PFG has caused each director of PFG and Progressive Bank to execute and deliver the Non-Competition and Non-Disclosure Agreement in the form attached hereto as Exhibit C.

Section 5.18       Claims Letters. Concurrently with the execution and delivery of this Agreement and effective upon the Closing, PFG has caused each director of PFG and Progressive Bank to execute and deliver the Claims Letter in the form attached hereto as Exhibit D.

Section 5.19       [Reserved].

Section 5.20       Coordination.

(a)              Prior to the Effective Time, subject to applicable Laws, PFG and its Subsidiaries shall take any actions SMBK may reasonably request from time to time to better prepare the parties for integration of the operations of PFG and its Subsidiaries with SMBK and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of PFG and SMBK shall meet from time to time as SMBK may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of PFG and its Subsidiaries, and PFG shall give due consideration to SMBK’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither SMBK nor SmartBank shall under any circumstance be permitted to exercise control of PFG or any of its Subsidiaries prior to the Effective Time. PFG shall permit representatives of SmartBank to be onsite at PFG and its Subsidiaries to facilitate integration of operations and assist with any other coordination efforts as necessary, provided such efforts shall be done without undue disruption to normal business operations, during normal business hours and at the expense of SMBK or SmartBank (not to include PFG’s or its Subsidiaries’ regular employee payroll).

(b)              Prior to the Effective Time, subject to applicable Laws, PFG and its Subsidiaries shall take any actions SMBK may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or PFG Material Contracts that SMBK may request, including, but not limited to, actions necessary to cause any such amendments, modifications, or terminations to become effective prior to (to the extent that the conditions set forth in Article VI of this Agreement have already been satisfied), or immediately upon, the Closing, and shall cooperate with SMBK and will use its commercially reasonable efforts to negotiate specific provisions that may be requested by SMBK in connection with any such amendment, modification, or termination.

(c)              From and after the date hereof, subject to applicable Laws, the Parties shall reasonably cooperate (provided that the Parties shall cooperate to reasonably minimize disruption to PFG’s or its Subsidiaries’ respective businesses) with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure, and similar agreements with the other party and appropriate service providers) and PFG shall, upon SMBK’s reasonable request, introduce SMBK and its representatives to suppliers of PFG and its Subsidiaries for the purpose of facilitating the integration of PFG and its business into that of SMBK. In addition, after satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b), subject to applicable Laws, PFG shall, upon SMBK’s reasonable request, introduce SMBK and its representatives to customers of PFG and its Subsidiaries for the purpose of facilitating the integration of PFG and its business into that of SMBK. Any interaction between SMBK and PFG’s and any of its Subsidiaries’ customers and suppliers shall be coordinated by PFG. PFG shall have the right to participate in any discussions between SMBK and PFG’s customers and suppliers.

(d)              SMBK and PFG agree to take all action necessary and appropriate to cause Progressive Bank to merge with SmartBank in accordance with applicable Laws and the terms of the Plan of Bank Merger immediately following the Effective Time or as promptly as practicable thereafter.

Section 5.21       Transactional Expenses. PFG shall use its commercially reasonable efforts to cause the aggregate amount of all PFG Expenses (as previously provided to SMBK and referenced in Section 3.35) to not materially exceed the total expenses disclosed in such estimate. PFG shall promptly notify SMBK if or when it determines that it expects to exceed its total budget for PFG Expenses. Notwithstanding anything to the contrary in this Section 5.21, PFG shall not incur any investment banking, brokerage, finders, or other similar financial advisory fees in connection with the transactions contemplated by this Agreement other than those expressly disclosed to SMBK. The PFG Expenses shall be paid on or after the Closing Date and the corresponding Tax deductions shall be allocated to the Tax period of the SMBK consolidated group which includes the Closing Date.

Section 5.22       Confidentiality. Prior to the execution of this Agreement and prior to the consummation of the Merger, subject to applicable Laws, each of SMBK and PFG, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants, and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing party. Each Party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article V in accordance with the terms of the Mutual Non-Disclosure Agreement, dated as of June 14, 2019 by and among SMBK and PFG.

Section 5.23       AAA Dividend. PFG will be permitted to make a one-time dividend (the “AAA Dividend”) immediately prior to the Effective Time equal to (i) the balance of the Company’s accumulated adjustment account as of December 31, 2019 minus (ii) the amount of any Tax Distributions made pursuant to Section 5.24 (the “AAA Balance”) subject to a maximum of $14,595,354.37, less any adjustments to the Aggregate Cash Consideration for losses on Pre-Closing Divestitures pursuant to Section 2.01(d)(i) of this Agreement, and subject to the approval of SMBK, which approval will not be unreasonably withheld. PFG will deliver a statement to SMBK no later than fifteen (15) Business Days prior to the Closing Date, which statement will set forth the AAA Balance and a detailed calculation thereof, for SMBK’s review and approval.

Section 5.24       Tax Matters.

(a)              Tax Returns. SMBK shall prepare and timely file, or cause to be prepared and timely filed, all income Tax Returns of the PFG and its Subsidiaries for any Taxable Period (or portion thereof) ending before the Closing Date (the “Pre-Closing Tax Period”), which are filed after the Closing Date. Such Tax Returns shall be prepared in a manner consistent with the prior practices of PFG unless otherwise required by applicable Law.

(b)              Payment of Taxes. The PFG shareholders shall be responsible for and shall timely pay, or cause to be timely paid, any Taxes attributable to the Pre-Closing Tax Period.

(c)              Cooperation. The parties will provide each other with such cooperation and information as they may reasonably request of each other in preparing or filing any Tax Return, in determining a liability or right of refund, or in conducting any audit or other proceeding, in respect of Taxes attributable to the Pre-Closing Tax Period. SMBK agrees to retain all books and records with respect to Tax matters pertinent to the PFG and its Subsidiaries relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods.

(d)              Tax Contest. SMBK shall promptly provide written notice to the PFG Shareholder Representative of an audit, administrative or judicial proceeding or examination of a Pre-Closing Tax Period that may give rise to a Tax liability for the PFG shareholders (a “Tax Claim”). SMBK shall determine in consultation with the PFG Shareholder Representative whether to contest such Tax Claim but in no event shall SMBK be required to begin or continue a contest of the Tax Claim if, in the reasonable opinion of SMBK, such contest would result in the possibility of the imposition of a Lien on the assets of SMBK or otherwise result in significant adverse consequences to SMBK. If SMBK contests a Tax Claim, SMBK shall (i) permit the PFG Shareholder Representative to participate in such contest, at the expense of the PFG shareholders, (ii) keep the PFG Shareholder Representative reasonably informed of all proceedings, communications and correspondence and (iii) make available all relevant documents in connection therewith. SMBK shall not enter into any settlement or compromise of a Tax Claim without the prior written consent of the PFG Shareholder Representative, which consent shall not be unreasonably withheld or delayed.

(e)              Tax Distributions. Consistent with past practice, PFG will be permitted to make a one-time Tax distribution on or before February 29, 2020 (the “2019 Tax Distribution”) for the Holders to satisfy their respective Tax obligations in connection with their pro rata share of the income of PFG for the Taxable period ended December 31, 2019. Such Tax Distribution shall be paid in accordance with PFG Disclosure Schedule 5.24(e) and shall be reduced by any Tax distributions made by PFG during the 2019 tax year. PFG will also be permitted to make a one-time Tax distribution immediately prior to Closing (the “2020 Tax Distribution”) for the Holders to satisfy their respective Tax obligations in connection with their pro rata share of the income of PFG for the Taxable period between January 1, 2020 and the Closing Date, provided, however, that (i) the amount of the 2020 Tax Distribution will be subject to SMBK’s consent (based on a verification of the PFG’s estimated Taxable income for the period between January 1, 2020 and the Closing Date), which consent will not be unreasonably withheld, conditioned or delayed, (ii) PFG will provide SMBK with the amount of the proposed Tax Distribution, including a reasonably detailed calculation of the PFG’s estimated Taxable income for the period between January 1, 2020 and the Closing Date (the “2020 Tax Estimate”) at least ten days prior to the Closing Date, and (iii) SMBK and PFG will cooperate in good faith to resolve any disagreements regarding the calculation of the 2020 Tax Distribution and the 2020 Tax Estimate. The 2019 Tax Distribution and the 2020 Tax Distribution are collectively referred to herein as the “Tax Distributions.”

(f)               Tax Treatment. The Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Regulations promulgated thereunder, and that this Agreement shall constitute a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of SMBK and PFG shall use their respective reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code

ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01       Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions:

(a)              Shareholder Vote. This Agreement and the transactions contemplated hereby, as applicable, shall have received the Requisite PFG Shareholder Approval at the PFG Meeting.

(b)              Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the Merger and the Bank Merger in the manner contemplated herein shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated, and no such Regulatory Approval includes or contains, or shall have resulted in the imposition of, any Burdensome Condition.

(c)              No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction, or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.

(d)              Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.

(e)              NASDAQ Listing. the shares of SMBK Common Stock to be issued in connection with the transactions contemplated by this Agreement shall be approved for listing on the NASDAQ.

(f)               Tax Opinions Relating to the Merger. SMBK and PFG, respectively, shall have received opinions from Alston & Bird LLP and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, respectively, each dated as of the Closing Date, in substance and form reasonably satisfactory to SMBK and PFG, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering their opinions, Alston & Bird LLP and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC may require and rely upon representations as to certain factual matters contained in certificates of officers of each of SMBK and PFG or any subsidiary thereof, in form and substance reasonably acceptable to such counsel.

Section 6.02       Conditions to Obligations of PFG. The obligations of PFG to consummate the Merger also are subject to the fulfillment or written waiver by PFG prior to the Closing Date of each of the following conditions:

(a)              Representations and Warranties. The representations and warranties of SMBK (i) set forth in Section 4.09 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, (ii) Section 4.01, Section 4.02, Section 4.03(a), and Section 4.04 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to SMBK. PFG shall have received a certificate signed on behalf of SMBK by the Chief Executive Officer or the Chief Financial Officer of SMBK to the foregoing effect.

(b)              Performance of Obligations of SMBK. SMBK shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date except where the failure of the performance of, or compliance with, such obligation has not had and does not have a Material Adverse Effect on SMBK, and PFG shall have received a certificate, dated the Closing Date, signed on behalf of SMBK by its Chief Executive Officer and the Chief Financial Officer to such effect.

(c)              No Material Adverse Effect. Since the date of this Agreement no change, development, effect, event or circumstance has occurred which has resulted in SMBK or SmartBank being subject to a Material Adverse Effect.

Section 6.03       Conditions to Obligations of SMBK. The obligations of SMBK to consummate the Merger also are subject to the fulfillment or written waiver by SMBK prior to the Closing Date of each of the following conditions:

(a)              Representations and Warranties. The representations and warranties of PFG (i) set forth in Section 3.02 and Section 3.09(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) the first sentence of Section 3.01, Section 3.04(a), Section 3.05, Section 3.08, Section 3.14, and Section 3.34 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to PFG. SMBK shall have received a certificate signed on behalf of PFG by the Chief Executive Officer or the Chief Financial Officer of PFG to the foregoing effect.

(b)              Performance of Obligations of PFG. PFG shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and SMBK shall have received a certificate, dated the Closing Date, signed on behalf of PFG by PFG’s Chief Executive Officer and Chief Financial Officer, to such effect.

(c)              No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in PFG or any of its Subsidiaries being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.

(d)              Bank Plan of Merger. Except as otherwise contemplated by Section 1.03, the Bank Plan of Merger shall have been executed and delivered.

(e)              Dissenting Shares. Dissenting Shares shall be less than 7.5% of the issued and outstanding shares of PFG Common Stock.

(f)               Pre-Closing Divestitures. PFG or its applicable Subsidiaries shall have completed the Required Pre-Closing Divestitures in a manner that is reasonably acceptable to SMBK.

(g)              Employee Arrangements. SMBK and / or PFG, as applicable, shall have entered into employment arrangements with the PFG employees listed on SMBK Disclosure Schedule 6.03(g) on commercially reasonable terms that are substantially consistent with those listed on SMBK Disclosure Schedule 6.03(g) (the “Required Employment Arrangements”).

(h)              Consents and Approvals. PFG has received, in form and substance satisfactory to PFG and SMBK, all consents, approvals, waivers and other assurances from all non-governmental third parties which are required to be obtained under the terms of any contract, agreement or instrument to which PFG or any of its Subsidiaries is a party or by which any of their respective properties is bound in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such contract, agreement or instrument or creating any lien, claim or charge upon any of the assets of PFG or any of its Subsidiaries.

(i)               Certification of Non-Foreign Status. SMBK shall have received from PFG, under penalties of perjury, (i) a notice to the IRS conforming to the requirements of Regulations Section 1.897-2(h) executed (which, for the avoidance of doubt, shall be mailed to the IRS by SMBK within thirty (30) days of receipt from PFG) by PFG and (ii) a certificate stating that PFG is not and has not been a United States real property holding corporation, pursuant to Regulations Section 1.1445-2(c)(3) and in form and in substance required under Regulations Section 1.897-2(h), dated as of the Closing Date, and as reasonably acceptable to SMBK.

Section 6.04       Frustration of Closing Conditions. Neither SMBK nor PFG may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.03.

ARTICLE VII
TERMINATION

Section 7.01       Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a)              Mutual Consent. At any time prior to the Effective Time, by the mutual consent, in writing, of SMBK and PFG if the board of directors of SMBK and the board of directors of PFG each so determines by vote of a majority of the members of its entire board.

(b)              No Regulatory Approval. By SMBK or PFG, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

(c)              No Shareholder Approval. By either SMBK or PFG (provided, in the case of PFG, that it shall not be in breach of any of its obligations under Section 5.04), if the Requisite PFG Shareholder Approval at the PFG Meeting shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d)              Breach of Representations and Warranties. This Agreement may be terminated at any time prior to the Effective Time by action of either the board of directors of SMBK or the board of directors of PFG (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of PFG, in the case of a termination by SMBK, or SMBK, in the case of a termination by PFG, which breach or failure to be true, either individually or in the aggregate with all other breaches by such Party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 6.02, in the case of a termination by PFG, or Section 6.03, in the case of a termination by SMBK, and which is not cured by the earlier of the (i) two business days prior to the Termination Date or (ii) 30 days following written notice to the PFG, in the case of a termination by SMBK, or to SMBK, in the case of a termination by the PFG, or by its nature or timing cannot be cured during such period.

(e)              Delay. By either SMBK or PFG if the Merger shall not have been consummated on or before June 30, 2020, provided, however, that such date will be automatically extended to September 30, 2020, if the only outstanding condition to Closing under Article VI is the receipt of all Regulatory Approvals (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement.

(f)               Failure to Recommend; Etc. In addition to and not in limitation of SMBK’s termination rights under Section 7.01(e), by SMBK if (i) there shall have been a material breach of Section 5.04 or Section 5.09 by PFG, or (ii) the board of directors of PFG takes an Adverse Recommendation Action.

(g)              Superior Proposal. By PFG at any time before obtaining the Requisite PFG Shareholder Approval if the board of directors of PFG authorizes PFG, in compliance with the terms of this Agreement, to enter into a binding definitive agreement in respect of a Superior Proposal with a third party, provided, that PFG shall have paid any amounts due pursuant to Section 7.02 in accordance with the terms, and at the times, specified therein; provided, further, that, in the event of such termination, PFG concurrently enters into such binding definitive agreement.

Section 7.02       Termination Fee.

(a)              In recognition of the efforts, expenses and other opportunities foregone by SMBK while structuring and pursuing the Merger, PFG shall pay to SMBK a termination fee equal to $2,000,000 (“Termination Fee”), by wire transfer of immediately available funds to an account specified by SMBK in the event of any of the following: (i) if PFG terminates this Agreement pursuant to Section 7.01(g), then PFG shall pay SMBK the Termination Fee prior to and as a condition of such termination in accordance with Section 7.01(g); (ii) if SMBK terminates this Agreement pursuant to Section 7.01(f), then PFG shall pay SMBK the Termination Fee within one Business Day after notification of such termination has been provided to the other Party; or (iii) if, after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of PFG or has been made directly to its shareholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to PFG and (A) thereafter this Agreement is terminated (x) by either SMBK or PFG pursuant to Section 7.01(c) because the Requisite PFG Shareholder Approval shall not have been obtained or (y) by SMBK pursuant to Section 7.01(d), and (B) prior to the date that is twelve months after the date of such termination, PFG enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then PFG shall, on the earlier of the date it enters into such agreement and the date of consummation of such transaction, pay SMBK the Termination Fee, provided, that for purposes of this Section 7.02(a)(iii), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%”.

(b)              PFG and SMBK each agree that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, SMBK would not enter into this Agreement; accordingly, if PFG fails promptly to pay any amounts due under this Section 7.02, PFG shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of SMBK (including reasonable legal fees and expenses) in connection with such suit.

(c)              Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if PFG pays or causes to be paid to SMBK the Termination Fee in accordance with Section 7.02(a), PFG (or any successor in interest of PFG) will not have any further obligations or liabilities to SMBK with respect to this Agreement or the transactions contemplated by this Agreement.

Section 7.03       Effect of Termination. Except as set forth in Section 7.02(c), termination of this Agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of this Agreement (a) giving rise to such termination and (b) resulting from fraud or any willful and material breach.

ARTICLE VIII
DEFINITIONS

Section 8.01       Definitions. The following terms are used in this Agreement with the meanings set forth below:

“AAA Balance” has the meaning set forth in Section 5.23.

“AAA Dividend” has the meaning set forth in Section 5.23.

“Acquisition Proposal” has the meaning set forth in Section 5.09(a).

“Acquisition Transaction” has the meaning set forth in Section 5.09(a).

“Adverse Recommendation Action” Has the meaning set forth in Section 5.09(d).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Cash Consideration” has the meaning set forth in Section 2.01(d).

“Aggregate Stock Consideration” has the meaning set forth in Section 2.01(d).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Articles of Merger” has the meaning set forth in Section 1.04(a).

“ASC 320” means GAAP Accounting Standards Codification Topic 320.

“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than PFG or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person.

“Bank Merger” has the meaning set forth in Section 1.03.

“Bank Plan of Merger” has the meaning set forth in Section 1.03.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“BOLI” has the meaning set forth in Section 3.32(b).

“Book-Entry Shares” means any non-certificated share held by book entry in PFG’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of PFG Common Stock.

“Burdensome Condition” has the meaning set forth in Section 5.06(a).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Tennessee are authorized or obligated to close.

“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of PFG Common Stock.

“Claim” has the meaning set forth in Section 5.10(a).

“Closing” and “Closing Date” have the meanings set forth in Section 1.04(b).

“Code” has the meaning set forth in the Recitals.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Controlled Group Members” means any of PFG’s related organizations described in Code Sections 414.

“Covered Employees” has the meaning set forth in Section 5.11(a).

“D&O Insurance” has the meaning set forth in Section 5.10(d).

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions.

“Determination Date” means the date that is five (5) days prior to the Closing Date.

“Dissenting Shareholder” has the meaning set forth in Section 2.01(c).

“Dissenting Shares” has the meaning set forth in Section 2.01(c).

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning set forth in Section 1.04(a).

“Enforceability Exception” has the meaning set forth in Section 3.05.

“Environmental Law” means any federal, state or local Law relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. § 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 3.15(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” means such exchange agent as may be designated by SMBK (which shall be SMBK’s transfer agent), and reasonably acceptable to PFG, to act as agent for purposes of conducting the exchange procedures described in Article II.

“Exchange Fund” has the meaning set forth in Section 2.07(a).

“Expiration Date” has the meaning set forth in Section 7.01(f).

“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIA” has the meaning set forth in Section 3.27.

“FDIC” means the Federal Deposit Insurance Corporation.

“FFIEC” means the Federal Financial Institutions Examination Council.

“Financial Statements” has the meaning set forth in Section 3.07(a).

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency.

“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.

“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.

“Holder” means the holder of record of shares of PFG Common Stock.

“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.

“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 5.10(a).

“Informational Systems Conversion” has the meaning set forth in Section 5.13.

“Insurance Policies” has the meaning set forth in Section 3.32(a).

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software (excluding off-the-shelf Software); and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to PFG, the actual knowledge, of the Persons set forth in PFG Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter, and with respect to SMBK, the actual knowledge of the Persons set forth in SMBK Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter.

“Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is applicable to the referenced Person.

“Leases” has the meaning set forth in Section 3.30(b).

“Letter of Transmittal” has the meaning set forth in Section 2.06.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).

“Loans” has the meaning set forth in Section 3.22(a).

“Material Adverse Effect” with respect to any Party means (i) any change, development, effect, event, or circumstance that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets, deposits, liabilities, properties, or business of such party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such Party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such Party to consummate the Merger and the transactions contemplated hereby; provided, however, that, in the case of clause (i) only, a Material Adverse Effect shall not be deemed to include the impact of (A) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities (except to the extent that such change disproportionately adversely affects PFG and its Subsidiaries or SMBK and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which PFG and SMBK operate, in which case only the disproportionate effect will be taken into account), (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally (except to the extent that such change disproportionately adversely affects PFG and its Subsidiaries or SMBK and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which PFG and SMBK operate, in which case only the disproportionate effect will be taken into account), (C) changes after the date of this Agreement in global, national, or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally (except to the extent that such change disproportionately adversely affects PFG and its Subsidiaries or SMBK and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which PFG and SMBK operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other Party, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by PFG or SMBK to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (F) changes in the trading price or trading volume of SMBK Common Stock (it being understood and agreed that the facts and circumstances giving rise to such changes that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), and (G) the impact of this Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement).

“Maximum D&O Tail Premium” has the meaning set forth in Section 5.10(d).

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” means the Per Share Stock Consideration together with the Per Share Cash Consideration.

“NASDAQ” means The NASDAQ Global Select Market.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“Notice of Superior Proposal” has the meaning set forth in Section 5.09(e).

“Ordinary Course of Business” means the ordinary, usual and customary course of business of PFG and PFG’s Subsidiaries consistent with past practice, including with respect to frequency and amount.

“OREO” has the meaning set forth in Section 3.22(b).

“Party” or “Parties” have the meaning set forth in the preamble.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“PFG” has the meaning set forth in the preamble to this Agreement.

“PFG 401(a) Plan” has the meaning set forth in Section 3.15(c).

“PFG Benefit Plans” has the meaning set forth in Section 3.15(a).

“PFG Cancelled Shares” has the meaning set forth in Section 2.01(b).

“PFG Common Stock” means the common stock, $10.00 par value per share, of PFG.

“PFG Disclosure Schedule” has the meaning set forth in Article III.

“PFG Employees” has the meaning set forth in Section 3.15(a).

“PFG Expenses” has the meaning set forth in Section 5.20.

“PFG Financial Advisor” has the meaning set forth in Section 3.14.

“PFG Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of PFG and its Subsidiaries.

“PFG Investment Securities” means the investment securities of PFG and its Subsidiaries.

“PFG Loan” has the meaning set forth in Section 3.22(c).

“PFG Material Contracts” has the meaning set forth in Section 3.12(a).

“PFG Meeting” has the meaning set forth in Section 5.04(a).

“PFG Recommendation” has the meaning set forth in Section 5.04(b).

“PFG Regulatory Agreement” has the meaning set forth in Section 3.13.

“PFG Representatives” has the meaning set forth in Section 5.09(a).

“PFG Shareholder Representative” shall mean Ottis Phillips.

“PFG Subsequent Determination” has the meaning set forth in Section 5.09(e).

“PFG Voting Agreement” or “PFG Voting Agreements” shall have the meaning set forth in the recitals to this Agreement.

“Plan of Merger” has the meaning set forth in Section 1.03.

“Progressive Bank” has the meaning set forth in the Recitals.

“Proxy Statement-Prospectus” means the proxy statement and prospectus and other proxy solicitation materials of SMBK and PFG relating to the PFG Meeting.

“Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by SMBK in connection with the issuance of shares of SMBK Common Stock in the Merger (including the Proxy Statement-Prospectus constituting a part thereof).

“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.

“Regulatory Approval” has the meaning set forth in Section 3.06(a).

“Requisite PFG Shareholder Approval” means approval of this Agreement by a vote (in person or by proxy) of the majority of the outstanding shares of PFG Common Stock entitled to vote thereon at the PFG Meeting.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SmartBank” has the meaning set forth in the Recitals.

“SMBK” has the meaning set forth in the preamble to this Agreement.

“SMBK Average Stock Price” means the average closing price of the SMBK Common Stock as reported on the NASDAQ for the 10 consecutive Trading Days ending on the Trading Day immediately prior to the Determination Date.

“SMBK Common Stock” means the common stock, $1.00 par value per share, of SMBK.

“SMBK Disclosure Schedule” has the meaning set forth in Article IV.

“SMBK Reports” has the meaning set forth in Section 4.05(a).

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party. Any reference in this Agreement to a Subsidiary of PFG means, unless the context otherwise requires, any current or former Subsidiary of PFG.

“Superior Proposal” has the meaning set forth in Section 5.09(a).

“Surviving Bank” has the meaning set forth in Section 1.03.

“Surviving Entity” has the meaning set forth in the Recitals.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment, escheat, unclaimed property or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, amended return, declaration or other report (including but not limited to elections, declarations, schedules, estimates and information returns) required to be filed with any Governmental Authority with respect to any Taxes.

“TBCA” has the meaning set forth in Section 1.01.

“Termination Fee” has the meaning set forth in Section 7.02(a).

“The date hereof” or “the date of this Agreement” means the date first set forth above in the preamble to this Agreement.

“TDFI” has the meaning set forth in Section 3.06(a).

“Trading Day” means any day on which the NASDAQ is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern Time).

“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.

“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.

ARTICLE IX
MISCELLANEOUS

Section 9.01       Survival. No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 9.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 5.10.

Section 9.02       Waiver; Amendment. Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the PFG Meeting no amendment shall be made which by Law requires further approval by the shareholders of SMBK or PFG without obtaining such approval. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

Section 9.03        Governing Law; Jurisdiction; Waiver of Right to Trial by Jury.

(a)              This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Tennessee, without regard for conflict of law provisions.

(b)              Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Tennessee (the “Tennessee Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Tennessee Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Tennessee Courts, (iii) waives any objection that the Tennessee Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05.

(c)              Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.03.

Section 9.04       Expenses. Except as otherwise provided in Section 7.02, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Nothing contained in this Agreement shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.

Section 9.05        Notices. All notices, requests and other communications hereunder to a Party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the Parties. All notices shall be deemed effective upon delivery.

(a)              if to SMBK, to:

SmartFinancial, Inc.
5401 Kingston Pike

Knoxville, Tennessee, 37319

Attn: William Y. Carroll, Jr.
E-mail: Billy.Carroll@smartbank.com

with a copy (which shall not constitute notice to SMBK) to:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
Attn: Mark Kanaly
E-mail: mark.kanaly@alston.com

(b)             if to PFG, to:

Progressive Financial Group Inc.

500 North Main Street

Jamestown, TN 38556

Attn: Ottis Phillips, Chairman
E-mail: 1951ottis@gmail.com

with a copy (which shall not constitute notice to PFG) to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

Baker Donelson Center
Suite 800
211 Commerce Street
Nashville, TN 37201

Attn. Steven J. Eisen
E-mail: sjeisen@bakerdonelson.com

Section 9.06       Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the Parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights under Section 5.10, SMBK and PFG hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 5.11), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.07      Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties will use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 9.08       Enforcement of the Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.09        Interpretation.

(a)               When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading and the text of this Agreement, the text shall control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)               The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.

(c)               The PFG Disclosure Schedule and the SMBK Disclosure Schedule, as well as all other schedules and all exhibits to this Agreement, shall be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either Disclosure Schedule shall be deemed disclosed for purposes of any other section of Article III or Article IV, respectively, to the extent that applicability of the disclosure to such other section is reasonably apparent on the face, notwithstanding the absence of a specific cross-reference, of such disclosure. No item is required to be set forth in either Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect. The mere inclusion of an item in either Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by either party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable Laws or any contract exists or has actually occurred. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

(d)               Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa. As used herein, (i) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party or its representatives prior to the date hereof or (b) included in the virtual data room of a party prior to the date hereof, and (ii) the word “or” is not exclusive.

(e)               Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Article of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.

Section 9.10       Assignment. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 9.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 9.11       Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 9.12       Privileged Communications. Any privilege attaching as a result of Baker Donelson Bearman Caldwell & Berkowitz, PC representing PFG or any Subsidiary thereof in connection with the transactions contemplated by this Agreement shall survive the Closing Date and shall remain in effect; provided, that such privilege from and after the Closing Date shall be assigned to and controlled by the PFG Shareholder Representative. In furtherance of the foregoing, each of the Parties hereto agrees to take the steps necessary to ensure that any privilege attaching as a result of Baker Donelson Bearman Caldwell & Berkowitz, PC representing PFG or any Subsidiary thereof in connection with the transactions contemplated by this Agreement shall survive the Closing Date and shall remain in effect and be assigned to and controlled by the PFG Shareholder Representative. As to any privileged attorney client communications between Baker Donelson Bearman Caldwell & Berkowitz, PC and PFG or any Subsidiary thereof prior to the Closing Date (collectively, the “Privileged Communications”), SMBK, PFG, and each of their Subsidiaries (including, after the Closing Date, the Surviving Entity and Surviving Bank), together with any of their respective affiliates, successors, or assigns, agree that no such Party may use or rely on any of the Privileged Communications in any action or claim against or involving any of the Parties hereto after the Closing Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

SMARTFINANCIAL, INC.

By:	/s/ William Y. Carrol, Jr.
Name:	William Y. Carroll, Jr.
Title:	President and Chief Executive Officer

PROGRESSIVE FINANCIAL GROUP INC.

By:	/s/ Ottis Phillips
Name:	Ottis Phillips
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of October 29, 2019, by and between the undersigned holder (“Shareholder”) of common stock of Progressive Financial Group Inc., a Tennessee corporation (“PFG”), and SmartFinancial, Inc., a Tennessee corporation (“SMBK”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, SMBK and PFG are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) PFG will merge with and into SMBK, with SMBK as the surviving entity, and (ii) Progressive Savings Bank, a Tennessee state-chartered bank and wholly-owned subsidiary of PFG, will merge with and into SmartBank, a Tennessee state-chartered bank and wholly-owned subsidiary of SMBK (“SmartBank”), with SmartBank as the surviving bank (collectively, the “Merger”), and in connection with the Merger, each outstanding share of common stock of PFG, $10.00 par value per share (“PFG Common Stock”), will be converted into the right to receive the Merger Consideration and cash in lieu of fractional shares of SMBK Common Stock;

WHEREAS, Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and is entitled to vote (or direct the voting of), directly or indirectly, the number of shares of PFG Common Stock indicated on the signature page of this Agreement under the heading “Total Number of Shares of PFG Common Stock Subject to this Agreement;” provided, that such shares do not include shares beneficially owned by Shareholder but subject to the voting direction of a third party with regard to voting on the Merger (such shares, together with any additional shares of PFG Common Stock subsequently acquired and “beneficially owned” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) with power to vote (or direct voting) by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to collectively as the “Shares”); and

WHEREAS, it is a material inducement to the willingness of SMBK to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of, and as a material inducement to, SMBK entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by SMBK in connection therewith, Shareholder and SMBK agree as follows:

Section 1.            Agreement to Vote Shares. Shareholder, solely in his, her or its capacity as a shareholder of PFG, agrees that, while this Agreement is in effect, at any meeting of shareholders of PFG, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent, or give any other approval in his, her or its capacity as a shareholder of PFG, except as otherwise agreed to in writing in advance by SMBK, Shareholder shall vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of approval of the Merger Agreement (including any amendments or modifications of the terms thereof approved by the board of directors of PFG and adopted in accordance with the terms thereof); (ii) in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of PFG contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iv) against any Acquisition Proposal (as defined in the Merger Agreement) or any other action, agreement, or transaction that would reasonably be expected to prevent, materially impede, or materially delay consummation of the transactions contemplated by the Merger Agreement or this Agreement. Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner adverse to SMBK any prior vote or written consent, as a shareholder of PFG, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.

Section 2.            No Transfers. Until the earlier of (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the Requisite PFG Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment, or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts, and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, and (d) such transfers as SMBK may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

Section 3.            Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with SMBK as follows:

(a)              Shareholder has all requisite capacity and authority to enter into and perform his, her, or its obligations under this Agreement.

(b)              This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by SMBK, constitutes a valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to the Enforceability Exception.

(c)               The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her, or its obligations hereunder will not, violate or conflict with in any material respect, or constitute a material default under, any agreement, instrument, contract, or other obligation or any order, arbitration award, judgment, or decree to which Shareholder is a party or by which Shareholder is bound, or to Shareholder’s knowledge any statute, rule, or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust, or other entity, any charter, bylaw, or other organizational document of Shareholder.

(d)               Shareholder is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of and has good title to all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges, or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote, or direct the voting of, the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder does not beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) any shares of capital stock of PFG other than the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock.

Section 4.            Shareholder acknowledges and agrees that Shareholder has reviewed and understands Section 5.09(a) of the Merger Agreement and hereby agrees from the date hereof until the termination of this Agreement in accordance with its terms that Shareholder shall be bound by Section 5.09(a) of the Merger Agreement to the same extent (solely with respect to Shareholder’s actions) as if Shareholder were directly bound by PFG’s obligations thereunder.

Section 5.            Specific Performance; Remedies; Attorneys’ Fees. Shareholder acknowledges that it is a condition to the willingness of SMBK to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to SMBK if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, SMBK will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that SMBK has an adequate remedy at law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with SMBK seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, SMBK shall have the right to inform any third party that SMBK reasonably believes to be, or to be contemplating, participating with Shareholder, or receiving from Shareholder assistance, in violation of this Agreement, of the terms of this Agreement and of the rights of SMBK hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with SMBK set forth in this Agreement may give rise to claims by SMBK against such third party.

Section 6.           Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of (a) the Effective Time, (b) termination of the Merger Agreement, or (c) two (2) years from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 7.            Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

Section 8.            Modification and Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time.

Section 9.            Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal, and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10.          Capacity as Shareholder. This Agreement shall apply to Shareholder solely in his, her, or its capacity as a shareholder of PFG, and it shall not apply in any manner to Shareholder in his, her, or its capacity as a director or officer of PFG, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit or otherwise affect in any manner, the obligations of Shareholder to comply with his, her, or its fiduciary duties as a director or officer of PFG, if applicable.

Section 11.          Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Tennessee, without regard for conflict of law provisions.

Section 12.          Jurisdiction. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of Tennessee. Each party consents to the jurisdiction of such Tennessee courts in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Tennessee courts.

Section 13.          WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

Section 14.          Waiver of Appraisal Rights. To the extent permitted by applicable Law, Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or to demand fair value for his, her, or its Shares in connection with the Merger, in each case, that Shareholder may have under applicable Law. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SMBK, SmartBank, PFG, Progressive Savings Bank, or any of their respective successors relating to the negotiation, execution, or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.

Section 15.          Disclosure. Shareholder hereby authorizes PFG and SMBK to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement-Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement.

Section 16.          Ownership. Nothing in this Agreement shall be construed to give SMBK any rights to exercise or direct the exercise of voting power as owner of the Shares or to vest in SMBK any direct or indirect ownership or incidents of ownership of or with respect to any of the Shares. All rights, ownership, and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, notwithstanding the provisions of this Voting Agreement, and SMBK shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of PFG or to exercise any power or authority to direct the Shareholder in voting any of the Shares, except as otherwise expressly provided herein.

Section 17.         Fiduciary Duty. No provision of this Agreement shall preclude or in any way limit the Shareholder (or any representative of the Shareholder) from exercising his or her fiduciary duties as a member of the board of directors or an officer of PFG or in any capacity with any other entity.

Section 18.         Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SMARTFINANCIAL, INC.

By:
Name:	William Y. Carroll, Jr.
Title:	President and Chief Executive Officer

SHAREHOLDER

Printed Name:

Total Number of Shares of PFG Common Stock Subject to this Agreement:

 Signature Page – Voting Agreement

PLAN OF BANK MERGER

This PLAN OF BANK MERGER (this “Agreement”) is made and entered into as of October 29, 2019, by and between SmartBank, a Tennessee state chartered banking institution with its main office located at 2430 Teaster Lane, Suite 205, Pigeon Forge, TN 37863 (“SmartBank”), and Progressive Savings Bank, a Tennessee state charted banking institution with its main office located at 500 North Main Street, Jamestown, TN 38556 (“Progressive Savings Bank”), to provide for the merger of Progressive Savings Bank with and into SmartBank (the “Bank Merger”). SmartBank and Progressive Savings Bank are referred to herein as the “Merging Banks.”

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of October 29, 2019 (the “Parent Merger Agreement”), by and between SmartFinancial, Inc., a Tennessee corporation and the sole shareholder of SmartBank (the “Company”), and Progressive Financial Group Inc. (“PFG”), a Tennessee corporation and the sole shareholder of Progressive Savings Bank, PFG will be merged with and into the Company (the “Parent Merger”), subject to the terms of and conditions set forth in the Parent Merger Agreement;

WHEREAS, as a result of the Parent Merger, Progressive Savings Bank will become a wholly-owned subsidiary of the Company;

WHEREAS, the Parent Merger Agreement contemplates the subsequent merger of Progressive Savings Bank with and into SmartBank, with SmartBank as the surviving bank (the “Surviving Bank”);

WHEREAS, the respective boards of directors of SmartBank and Progressive Savings Bank have adopted this Agreement and have determined that this Agreement and the transactions contemplated by this Agreement, including the Bank Merger, are in the best interests of their respective shareholder(s); and

WHEREAS, PFG and the Company have approved this Agreement on October 29, 2019 in their capacity as the sole shareholders of Progressive Savings Bank and SmartBank, respectively.

NOW, THEREFORE, in consideration of the premises and of the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Merging Banks, intending to be legally bound, hereby make, adopt and approve this Agreement, and hereby prescribe the terms and conditions of the Bank Merger and the mode of effecting the Bank Merger as follows:

ARTICLE 1

TERMS OF BANK MERGER

Section 1.1         The Bank Merger.

(a)           At the Effective Time (as defined below), Progressive Savings Bank shall be merged with and into SmartBank in accordance with, and with the effects provided in, this Agreement and applicable provisions of the Tennessee Banking Act, Tennessee Code Annotated § 45-1-101 et seq., and the Tennessee Business Corporation Act, Tennessee Code Annotated § 48-11-101 et seq. As a result of the Bank Merger, (i) each share of common stock of Progressive Savings Bank, par value $10.00 per share, issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled for no consideration and (ii) each share of capital stock of SmartBank, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time. For purposes of this Agreement, the Bank Merger shall become effective on the date and time specified in the articles of merger for the Bank Merger as filed with the Tennessee Secretary of State (such time when the Bank Merger becomes effective, the “Effective Time”).

(b)           At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of the Merging Banks and thereupon and thereafter all the property, rights, privileges, powers and franchises of each of the Merging Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. The deposit-taking offices of Progressive Savings Bank shall be operated by the Surviving Bank, and the savings accounts issued by Progressive Savings Bank shall be issued on the same terms by the Surviving Bank. In addition, any reference to either of the Merging Banks in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Merging Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Banks as if the Bank Merger had not occurred.

Section 1.2        Name of Surviving Bank and Principal Office. The name of the Surviving Bank shall be “SmartBank.” The principal office of SmartBank shall continue to be 2430 Teaster Lane, Suite 205, Pigeon Forge, Tennessee 37863 after the Effective Time. The branch offices of Progressive Savings Bank and SmartBank immediately prior to the Effective Time will be operated as branch offices of the Surviving Bank immediately following the Effective Time.

Section 1.3         Charter. At and after the Effective Time, the Charter of SmartBank shall be the Charter of the Surviving Bank until amended in accordance with applicable law.

Section 1.4        Bylaws. At and after the Effective Time, the Bylaws of SmartBank shall be the Bylaws of the Surviving Bank until amended in accordance with applicable law.

Section 1.5        Directors and Officers. At and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Bank, (i) the directors of the Surviving Bank shall be the directors of SmartBank immediately prior to the Effective Time, provided that the board of directors will be expanded to add Ottis Phillips following the Effective Time; and (ii) the executive officers of the Surviving Bank shall be the executive officers of SmartBank immediately prior to the Effective Time. The directors and executive officers of the Surviving Bank shall hold office in accordance with the Charter and Bylaws of the Surviving Bank. A list of the anticipated directors and executive officers of the Surviving Bank, including the residence of each such person, is set forth on Exhibit A.

Section 1.6        Capital of Surviving Bank. The amount of capital stock of the Surviving Bank authorized immediately following the Effective Time shall continue to be 8,000,000 shares of common stock, par value $1.00, per share, and 2,000,000 shares of preferred stock, par value $1.00 per share, of which 3,552,171 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding as of the date hereof,

Section 1.7        No Preferred Stock. No preferred stock will be issued in connection with, or as a result of, the transactions contemplated by this Agreement.

Section 1.8        Offices. The offices of the Surviving Bank are set forth on Exhibit B. Also denoted on Exhibit B are the current offices of each of the Merging Banks.

ARTICLE II

MISCELLANEOUS

Section 2.1         Conditions Precedent. The respective obligations of each party to consummate the Bank Merger pursuant to this Agreement shall be subject to (a) the approval of this Agreement and the transactions contemplated hereby by (i) the Federal Deposit Insurance Corporation (the “FDIC”), (ii) the Tennessee Department of Financial Institutions (the “TDFI”), (iii) other regulatory authorities, as applicable, and (iv) the shareholder(s) of each Merging Bank, and (b) the consummation of the Parent Merger.

Section 2.2        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to any applicable principles of conflicts of laws that would result in the application of the law of another jurisdiction.

Section 2.3        Counterparts. This Agreement may be executed (by facsimile or otherwise) by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 2.4           Amendments. To the extent permitted by the FDIC and the TDFI, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

Section 2.5           Successors. This Agreement shall be binding on the successors of SmartBank and Progressive Savings Bank.

Section 2.6           Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time by mutual written agreement of the parties hereto upon the approval of the board of directors of each of the parties hereto. Additionally, this Agreement shall terminate automatically, without any action by the parties hereto, in the event that the Parent Merger Agreement is terminated in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, SmartBank and Progressive Savings Bank have caused this Plan of Bank Merger to be executed by their duly authorized officers as of the date first set forth above.

SmartBank

Attest:

By:
Name:		Name: William Y. Carroll, Jr.
Title:		Title: President and Chief Executive Officer

Progressive Savings Bank
Attest:

By:
Name:		Name: Ottis Phillips
Title:		Title: President and Chief Executive Officer

Signature Page – Plan of Bank Merger

EXHIBIT A

OFFICERS AND DIRECTORS OF SURVIVING BANK

Plan of Bank Merger – Exhibit A

EXHIBIT B

BANKING OFFICES OF SURVIVING BANK

Plan of Bank Merger – Exhibit B

EXHIBIT C

NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

This Non-Competition and Non-Disclosure Agreement (this “Agreement”), is dated as of October 29, 2019, by and between the undersigned, an individual resident of the State of Tennessee (“Director”), and SmartFinancial, Inc., a Tennessee corporation (“SMBK”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, SMBK and Progressive Financial Group Inc., a Tennessee corporation (“PFG”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) PFG will merge with and into SMBK, with SMBK as the surviving entity, and (ii) Progressive Savings Bank (“Progressive Bank”), a Tennessee state-chartered bank and wholly-owned subsidiary of PFG, will merge with and into SmartBank, a Tennessee state-chartered bank and wholly-owned subsidiary of SMBK (“SmartBank”), with SmartBank as the surviving bank (collectively, the “Merger”);

WHEREAS, Director is a shareholder and member of the Board of Directors of PFG or one of its Subsidiaries, and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of PFG Common Stock held by Director;

WHEREAS, as of and prior to the date hereof, Director serves and has served as a member of the Board of Directors of PFG or Progressive Bank, and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (each as hereinafter defined);

WHEREAS, as a result of the Merger, SMBK will succeed to all of the Confidential Information and Trade Secrets, for which SMBK as of the Effective Time will have paid valuable consideration and desires reasonable protection; and

WHEREAS, it is a material prerequisite to the consummation of the Merger that Director enter into this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, SMBK and Director, each intending to be legally bound, covenant and agree as follows:

Section 1.            Restrictive Covenants.

(a)                        Director acknowledges that (i) SMBK has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.

(b)                       Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director covenants and agrees with SMBK as follows:

(i)          From and after the Effective Time, Director will not disclose or use any Confidential Information or Trade Secrets for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose, except for any disclosure that is required by applicable Law. In the event that Director is required by Law to disclose any Confidential Information, Director will: (A) if and to the extent permitted by Law, provide SMBK with prompt notice of such requirement prior to the disclosure so that SMBK may waive the requirements of this Agreement or seek an appropriate protective order at SMBK’s sole expense; and (B) use reasonable efforts (without being required to incur personal expense) to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment. If, in the absence of a waiver or protective order, Director is nonetheless, upon advice of his or her counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed. Nothing contained in this Agreement limits the Director’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission or any other federal, state, or local governmental agency, authority or commission that has jurisdiction over SMBK or SmartBank or any of their respective Subsidiaries or affiliates (the “Government Agencies”). The Director further understands that this Agreement does not limit his or her ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to PFG or SMBK any of their respective Subsidiaries or affiliates. This Agreement does not limit the Director’s right to receive an award for information provided to any Government Agencies. In addition, pursuant to the Defend Trade Secrets Act of 2016, the Director understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of Law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual (y) files any document containing the trade secret under seal; and (z) does not disclose the trade secret, except pursuant to court order.

(ii)         Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two years after the Effective Time, Director will not (except on behalf of or with the prior written consent of SMBK), on Director’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer of SMBK or SmartBank or any of their respective Subsidiaries (each a “Protected Party”), including, but not limited to, (A) customers of Progressive Bank as of the date hereof or as of the Effective Time, and (B) prospective customers of Progressive Bank actually known by Director to be actively sought by Progressive Bank as of the Effective Time, for the purpose of providing products or services that are Competitive (as hereinafter defined) with those offered or provided by any Protected Party.

(iii)        Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two years after the Effective Time, Director will not (except on behalf of or with the prior written consent of SMBK), either directly or indirectly, on Director’s own behalf or in the service or on behalf of others, act as a director, officer, or employee of any business which is the same as or essentially the same as the business conducted by any Protected Party which has an office located within the Restricted Territory.

(iv)        For a period beginning at the Effective Time and ending two years after the Effective Time, Director will not, on Director’s own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of any Protected Party, whether or not such employee is a full-time employee or a temporary employee of such Protected Party, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Protected Party or hiring any such person as a result thereof.

(c)                         For purposes of this Section 1, the following terms shall be defined as set forth below:

(i)         “Competitive,” with respect to particular products or services, means products or services that are the same as or substantially similar to the products or services of any Protected Party.

(ii)        “Confidential Information” means data and information:

(A)            relating to the business of PFG and its Subsidiaries, including Progressive Bank, regardless of whether the data or information constitutes a Trade Secret;

(B)             disclosed to Director or of which Director became aware as a consequence of Director’s relationship with PFG or its Subsidiaries;

(C)             having value to PFG or its Subsidiaries and, as a result of the consummation of the transactions contemplated by the Merger Agreement, SMBK and/or SmartBank; and

(D)             not generally known to competitors of SMBK, SmartBank, PFG or Progressive Bank.

Confidential Information shall include Trade Secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data and similar information; provided, however, that the terms “Confidential Information” and “Trade Secrets” shall not mean data or information that (x) has been disclosed or is otherwise available to the public, except where such public disclosure has been made by Director without authorization from PFG or SMBK or any of their respective Subsidiaries, (y) has been independently developed and disclosed by others, or (z) has otherwise entered the public domain through lawful means.

(iii)           “Restricted Territory” means each county in Tennessee in which Progressive Bank operates a banking office at the Effective Time and each county contiguous to each of such counties.

(iv)           “Trade Secret” means information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public, and which information:

(A)             derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(B)              is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(d)                         Director acknowledges that irreparable loss and injury would result to SMBK upon the breach of any of the covenants contained in this Section 1 and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, SMBK may petition and obtain from a court of law or equity, without the necessity of proving actual damages, and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of any covenant contained in this Section 1, and shall be entitled to an equitable accounting of all earnings, profits, and other benefits arising out of any such breach. In the event that the provisions of this Section 1 should ever be determined to exceed the time, geographic, or other limitations permitted by applicable Law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable, and the remaining provisions and any partially enforceable provisions shall remain in full force and effect.

Section 2.            Term; Termination. This Agreement may be terminated at any time by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement; or (ii) two years following the Effective Time. For the avoidance of doubt, the provisions of Section 1 shall only become operative upon the consummation of the Merger but, in such event, shall survive the consummation of the Merger until the earlier of (i) two years after the Effective Time or (ii) a Change in Control. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.

Section 3.             Notices. All notices, requests, and other communications hereunder to a party shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to SMBK:	SmartFinancial, Inc.
5401 Kingston Pike
Knoxville, Tennessee, 37319
Attn: William Y. Carroll, Jr.
E-mail: Billy.Carroll@smartbank.com

If to Director:	The address of Director’s principal residence as it appears in PFG’s records as of the date hereof, as subsequently modified by Director’s provision of notice regarding the same to SMBK.

Section 4.            Governing Law; Jurisdiction. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Tennessee, without regard for conflict of law provisions. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of Tennessee. Each party consents to the jurisdiction of such Tennessee courts in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Tennessee courts. Service of any court paper may be effected on a party hereto by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.

Section 5.            Modification and Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Director and SMBK. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time.

Section 6.            Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal, and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 7.            Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 8.            Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

Section 9.            Construction; Interpretation. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any of its provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SMARTFINANCIAL, INC.

By:
Name:	William Y. Carroll, Jr.
Title:	President and Chief Executive Officer

DIRECTOR

Printed Name:

Signature Page – Non-Competition and Non-Disclosure Agreement

Schedule I

For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in Sections 1(b)(ii) and (iii) shall not apply to any of the following activities of Director:

1.	The provision of legal services by Director to any Person.

2.	The offer and sale of insurance products by Director to any Person.

3.	The provision of investment advisory and brokerage services by Director to any Person.

4.	The provision of private equity/venture capital financing by Director to any Person.

5.	The provision of accounting services by Director to any Person.

6.	The provision of automobile financing in connection with the operation of automobile dealerships.

7.	The ownership of 5% or less of any class of securities of any Person.

8.	Obtaining banking-related services or products for entities owned, controlled or managed by Director.

Non-Competition and Non-Disclosure Agreement – Schedule I

EXHIBIT D

CLAIMS LETTER

October 29, 2019

SmartFinancial, Inc.

5401 Kingston Pike

Knoxville, Tennessee, 37319

Ladies and Gentlemen:

This letter is delivered pursuant to the Agreement and Plan of Merger, dated as of October 29, 2019 (the “Merger Agreement”), by and between SmartFinancial, Inc., a Tennessee corporation (“SMBK”), and Progressive Financial Group Inc., a Tennessee corporation (“PFG”).

Concerning any claims which the undersigned may have against PFG or any of its Subsidiaries, including Progressive Savings Bank, a Tennessee state-chartered bank (each, a “PFG Entity”), in his or her capacity as an officer, director, or employee of any PFG Entity, and in consideration of the promises and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, hereby agrees as follows:

Section 1.           Definitions. Unless otherwise defined in this letter, capitalized terms used in this letter have the meanings given to them in the Merger Agreement.

Section 2.           Release of Certain Claims.

(a)          The undersigned hereby releases and forever discharges, effective upon the consummation of the Merger pursuant to the Merger Agreement, each PFG Entity, and each of their respective directors and officers (in their capacities as such), and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Released Parties”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character, or description (collectively, “Claims”), which the undersigned, solely in his or her capacity as an officer, director, or employee of any PFG Entity has or claims to have, or previously had or claimed to have, in each case as of the Effective Time, against any of the Released Parties, whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events, or occurrences known or unknown, matured or unmatured, contingent or otherwise (individually a “Released Claim,” and collectively, the “Released Claims”), except for (i) compensation for services that have accrued but have not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to severance, employment, stock options, and restricted stock grants which have been disclosed in writing to SMBK on or prior to the date of the Merger Agreement, and (ii) the items listed in Section 2(b) below.

(b)          For avoidance of doubt, the parties acknowledge and agree that the Released Claims do not include any of the following:

(i)            any Claims that the undersigned may have in any capacity other than as an officer, director, or employee of any PFG Entity, including, but not limited to, (A) Claims as a borrower under loan commitments and agreements between the undersigned Progressive Savings Bank, (B) Claims as a depositor under any deposit account with Progressive Savings Bank, (C) Claims as the holder of any Certificate of Deposit issued by Progressive Savings Bank, (D) Claims on account of any services rendered by the undersigned in a capacity other than as an officer, director, or employee of any PFG Entity; (E) Claims in his or her capacity as a shareholder of PFG, (F) Claims as a holder of any check issued by any other depositor of Progressive Savings Bank, or (G) Claims for which the undersigned would be entitled to make an insurance claim under applicable insurance policies maintained by a PFG Entity;

(ii)           the Claims excluded in Section 2(a)(i) above;

(iii)          any Claims that the undersigned may have under the Merger Agreement;

(iv)          any right to indemnification that the undersigned may have under the articles of incorporation or bylaws of any PFG Entity, under Tennessee law or the Merger Agreement;

(v)           any Claims that are (A) based upon facts and circumstances arising after the date hereof and prior to the Closing Date, and (B) have been asserted in writing to PFG and SMBK prior to the Closing Date; or

(vi)          any rights or Claims listed on Schedule I to this Agreement.

Section 3.      Forbearance. The undersigned shall forever refrain and forebear from commencing, instituting, or prosecuting any lawsuit, action, claim, or proceeding before or in any court, regulatory, governmental, arbitral, or other authority to collect or enforce any Released Claims which are released and discharged hereby.

Section 4.      Miscellaneous.

(a)         This letter shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Tennessee, without regard for conflict of law provisions.

(b)         This letter contains the entire agreement between the parties with respect to the Released Claims released hereby, and the release of Claims contained in this letter supersedes all prior agreements, arrangements, or understandings (written or otherwise) with respect to such Released Claims and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein or in the Merger Agreement.

(c)          This letter shall be binding upon and inure to the benefit of the undersigned and the Released Parties and their respective heirs, legal representatives, successors, and assigns.

(d)         This letter may not be modified, amended, or rescinded except by the written agreement of the undersigned and the Released Parties, it being the express understanding of the undersigned and the Released Parties that no term hereof may be waived by the action, inaction, or course of delaying by or between the undersigned or the Released Parties, except in strict accordance with this paragraph, and further that the waiver of any breach of the terms of this letter shall not constitute or be construed as the waiver of any other breach of the terms hereof.

(e)          The undersigned represents, warrants, and covenants that the undersigned is fully aware of the undersigned’s rights to discuss any and all aspects of this matter with any attorney chosen by him or her, and that the undersigned has carefully read and fully understands all the provisions of this letter, and that the undersigned is voluntarily entering into this letter.

(f)          This letter shall become effective upon the consummation of the Merger, and its operation to extinguish all of the Released Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Released Parties. If the Merger Agreement is terminated for any reason, this letter shall be of no force or effect.

(g)         If any civil action, arbitration, or other legal proceeding is brought for the enforcement of this letter, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this letter, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes, and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs, and expenses incident to arbitration, appellate, bankruptcy, and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes, and all other charges billed by the attorney to the prevailing party (including any fees and costs associated with collecting such amounts).

(h)         Each party acknowledges and agrees that any controversy which may arise under this letter is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this letter, or the transactions contemplated by this letter. Each party certifies and acknowledges that (i) no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this letter by, among other things, the mutual waivers and certifications in this Section.

(i)           Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this letter shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of Tennessee. Each party consents to the jurisdiction of such Tennessee court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Tennessee court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable laws, rules of procedure, or local rules.

[Signature Pages Follow]

Sincerely,

Signature of Director

Name of Director

Signature Page – Claims Letter

On behalf of SmartFinancial, Inc., I hereby acknowledge receipt of this letter as of this 29th day of October, 2019.

SMARTFINANCIAL, INC.

By:
Name:	William Y. Carroll, Jr.
Title:	President and Chief Executive Officer

Signature Page – Claims Letter

Schedule I

Additional Excluded Claims

Claims Letter – Schedule I

Annex B

October 29, 2019

Board of Directors

Progressive Financial Group Inc.

500 North Main Street

Jamestown, TN 38556

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Progressive Financial Group Inc. (“PFG” or the “Company”) of the Merger Consideration (as defined below) to be received by the shareholders of the Company in the proposed merger (the “Merger”) with SmartFinancial, Inc. (“SMBK”) whereby pursuant to the Agreement and Plan of Merger to be dated October 29, 2019 (“the Agreement”), PFG will, on the terms and subject to conditions set forth in this Agreement, merge with and into SMBK. Capitalized terms used herein without definition have the meanings assigned to them in the Agreement.

We understand that, each share of PFG Stock (excluding Dissenting Shares and PFG Cancelled Shares) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted, in accordance with the terms of this Article II, into and exchanged for the right to receive (i) an amount of cash equal to the Per Share Cash Consideration and (ii) a number of shares of SMBK Common Stock equal to the Per Share Stock Consideration (together the “Merger Consideration”), where:

“Aggregate Cash Consideration” means an amount equal to $14,595,354.37, minus the amount of (i) the AAA Dividend, and (ii) the loss, if in excess of $250,000, realized by PFG or its applicable Subsidiary on any Pre-Closing Divestiture.

“Aggregate Stock Consideration” means 1,292,592.556 shares of SMBK Common Stock.

“Outstanding Shares Number” means the number of shares of PFG Common Stock issued and outstanding as of the Effective Time.

“Per Share Cash Consideration” means an amount of cash equal to the quotient obtained by dividing (A) the Aggregate Cash Consideration by (B) the Outstanding Shares Number.

“Per Share Stock Consideration” means a number of shares of SMBK Common Stock obtained by dividing (A) the Aggregate Stock Consideration by (B) the Outstanding Shares Number.

Olsen Palmer LLC is an investment banking firm that has acted as financial advisor to the Company in connection with the Merger. Olsen Palmer LLC, as part of its investment banking services, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. We will receive a fee for our services pursuant to the terms of our engagement with the Company, a substantial portion of which is contingent upon consummation of the Merger. We will also receive a fee upon execution of the Agreement and a fee for rendering this opinion. The Company has also agreed to indemnify us against certain liabilities arising out of our engagement.

2020 K Street, NW │ Suite 450 │ Washington, D.C. 20006

202.808.3306 │ www.olsenpalmer.com

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Board of Directors

Progressive Financial Group Inc.

October 29, 2019

Olsen Palmer LLC has not provided investment banking and financial advisory services to the Company or SMBK during the two-year period prior to the date hereof, except with respect to the Merger. Olsen Palmer LLC may provide investment banking, financial advisory and other financial services to the Company and/or SMBK in the future, for which Olsen Palmer LLC may receive compensation.

In connection with this opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have reviewed:

(i)	a draft version dated October 25, 2019 of the Agreement;

(ii)	certain financial statements and other historical financial information of the Company and SMBK that we deemed relevant;

(iii)	publicly available median analyst earnings estimates for SMBK for the years ending December 31, 2019, December 31, 2020 and December 31, 2021;

(iv)	internal financial projections for the Company for the year ending December 31, 2019 and estimated long-term annual earnings and balance sheet growth rates for the years ending December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025 as provided by the Company;

(v)	a comparison of certain financial information for the Company with similar institutions for which publicly available information is available;

(vi)	the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

(vii)	an estimated range of the intrinsic value of the Company based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings, and future profitability;

(viii)	the current and historical reported prices and trading activity of SMBK Common Stock;

(ix)	the proforma financial impact of the Merger on SMBK based on certain assumptions relating to purchase accounting adjustments, cost savings, transaction expenses and the anticipated regulatory impact of the Merger on SBMK;

(x)	the current market environment generally and the banking industry in particular; and

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Board of Directors

Progressive Financial Group Inc.

October 29, 2019

(xi)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

We also discussed with certain members of senior management of the Company and its representatives the business, financial condition, results of operations and prospects of the Company and held similar discussions with certain members of the senior management of SMBK regarding the business, financial condition, results of operations and prospects of SMBK.

In performing our review, and for purposes of rendering our opinion, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or SMBK or their representatives or that was otherwise reviewed by us and have assumed, without independent verification, such accuracy and completeness of all such information. We have further relied on the assurances of the management of the Company that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of any assets, the collateral securing any assets or the liabilities (contingent or otherwise) of the Company or any of its subsidiaries and no such evaluation or appraisal was provided to us. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of the Company. We did not make an independent evaluation of the adequacy of the allowance for loan losses of the Company, or the combined entity after the Merger and we have not reviewed any individual credit files relating to SMBK or the Company. We have assumed, with your consent, that the allowance for loan losses for both SMBK and the Company is adequate to cover such losses. We are not experts in the evaluation of allowances for loan and lease losses and have not independently verified such allowances or reviewed or examined any individual loan or credit files. We assumed, with your consent, that the respective allowances for loan and lease losses set forth in the financial statements of SMBK and the Company are adequate to cover such losses and comply fully with applicable law, regulatory policy and sound banking practices as of the date of such financial statements.

We have assumed in all respects material to our analysis that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the Agreement and all related agreements will perform, in all material respects, all of the covenants required to be performed by such party thereunder, that the conditions precedent in the Agreement are not waived and that the Merger is lawful. We have also assumed that in the course of obtaining any necessary regulatory approvals for the consummation of the Merger, no conditions will be imposed that will have a material adverse effect on the combined entity or contemplated benefits of the Merger. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the version of the Agreement identified above. Finally, with your consent, we have relied upon the advice the Company has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement, and we have assumed that all such advice was correct.

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Board of Directors

Progressive Financial Group Inc.

October 29, 2019

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.

Our opinion is directed solely to the Board of Directors of the Company (solely in its capacity as such) in connection with its consideration of the Merger and may not be relied upon by any other person or entity (including, without limitation, security holders, creditors or other constituencies of the Company) or used for any other purpose without our prior written consent. This Opinion does not constitute a recommendation to the Board of Directors of the Company or to any shareholder of either the Company or SMBK as to how any such member of such board or any shareholder should vote at any meeting called to consider and vote upon the Merger. We express no opinion as to the fairness of the Merger Consideration to the creditors or other constituencies of the Company. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the shareholders of the Company and does not address the underlying business decision of the Company to engage in the Merger or the relative merits of the Merger as compared to any other alternative business strategies that might exist for the Company. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholder. This opinion should not be construed as creating any fiduciary duty on the part of Olsen Palmer LLC to any party or person. This opinion shall not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, or used for any other purposes, except that this opinion may be reproduced in full in regulatory filings to be completed in connection with the Merger, including in any proxy statement mailed to the shareholders of the Company related to any meeting at which the shareholders of the Company are asked to approve the Agreement and the Merger, without Olsen Palmer LLC’s prior written consent. This Opinion was not reviewed or issued by a fairness opinion committee. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), or (ii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. We express no opinion as to the actual value of SMBK Common Stock when issued in the Merger or the prices at which the Company Common Stock or SMBK Common Stock will trade following announcement of the Merger or at any future time.

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Board of Directors

Progressive Financial Group Inc.

October 29, 2019

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the shareholders of the Company for all of the shares of the PFG Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Olsen Palmer LLC

Olsen Palmer LLC

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Annex C

ANNEX C

DISSENTERS' RIGHTS

Tennessee Business Corporation Act

Chapter 23

DISSENTERS’ RIGHTS

§ 48-23-101. Chapter definitions.

As used in this chapter, unless the context otherwise requires:

(1)   “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

(2)   “Corporation” means the issuer of the shares held by a dissenter before the corporate action, and, for purposes of §§ 48-23-203 — 48-23-302, includes the survivor of a merger or conversion or the acquiring entity in a share exchange of that issuer;

(3)   “Dissenter” means a shareholder who is entitled to dissent from corporate action under § 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

(4)   “Fair value,” with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

(5)   “Interest” means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

(6)   “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

(7)   “Shareholder” means the record shareholder or the beneficial shareholder.

§ 48-23-102. Right to dissent.

(a)    A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

(1)   Consummation of a plan of merger to which the corporation is a party:

(A)  If shareholder approval is required for the merger by § 48-21-104 or the charter and the shareholder is entitled to vote on the merger if the merger is submitted to a vote at a shareholders' meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the merger if the merger had been submitted to a vote at a shareholders' meeting; or

(B)  If the corporation is a subsidiary that is merged with its parent under § 48-21-105;

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(2)   Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan if the plan is submitted to a vote at a shareholders' meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the plan if the plan had been submitted to a vote at a shareholders' meeting;

(3)   Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange if the sale or exchange is submitted to a vote at a shareholders' meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the sale or exchange if the sale or exchange had been submitted to a vote at a shareholders' meeting, including a sale of all, or substantially all, of the property of the corporation in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(4)   An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

(A)  Alters or abolishes a preferential right of the shares;

(B)  Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C)  Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D)  Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E)  Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under § 48-16-104;

(5)   Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

(6)   Consummation of a conversion of the corporation to another entity pursuant to chapter 21 of this title; or

(7)   In accordance with and to the extent provided in § 48-28-104(b), an amendment to the charter of a corporation as described in § 48-28-104(b)(1), or consummation of a merger or plan of share exchange as described in § 48-28-104(b)(2).

(b)   A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c)   Notwithstanding subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under § 6 of the Securities Exchange Act of 1934 (15 U.S.C. § 78f), as amended, or is a “national market system security,” as defined in rules promulgated pursuant to the Securities Exchange Act of 1934 (15 U.S.C. § 78a), as amended.

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§ 48-23-103. Dissent by nominees and beneficial owners.

(a)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection (a) are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

(b)   A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

(1)   Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(2)   Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

§ 48-23-201. Notice of dissenters’ rights.

(a)   Where any corporate action specified in § 48-23-102(a) is to be submitted to a vote at a shareholders' meeting, the meeting notice (including any meeting notice required under chapters 11-27 to be provided to nonvoting shareholders) must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert dissenters' rights under this chapter. If the corporation concludes that dissenters' rights are or may be available, a copy of this chapter must accompany the meeting notice sent to those record shareholders entitled to exercise dissenters' rights.

(b)   In a merger pursuant to § 48-21-105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert dissenters rights that the corporate action became effective. Such notice must be sent within ten (10) days after the corporate action became effective and include the materials described in § 48-23-203.

(c)   Where any corporate action specified in § 48-23-102(a) is to be approved by written consent of the shareholders pursuant to § 48-17-104(a) or § 48-17-104(b):

(1)   Written notice that dissenters' rights are, are not, or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that dissenters' rights are or may be available, must be accompanied by a copy of this chapter; and

(2)   Written notice that dissenters' rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by § 48-17-104(e) and (f), may include the materials described in § 48-23-203 and, if the corporation has concluded that dissenters' rights are or may be available, must be accompanied by a copy of this chapter.

(d)   A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.

§ 48-23-202. Notice of intent to demand payment.

(a)   If a corporate action specified in § 48-23-102(a) is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights with respect to shares for which dissenters' rights may be asserted under this chapter:

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(1)   Must deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

(2)   Must not vote, or cause or permit to be voted, any such shares in favor of the proposed action.

(b)   If a corporate action specified in § 48-23-102(a) is to be approved by less than unanimous written consent, a shareholder who wishes to assert dissenters' rights with respect to shares for which dissenters' rights may be asserted under this chapter must not sign a consent in favor of the proposed action with respect to such shares.

(c)   A shareholder who fails to satisfy the requirements of subsection (a) or subsection (b) is not entitled to payment under this chapter.

§ 48-23-203. Dissenters’ notice.

(a)   If a corporate action requiring dissenters' rights under § 48-23-102(a) becomes effective, the corporation must send a written dissenters' notice and form required by subdivision (b)(1) to all shareholders who satisfy the requirements of § 48-23-202(a) or § 48-23-202(b). In the case of a merger under § 48-21-105, the parent must deliver a dissenters' notice and form to all record shareholders who may be entitled to assert dissenters' rights.

(b)   The dissenters' notice must be delivered no earlier than the date the corporate action specified in § 48-23-102(a) became effective, and no later than (10) days after such date, and must:

(1)   Supply a form that:

(A)  Specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action;

(B)  If such announcement was made, requires the shareholder asserting dissenters' rights to certify whether beneficial ownership of those shares for which dissenters' rights are asserted was acquired before that date; and

(C)   Requires the shareholder asserting dissenters' rights to certify that such shareholder did not vote for or consent to the transaction;

(2)   State:

(A)   Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision (b)(2)(B);

(B)   A date by which the corporation must receive the form, which date may not be fewer than forty (40) nor more than sixty (60) days after the date the subsection (a) dissenters' notice is sent, and state that the shareholder shall have waived the right to demand payment with respect to the shares unless the form is received by the corporation by such specified date;

(C)   The corporation's estimate of the fair value of shares; and

(D)   That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten (10) days after the date specified in subdivision (b)(2)(B) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

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(3)   Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201.

§ 48-23-204. Duty to demand payment.

(a)   A shareholder sent a dissenters' notice described in § 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to § 48-23-203(b)(2), and deposit the shareholder's certificates in accordance with the terms of the notice.

(b)   The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

(c)   A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

(d)   A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.

§ 48-23-205. Share restrictions.

(a)   The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under § 48-23-207.

(b)   The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

§ 48-23-206. Payment.

(a)   Except as provided in § 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with § 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

(b)   The payment must be accompanied by:

(1)   The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2)   A statement of the corporation's estimate of the fair value of the shares, which estimate shall equal or exceed the corporation's estimate given pursuant to § 48-23-203(b)(2)(C);

(3)   An explanation of how the interest was calculated;

(4)   A statement of the dissenter's right to demand payment under § 48-23-209; and

(5)   A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201 or § 48-23-203.

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§ 48-23-207. Failure to take action.

(a)   If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)   If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under § 48-23-203 and repeat the payment demand procedure.

§ 48-23-208. After-acquired shares.

(a)   A corporation may elect to withhold payment required by § 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

(b)   To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under § 48-23-209.

§ 48-23-209. Procedure if shareholder dissatisfied with payment or offer.

(a)   A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under § 48-23-206), or reject the corporation's offer under § 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

(1)   The dissenter believes that the amount paid under § 48-23-206 or offered under § 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

(2)   The corporation fails to make payment under § 48-23-206 within two (2) months after the date set for demanding payment; or

(3)   The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

(b)   A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

§ 48-23-301. Court action.

(a)   If a demand for payment under § 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)   The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

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(c)   The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e)   Each dissenter made a party to the proceeding is entitled to judgment:

(1)   For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

(2)   For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under § 48-23-208.

§ 48-23-302. Court costs and counsel fees.

(a)   The court in an appraisal proceeding commenced under § 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under § 48-23-209.

(b)   The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

(1)   The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

(2)   Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Tennessee Business Corporation Act

The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, the person reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, the person reasonably believed that the person’s conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful. In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by the officer or director; or (c) such officer or director breached the officer’s or director’s duty of care to the corporation.

SmartFinancial’s Second Amended and Restated Charter

SmartFinancial’s second amended and restated charter contains a provision stating that SmartFinancial shall indemnify and advance expenses to its directors and officers, and may indemnify and advance expenses to all other persons it has the power to indemnify and advance expenses to under the Tennessee Business Corporation Act, and may purchase and maintain insurance or furnish similar protection on behalf of its directors, officers, and employees, in each case to the fullest extent authorized by the Tennessee Business Corporation Act and applicable federal laws and regulations, including, but not limited to, applicable federal regulations regarding indemnification payments by a depository institution holding company, as the same may be amended from time to time.

SmartFinancial’s Second Amended and Restated Bylaws

Under SmartFinancial’s second amended and restated bylaws, each person who was or is made a party to, or is threatened to be made a party to or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director or officer of SmartFinancial or is or was serving at the request of SmartFinancial as a director, officer, or employee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, provided that the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee within the scope of such indemnitee’s duties and authority, shall be indemnified and held harmless by SmartFinancial to the fullest extent authorized by the Tennessee Business Corporation Act, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits SmartFinancial to provide broader indemnification rights than such law permitted SmartFinancial prior to such amendment), and applicable federal laws and regulations (including without limitation applicable Federal Deposit Insurance Corporation regulations regarding indemnification payments by a depository institution holding company, as the same may be amended from time to time), against all expense, liability, and loss (including without limitation attorneys’ fees, judgments, fines, excise taxes, penalties, and amounts paid into settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, or employee and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators.

Notwithstanding the foregoing, SmartFinancial shall indemnify an indemnitee with respect to a proceeding initiated or instituted by the indemnitee only if such proceeding (or part thereof) was authorized by the board of directors.

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The right to indemnification conferred by SmartFinancial is a contract right and shall include the right to be paid by SmartFinancial the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that any such advancement of expenses for expenses incurred by an indemnitee in his or her capacity as a director, officer, or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation service to any employee benefit plan) shall be made only upon delivery to SmartFinancial of an undertaking by and on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such indemnitee is not entitled to be indemnified for such expenses.

Moreover, the foregoing right of indemnification shall not be exclusive of other rights to which such person, his heirs, executors, administrators, successors or assigns may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

SmartFinancial may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of SmartFinancial, or who, while a director, officer, employee or agent of SmartFinancial, is or was serving at the request of the board of directors as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not SmartFinancial would have the power to indemnify such person against such expense, liability or loss under the indemnification section of SmartFinancial’s bylaws or the Tennessee Business Corporation Act.

Regarding regulatory matters, notwithstanding anything contained in SmartFinancial’s bylaws to the contrary, SmartFinancial shall indemnify permitted indemnitees if all of the following conditions are met: (a) the board of directors determines in writing that the indemnitee acted in good faith and in the best interest of SmartFinancial; (b) the board of directors determines that the payment will not materially affect the safety and soundness of SmartFinancial; (c) the payment does not fall within a prohibited indemnification under state or federal law or regulation. (d) the indemnitee agrees in writing to reimburse SmartFinancial to the extent not covered by permissible insurance, for payments made in the event that an administrative action brought by a state or federal banking regulator results in a final order or settlement in which the indemnitee is assessed a civil money penalty, is removed or prohibited from banking or is required, under a final order, to cease any action or take any affirmative action.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of SmartFinancial pursuant to its bylaws, or otherwise, SmartFinancial has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statements

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(7)	That every prospectus (i) that is filed pursuant to paragraph (7) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in, this registration statement when it became effective.

(10)	Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 29, 2019, by and between SmartFinancial, Inc. and Progressive Financial Group Inc. (attached as Annex A to the proxy statement/prospectus contained in this registration statement).

3.1	Second Amended and Restated Charter of SmartFinancial, Inc. (incorporated herein by reference to Exhibit 3.3 to SmartFinancial’s Current Report on Form 8-K filed on September 2, 2015).

3.2	Second Amended and Restated Bylaws of SmartFinancial, Inc., effective as of March 17, 2016 (incorporated herein by reference to Exhibit 3.1 to SmartFinancial’s Current Report on Form 8-K filed on October 26, 2015).

4.1	The right of securities holders are defined in the Charter and Bylaws provided in exhibits 3.1 and 3.2

4.2	Incorporated by reference to Exhibit 4.2 to Form 10-K filed March 30, 2016

5.1	Opinion of Alston & Bird LLP regarding the legality of the securities being registered.

8.1	Opinion of Alston & Bird LLP regarding certain U.S. federal income tax matters.

8.2	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC regarding certain U.S. federal income tax matters.

21.1	Subsidiaries of SmartFinancial, Inc. (incorporated herein by reference to Exhibit 21 to SmartFinancial’s Annual Report on Form 10-K filed on March 18, 2019)

23.1	Consent of Alston & Bird LLP (included in the opinions referred to in Exhibits 5.1 and 8.1 above).

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in the opinion referred to in Exhibit 8.2 above).

23.3	Consent of Dixon Hughes Goodman LLP (with respect to SmartFinancial, Inc.).

23.4	Consent of Mauldin & Jenkins LLC (with respect to SmartFinancial, Inc.).

24	Power of Attorney.*

99.1	Consent of Olsen Palmer LLC

99.2	Form of Proxy of Progressive Financial Group Inc.

*       Previously Filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on December 19, 2019.

SMARTFINANCIAL, INC.

By:	/s/ William Y. Carrol, Jr.
	Name:	William Y. Carrol, Jr.
	Title:	President and Chief Executive Officer and Director (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date
President and Chief Executive Officer and Director (Principal Executive Officer)
*		December 19, 2019
William Y. Carroll, Jr.

Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
*		December 19, 2019
Ronald J. Gorczynski

*	Director	December 19, 2019
Victor L. Barrett

*	Director	December 19, 2019
Monique P. Berke

*	Director	December 19, 2019
William Y. Carroll, Sr.

*	Director	December 19, 2019
Clifton N. Miller

*	Director	December 19, 2019
Ted C. Miller

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*	Director	December 19, 2019
David A. Ogle

*	Director	December 19, 2019
Steven B. Tucker

*	Director	December 19, 2019
W. Miller Welborn

*	Director	December 19, 2019
Keith E. Whaley

*	Director	December 19, 2019
J. Beau Wicks

*	Director	December 19, 2019
Geoffrey A. Wolpert

*	By:	/s/ William Y. Carrol, Jr.
William Y. Carrol, Jr.
Attorney-in-fact

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